As filed with the Securities and Exchange Commission on October 23, 2024.

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

Kandal M Venture Limited
(Exact name of Registrant as specified in its charter)

_________________

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	3100	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia
+85523425205
(Address, including zip code, and telephone number, including area code, of principal executive offices)

_________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Bradley A. Haneberg, Esq. Haneberg Hurlbert PLC 1111 East Main Street, Suite 2010 Richmond VA, 23219 Telephone: +1-804-814-2209

_________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the initial public offering of Class A ordinary shares (the “Class A Ordinary Shares”) of the registrant, consisting of 2,100,000 Class A Ordinary Shares to be offered by the Company, and an aggregate of 656,250 Class A Ordinary Shares to be offered by the Selling Shareholders, (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the Resale Shareholder set forth therein of 968,750 Class A Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-15;

•        a Resale Shareholder section is included in the Resale Prospectus;

•        a Resale Shareholder Plan of Distribution is inserted; and

•        the Legal Matters section in the Resale Prospectus on page Alt-19 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholder.

The information in this prospectus is not complete and may be changed. We and the Selling Shareholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 23, 2024

2,100,000 Class A Ordinary Shares
and
656,250 Class A Ordinary Shares offered by the Selling Shareholders

Kandal M Venture Limited

This is the initial public offering of the Class A Ordinary Shares, par value US$0.00001 per share of Kandal M Venture Limited. We and the Selling Shareholders are offering 2,100,000 and 656,250 Class A Ordinary Shares of KMV, representing approximately 11.60% and 3.63% of the issued and outstanding ordinary shares, par value US$0.00001 per share, respectively, of KMV following completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Selling Shareholders. Following the offering, 20.58% of the issued and outstanding Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise their over-allotment option.

This registration statement also contains a resale prospectus, pursuant to which the selling shareholder (the “Resale Shareholder”) is offering 968,750 Class A Ordinary Shares, or the Resale Offering, to be sold in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals after the trading of our Ordinary Shares on the Nasdaq begins. We will not receive any proceeds from the sale of the Class A Ordinary Shares to be sold by the Resale Shareholder. No sales of the Class A Ordinary Shares covered by the Resale Prospectus shall occur until the Ordinary Shares sold in our IPO begin trading on the Nasdaq.

The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, the Resale Shareholder may still experience a positive rate of return on the Ordinary Shares due to the lower price that it purchased the Ordinary Shares compared to other public investors and may be incentivized to sell its Class A Ordinary Shares when others are not. See “Risk Factors — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Shares.”

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The offering price of our Class A Ordinary Shares in this offering is expected to be between US$4 and US$5 per share. We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “FMFC”. There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated. No sales of the Class A Ordinary Shares covered by the Resale Prospectus shall occur until the Ordinary Shares sold in our IPO begin trading on the Nasdaq.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, DMD Venture Limited, our controlling shareholder (the “Controlling Shareholder”) will beneficially own approximately 88.2% of the aggregate voting power of our Company immediately following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming that the underwriters do not exercise their over-allotment option. See “Risk Factors — Risks Related to our Class A Ordinary Shares — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own 6,235,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, being 51.02% of our total issued and outstanding Ordinary Shares and representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through its controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. See “Risk Factors — Risks Related to our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” for further information. However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Stock Market Rules. See “Risk Factors — Risks Related to our Corporate Structure — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our operations in Cambodia through our operating subsidiary, FMF. This is an offering of the Class A Ordinary Shares of KMV, the holding company incorporated in the Cayman Islands, instead of shares of our operating subsidiary, FMF. You may never directly hold any equity interest in our operating subsidiary.

Unless otherwise stated, references to the “Company”, “Group”, “we”, “us”, and “our” in the prospectus are to KMV, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered in this prospectus. References to “our operating subsidiary” and “operating subsidiary” refer to FMF. Although our ownership interest in FMF is held through intermediate companies in the British Virgin Islands (the “BVI”) and Hong Kong, the structure under which we operate involves unique risks to investors. See “Risk Factors — Risks Related to our Corporate Structure” for further information.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 18 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share			Total(2)
Initial public offering price	US$	4.5	(3)	US$	9,450,000	(4)
Underwriting discounts(1)	US$	0.315		US$	661,500
Proceeds, before expenses, to us	US$	4.185		US$	8,788,500

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(1)      Represents underwriting discounts equal to 7% per Class A Ordinary Share.

(2)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

(3)      Based on an assumed initial public offering price of $4.5 per Share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus.

We expect our total cash expenses for this offering to be approximately US$1,477,512, exclusive of the underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” for further information.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We and the Selling Shareholders have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option and the 656,250 Class A Ordinary Shares offered by the Selling Shareholders), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$760,725 based on an assumed initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be US$10,867,500.

If we complete this offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [•], 2024.

WESTPARK CAPITAL 卫 澎 资 本

The date of this prospectus is             [•], 2024.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We, the Selling Shareholders and the Resale Shareholder have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we, the Selling Shareholders and the Resale Shareholder nor the underwriters have done anything that would permit this offering and Resale Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and Resale Offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are registered and incorporated in the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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Until and including [•], 2024 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks, due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Articles” or “Articles of Association” are to the [second] amended and restated articles of association of our Company adopted on [•], with effect immediately prior to the completion of this offering and as amended, supplemented and/or otherwise modified from time to time;

•        “BVI” is to the British Virgin Islands;

•        “BVI Act” is to the BVI Business Companies Act as amended, supplemented or otherwise modified from time to time;

•        “Cambodia” is to the Kingdom of Cambodia;

•        “Cambodia Factory” is to the production site of FMF located in Kandal Province, Cambodia;

•        “Cambodian Government” is to the Royal Government of Cambodia;

•        “Class A Ordinary Shares” are to the Class A ordinary shares with a par value of US$0.00001 each of KMV;

•        “Class B Ordinary Shares” are to the Class B ordinary shares with a par value of US$0.00001 each of KMV;

•        “Companies Act” is to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” is to DMD Venture Limited, which beneficially owns an aggregate of 9,235,000 Ordinary Shares, including 6,235,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, which will represent approximately 51.02% of the total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option;

•        “COVID-19” is to the Coronavirus Disease 2019;

•        “EUR” is to Euro, the legal currency of the European Union;

•        “Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended;

•        “FMF” is to FMF Manufacturing Co., Ltd., a company established in Cambodia with limited liability, a direct wholly-owned subsidiary of PFL and an indirect wholly-owned subsidiary of KMV and PMV;

•        “HKD” or “HK$” are to the legal currency of Hong Kong;

•        “Hong Kong” is to the Hong Kong Special Administrative Region of the PRC;

•        “IPO” is to an initial public offering of securities;

•        “KHR” is to Riel, the legal currency of Cambodia;

•        “Mainland China” is to the mainland of the People’s Republic of China, excluding for the purpose of this prospectus only, Hong Kong and Macau, and Taiwan;

•        “Memorandum” or “Memorandum of Association” is to the amended and restated memorandum of association of our Company adopted on March 21, 2024 as amended, supplemented and/or otherwise modified from time to time;

•        “Ordinary Shares” or “Shares” are to the Class A Ordinary Shares and the Class B Ordinary Shares;

•        “our operating subsidiary” or “operating subsidiary” is to FMF;

•        “PFL” is to Prospect Focus Limited, a company incorporated in Hong Kong with limited liability, a direct wholly-owned subsidiary of PMV and an indirect wholly-owned subsidiary of KMV;

•        “PMV” is to Padachi M Venture Limited, a company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of KMV;

•        “PRC” or “China” is to the People’s Republic of China, including, for the purpose of this prospectus, the special administrative regions of Hong Kong and Macau;

•        “Resale Offering” is to the resale of 968,750 Class A Ordinary Shares by the Resale Shareholder named in this prospectus

•        “Resale Shareholder” is to DMD Venture Limited, the Resale Shareholder selling its Class A Ordinary Shares pursuant to the Resale Prospectus;

•        “RMB” are to Renminbi, the legal currency of Mainland China;

•        “Securities Act” is to the U.S. Securities Act of 1933, as amended;

•        “Selling Shareholders” are to DMD Venture Limited and Kim Sun Chan, the selling shareholders selling their Class A Ordinary Shares pursuant to this prospectus;

•        “US” is to the United States;

•        “U.S. dollars” or “US$” or “dollars” or “USD” are to the legal currency of the United States;

•        “we”, “us”, “our”, “our Company”, the “Company”, “our Group”, the “Group”, or “KMV” in this prospectus are to Kandal M Venture Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on January 16, 2024, that will issue the Class A Ordinary Shares being offered; and

•        “WTO” is to World Trade Organization.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

KMV is a holding company registered and incorporated in the Cayman Islands with operations conducted in Cambodia through its operating subsidiary, FMF. KMV’s reporting currency is USD.

KMV’s fiscal year ends on March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. References to a particular “year” are also to our fiscal year ended March 31 of that calendar year unless the text indicates otherwise.

INDUSTRY AND MARKET DATA

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, such as reports by private entities. None of these private entities are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. Unless the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “our Group”, “our Company”, and “KMV” refer to Kandal M Venture Limited. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Through FMF, our operating subsidiary, we are a contract manufacturer of affordable luxury leather goods with our manufacturing operations in Cambodia. We primarily manufacture handbags, such as shoulder bag, crossbody bag, tote bag, backpack, top-handle handbag, satchel, and other smaller leather goods, such as wallets. Our customers are well-known global fashion brands that are headquartered in the United States.

With our craftsmanship and extensive knowledge of the leather goods manufacturing process, our product engineers convert our customers’ vision and design into leather goods products. Our products are primarily affordable luxury products that are made of leather and/or other materials.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

•        Having long-term and strong business relationships with renowned global fashion brands but we cannot assure continued good relationships with them, and they are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all;

•        Having long-term collaborative relationships with our suppliers but their services are susceptible to fluctuations in pricing, timing, and quality, and we have limited control over their operations and compliance with regulations as we do not have long-term contracts with them;

•        Having extensive understanding of leather goods manufacturing process, up-to-date machinery and efficient management resulting in competitive pricing while maintaining quality and high efficiency; and

•        Having experienced management team with extensive knowledge of the leather goods manufacturing industry where we operate but we cannot assure the retention of key executives and personnel necessary to maintain or expand our business, and the loss of any member of our management team could negatively impact our business plan and expansion.

Our Strategies

We aim to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer of leather goods by pursing the following key strategies:

•        Broadening our customer base by expanding our geographical market reach to other key markets, including the European markets but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results;

•        Enhancing our production capacity but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results; and

•        Establishing a new design and development center for enhancing our product development capabilities but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results.

Corporate History and Structure

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our core business operations in Cambodia through our operating subsidiary, FMF.

On April 5, 2017, FMF is the Group’s key operating subsidiary and was established under the laws of Cambodia to engage in the business of leather goods manufacturing. FMF’s skilled craftsmanship and high-quality manufacturing capabilities are the cornerstones of the Group’s operations and reputation, allowing us to attract business from leading global brands. Customers issue letters of authorization directly to FMF which grant FMF the right to produce and export leather goods using their trademarks, and they frequently visit the production site of FMF located in Cambodia to inspect orders and conduct quality checks. PFL was incorporated under the laws of Hong Kong on November 3, 2016 as a trading company for the Group’s material procurement and customer invoicing.

On January 16, 2024, KMV was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and as a holding company. On January 29, 2024, PMV was incorporated under the laws of the BVI as a holding company with KMV as its sole shareholder. As part of the reorganization, on May 29, 2024, PMV acquired the entire issued share capital of PFL, following which PFL was wholly-owned by PMV, and FMF was indirectly wholly-owned by PMV and KMV.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option:

The Controlling Shareholder will hold 3,000,000 Class B Ordinary Shares and 6,235,000 Class A Ordinary Shares, respectively, representing approximately 51.02% of the total issued and outstanding Ordinary Shares and approximately 88.2% of the total voting power, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the

Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own approximately 51.02% of our total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, KMV, instead of securities of our operating subsidiary, through which our operations are conducted.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfil their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Cash is transferred through our organization in the following manner: (i) funds are transferred to FMF, our operating subsidiary in Cambodia, from KMV as needed through our BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by FMF to KMV through our BVI and Hong Kong subsidiaries.

For KMV to transfer cash to its subsidiaries, KMV is permitted under the Companies Act, the Memorandum and the Articles to provide funding to its subsidiaries incorporated in the BVI, Hong Kong and Cambodia through loans or capital contributions. KMV’s subsidiary incorporated under the laws of the BVI, PMV, has the power and capacity under the laws of the BVI and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong. PFL is permitted under the laws of Hong Kong to provide funding to our Cambodian operating subsidiary, FMF.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided that the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

According to the Companies Ordinance of Hong Kong, dividends could only be paid by PFL out of its distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between KMV and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to KMV and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

According to Article 157 of the Law on Commercial Enterprises of Cambodia promulgated on June 19, 2005 and as amended on January 29, 2022 (the “LCE”), subject to any restrictions contained in FMF’s memorandum and articles of association, the directors of FMF may declare dividends out of the company’s surplus or out of its net profits. Article 119 of the LCE provides directors with the power to declare dividends in accordance with accounting principles and the terms of payment of each class of shares entitled to receive dividends. There are no further restrictions contained in FMF’s memorandum and articles of association in relation to the distribution of dividends.

Nevertheless, FMF may not declare or pay a dividend if, as provided under Article 158 of the LCE, there are reasonable grounds for believing that the company is, or after payment would be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less than the aggregate of its liabilities and stated capital of all classes. Directors of FMF who vote for or consent to a resolution authorizing dividend distributions contrary to the provisions of the LCE will be jointly and severally liable to restore to the company any amounts so distributed or paid and directors will be deemed to have consented to such resolution taken at the meeting unless their written dissent is included in the meeting minutes.

Cambodia does not impose any foreign exchange control restrictions which would restrict or prohibit the repatriation of funds by a Cambodian company out of Cambodia, including to pay dividends to its foreign shareholder(s), provided that such transfer is made through an authorized intermediary and further complies with capital maintenance rules and relevant taxation laws and regulations, as discussed in further details below.

By virtue of the Law on Foreign Exchange dated August 22, 1997 (the “LFE”), a bank which holds a banking license issued by the National Bank of Cambodia (“NBC”) is deemed to be “permanently established” in Cambodia and is thereby considered an authorized intermediary. Accordingly, FMF may freely remit and repatriate funds overseas, including in the form of declaration of dividends to PFL, provided such remittance is made through a Cambodian-licensed bank.

Under Article 26 of the Law on Taxation of Cambodia dated May 16, 2023 (“Cambodian Taxation Law”), dividend payments made by FMF to a non-resident taxpayer, such as to its foreign shareholder, is subject to 14% withholding tax (“WHT”). This may be lowered where a Double Taxation Agreement (“DTA”) is in effect. To date, Cambodia has DTAs in effect with Singapore, Mainland China, Brunei, Thailand, Vietnam, the Hong Kong Special Administrative Region, Indonesia, Malaysia, South Korea, the Macao Special Administrative Region and Turkey. As PFL is a legal entity incorporated in Hong Kong and thereby a tax resident of Hong Kong, the WHT on dividend payments made by FMF to PFL is reduced to 10%. Prior approval from the General Department of Taxation of Cambodia (“GDT”) is required to avail any DTA incentives.

FMF is not required to formally report on any transactions involving the sending to, or receiving of funds from, abroad except where FMF makes an investment abroad which is equal to or exceeds United States Dollars One Hundred Thousand (USD100,000). This will be subject to prior declaration to NBC.

Authorized intermediaries are required to provide periodic statements on the outflows and inflows of capital occurring between Cambodia and the rest of the world and are mandated to report any transfer amount which equals or exceeds United States Dollars One Hundred Thousand (USD100,000) to NBC. In addition, any individual who transports into or out of Cambodia means of payment equal to or exceeding United States Dollars Ten Thousand (USD10,000) in foreign currencies or the equivalent amount in domestic currencies shall declare such transfer to the customs officer at border crossings upon arrival in or departure from Cambodia which is thereafter reported to the NBC each month.

See “Dividend Policy”, “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” and “Consolidated Statements of Changes in Equity” in the Report of Independent Registered Public Accounting Firm for more information.

Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to KMV and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the years ended March 31, 2024 and 2023, KMV did not declare or pay any dividends or distributions and there was no transfer of assets among KMV and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary’s business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Singapore, Cambodia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our Class A Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore, Cambodia or Hong Kong against us or our directors named in the prospectus based on foreign laws.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgements from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Sok Siphana & Associates, our counsel as to the laws of Cambodia, has advised us that there is uncertainty as to whether the courts of Cambodia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Cambodia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cambodia and the United States have not entered into any bilateral treaty for the reciprocal enforcement of judicial judgments. As a result, there is uncertainty as to the enforceability in Cambodia of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. To date, we are unaware of any foreign judgment that has been recognized and enforced, or refused to be recognized and enforced, by the Cambodian courts. Therefore, there are further challenges in understanding exactly how the Cambodian courts will interpret various aspects of the applicable laws related to enforcement of foreign judgments.

There are two key legal processes to have a foreign judgment recognized and enforced in Cambodia. First, an execution judgment must be obtained from a Cambodian court. Then, after the execution judgment is obtained, a request for enforcement of the execution judgment must be made. As any foreign judgment would need to be final and binding to be recognized and enforced, it does not appear possible under the current legal framework to have a Cambodian court recognize and enforce an interlocutory judgment or an order to freeze an asset, as neither is likely to be deemed as a final and binding judgment. While a Cambodian court would need to determine the finality of a foreign judgment, it would not look into the actual merits of the case. A Cambodian court is not permitted to review the substantive merits of the judgment of the foreign court pursuant to Article 352(4) of the Code of Civil Procedure adopted on July 6, 2006 (the “Civil Procedure Code”). Therefore, the courts of Cambodia must not use the grounds that the foreign court made an error of fact, an error of law, or both to refuse to recognize and enforce a foreign judgment.

By virtue of Article 352(1) of the Civil Procedure Code, if a party is seeking the recognition and enforcement of a foreign judgment in Cambodia, then an execution judgment must be obtained from a Cambodian court. To do so, a party must file a motion for recognition and enforcement of the foreign judgment with the Cambodian courts and the party filing such motion shall bear the burden of proof. Pursuant to Articles 199(a)–199(d) of the Civil Procedure Code, the following four threshold requirements must be met for a final foreign judgment to be deemed valid in Cambodia:

(i)     jurisdiction is properly conferred on the foreign court by law or by treaty;

(ii)    the losing defendant received service of summons or any other order necessary to commence the action, or responded without receiving such summons or order;

(iii)   the contents of the judgment and the procedures followed in the action do not violate the public order or morals of Cambodia; and

(iv)   there is a guarantee of reciprocity between Cambodia and the foreign country in which the court is based.

Without the threshold requirement of a guarantee of reciprocity, such as is found in the Cambodia — Vietnam Judicial Assistance Treaty, Cambodian courts will not recognize and enforce a foreign judgment in Cambodia. Further, Cambodia is not a party to the Hague Convention of June 30, 2005 on Choice of Court Agreements, thus foreign judgments cannot be enforced by way of this multi-lateral treaty.

Infinitus Law Corporation, our counsel as to the laws of Singapore, has advised us that there is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability would, therefore, not be automatically enforceable in Singapore. An in personam final and conclusive US judgment on its merits for a debt or a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a court of competent jurisdiction will be recognized in common law in Singapore unless (a) it was procured by fraud; or (b) its enforcement would be contrary to public policy; or (c) the proceedings in which it was obtained were contrary to natural justice. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability of the federal securities laws of the United States would be recognized or enforceable in Singapore.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Doing Business in Cambodia (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Cambodia” beginning on page 18 of this prospectus)

•        Our operations are subject to various laws and regulations in Cambodia (see page 18 of this prospectus).

•        Developments in the social, political, regulatory and economic environment in Cambodia may have a material adverse impact on us (see page 18 of this prospectus).

•        We face the risk that changes in the policies of the Cambodian Government could have a significant impact upon the business we may be able to conduct in Cambodia and the profitability of such business (see page 18 of this prospectus).

•        We may be subject to foreign exchange control policies in Cambodia if imposed by the Cambodian Government (see page 19 of this prospectus).

•        Failure to comply with the U.S. Foreign Corrupt Practices Act and Cambodia anti-corruption laws could subject us to penalties and other adverse consequences. (see page 19 of this prospectus).

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see page 19 of this prospectus).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 20 of this prospectus)

•        An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations (see page 20 of this prospectus).

•        Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations (see page 20 of this prospectus).

•        Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations (see page 20 of this prospectus).

•        We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products (see page 20 of this prospectus).

•         We are dependent on our key executives and personnel (see page 21 of this prospectus).

Risks Related to our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Class A Ordinary Shares” beginning on page 29 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial. (see page 29 of this prospectus).

•        We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares. (see page 29 of this prospectus).

•        If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline (see page 30 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 30 of this prospectus).

•        Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares (see page 31 of this prospectus).

•        Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation (see page 31 of this prospectus).

•        The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment (see page 31 of this prospectus).

•        The IPO price and Resale Offering price could differ (see page 39 of this prospectus).

•        The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share. (see page 39 of this prospectus).

Risks Related to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to our Corporate Structure” beginning on page 39 of this prospectus)

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders. (see page 39 of this prospectus).

•        Our ultimate controlling shareholders’ shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders. (see page 39 of this prospectus).

•        Certain of our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. (see page 40 of this prospectus).

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (see page 40 of this prospectus).

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance standards, we intend to comply with the Nasdaq corporate governance standards applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a “controlled company” is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, the outstanding shares of KMV will consist of 18,100,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, or 18,415,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder will own approximately 51.02% of our total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or approximately 50.15% of our total issued and outstanding Ordinary Shares, representing approximately 87.83% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and our Controlling Shareholder may have the ability to determine matters requiring approval by shareholders. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

IMPACT OF COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout Mainland China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        The Cambodia Factory was affected by the implementation of the Law on Preventative Measures Against the Spread of COVID-19 and other Severe and Dangerous Contagious Diseases (the “COVID-19 Law”) adopted on March 11, 2021. The Cambodian Government used the COVID-19 Law to issue the Decision on Lockdown of Phnom Penh Capital and Takhmao City of Kandal Province to Prevent the Spread of Covid-19 on April 14, 2021 where we were required to close the Cambodia Factory temporarily from April 15 to April 28, 2021, as the relevant local authorities mandated prevention measures in Kandal Province due to Omicron variant of COVID-19. However, it is important to note that the Cambodian Government never fully shut down the factories in entirety after the pandemic took place. The production capacity of the Cambodia Factory was affected by the lockdown. However, the fulfilment of customer orders was not significantly affected as customers had already reduced their order quantities in anticipation of decreased sales volume caused by the COVID-19. As a result, the Cambodia Factory was able to meet customer demand despite the challenges posed by the pandemic.

•        Following the promulgation of the COVID-19 Law, the Cambodian Government issued several regulations, including but not limited to:

(i)     Sub-Decree No. 37 on Health Measures to Prevent the Spread of COVID-19 and Other Contagious Diseases dated March 12, 2021 (“Sub-Decree No. 37”);

(ii)    Sub-Decree No. 27 on Quarantine Measures to Prevent the Spread of COVID-19 dated February 18, 2021 (“Sub-Decree No. 27”); and

(iii)   Sub-Decree No. 28 on Amendment on Article 8 of Sub-Decree No. 129 dated September 17, 2015 on Health Measures to Prevent and Respond to International Spread of Diseases through Border Gateway dated February 18, 2021 (“Sub-Decree No. 28”).

•        Under Sub-Decree No. 37, employers of all enterprises were required to comply with cleaning and hygiene measures and social distancing measures.

In the event of failure to comply with the above obligations, the enterprises, would be subject to a warning and guidance from the authorities. Continued non-compliance could lead to monetary fines ranging from KHR2,000,000 (approximately USD500) to KHR10,000,000 (approximately USD2,500). In addition to this, the competent authorities might impose administrative penalties stipulated under the COVID-19 Law which is in conformity with Sub-Decree No. 37.

•        In conformity with Sub-Decree No. 27, quarantine shall apply to all Cambodian and foreigners traveling from abroad to Cambodia through all means, and any person that has direct or indirect contact with a person infected with COVID-19 or suspected to have COVID-19. Quarantine will take place at a quarantine center, or any other places as determined by the Ministry of Health or competent sub-national administration. Non-compliance or escaping from the quarantine place during the quarantine period can result in a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250).

•        Sub-Decree No. 28 was issued in order to curb the cross-border spread of COVID-19. Pursuant to this Sub-Decree, the passengers and drivers of transport vehicles shall adhere to control conducts by quarantine officers. Any escape or non-cooperative acts with the quarantine officers in implementing health measures or which does not fulfill prescribed formalities shall be subject to a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250). Any person who initiates, directs, instructs, incites, persuades, or deliberately facilitates a passenger or driver of a transport vehicles to evade inspection or implementation of quarantine measures shall be subject to a fine from KHR10,000,000 (approximately USD2,500) to KHR50,000,000 (approximately USD12,500).

•        In the years following COVID-19, the Cambodian Government introduced certain strategic frameworks to help boost and revive the garment sector, and to mitigate the impacts felt by the pandemic. On December 22, 2021, the Cambodian Government officially launched the “Strategic Framework and Programmes for Economic Recovery in the Context of Living with COVID-19 in a New Normal 2021-2023”, tailored to strengthen the country’s socio-economic resilience and growth in the immediate-and-medium term. Subsequently, the Supreme National Economic Council released a “Development Strategy on Cambodia’s Garment, Footwear, and Bag Production Sector 2022-2027” in the following year on March 21, 2022, aiming to develop this sector into an industry that is environmentally sustainable and resilient, has high value-add, is highly competitive, and acts as a fundamental support for economic diversification by implementing various measures, for instance, improving working conditions and welfare for workers and promoting market diversification for exports of garment, footwear, and travel goods.

The Cambodian Government provided financial assistance to workers in the garment, footwear, travel goods, and bags sector, upon receipt of suspension of employment contract permits from MLVT. This included USD40 per month per person from June 2020 to December 2021 and supplemented by an additional USD30 per month from employers.

According to the World Health Organization (the “WHO”), the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on May 5, 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2024 and beyond.

CORPORATE INFORMATION

Our principal executive office is located at Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia. Our telephone number is +85523425205. Our registered office in the Cayman Islands is located at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website is www.kandalmv.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING(1)

Below is a summary of the terms of the offering:-

Issuer:	Kandal M Venture Limited
Ordinary Shares being offered by us:	2,100,000 Class A Ordinary Shares
Ordinary Shares being offered by the Selling Shareholders:	656,250 Class A Ordinary Shares
Offering price per Class A Ordinary Share:	We estimate the initial public offering price will be between US$4 and US$5 per Ordinary Share
Number of Ordinary Shares issued and outstanding prior to this offering:	16,000,000 Ordinary Shares including 13,000,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares
Number of Ordinary Shares issued and outstanding after this offering:	18,100,000 Ordinary Shares, including 15,100,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option
18,415,000 Ordinary Shares, including 15,415,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option
Voting Rights	Class A Ordinary Shares are entitled to one (1) vote per share.
Class B Ordinary Shares are entitled to twenty (20) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles. The sole holder of our Class B Ordinary Shares will hold approximately 88.2% of the total votes for our issued and outstanding Shares including 8.3% of the total votes from his Class A Ordinary Shares and 79.9% of the total votes from his Class B Ordinary Shares, following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share” for additional information.

Over-allotment option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our 2,100,000 Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option and the 656,250 Class A Ordinary Shares offered by the Selling Shareholders), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:

Based upon an initial public offering price of US$4.5 per Share, being the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$7,216,488 if the underwriters do not exercise their over-allotment option, and US$8,520,588 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds of this offering as follows:
• Approximately 10% for broadening our customer base by expanding our geographical reach to other key market, including the European markets;
• Approximately 50% for enhancing our production capacity;
• Approximately 10% for establishing a new design and development center for enhancing our product development capabilities; and
• Approximately 30% for additional working capital and other general corporate purposes.
We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. For more information on the use of proceeds, see “Use of Proceeds” on page 46.
Lock-up:

All of our principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	VStock Transfer, LLC
Proposed Nasdaq Capital Market symbol	We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “FMFC”.
Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 18.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 16,000,000 Ordinary Shares outstanding as of the date of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Singapore, Cambodia, or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risk Related to our Class A Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore, Cambodia or Hong Kong against us or our directors named in the prospectus based on foreign laws” for more information.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Cayman Islands

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

BVI

Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hong Kong

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Cambodia

Sok Siphana & Associates, our counsel as to the laws of Cambodia, has advised us that there is uncertainty as to whether the courts of Cambodia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Cambodia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cambodia and the United States have not entered into any bilateral treaty for the reciprocal enforcement of judicial judgments. As a result, there is uncertainty as to the enforceability in Cambodia of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. To date, we are unaware of any foreign judgment that has been recognized and enforced, or refused to be recognized and enforced, by the Cambodian courts. Therefore, there are further challenges in understanding exactly how the Cambodian courts will interpret various aspects of the applicable laws related to enforcement of foreign judgments.

There are two key legal processes to have a foreign judgment recognized and enforced in Cambodia. First, an execution judgment must be obtained from a Cambodian court. Then, after the execution judgment is obtained, a request for enforcement of the execution judgment must be made. As any foreign judgment would need to be final and binding to be recognized and enforced, it does not appear possible under the current legal framework to have a Cambodian court recognize and enforce an interlocutory judgment or an order to freeze an asset, as neither is likely to be deemed as a final and binding judgment. While a Cambodian court would need to determine the finality of a foreign judgment, it would not look into the actual merits of the case. A Cambodian court is not permitted to review the substantive merits of the judgment of the foreign court pursuant to Article 352(4) of the Civil Procedure Code. Therefore, the courts of Cambodia must not use the grounds that the foreign court made an error of fact, an error of law, or both to refuse to recognize and enforce a foreign judgment.

As noted above, if a party is seeking the recognition and enforcement of a foreign judgment in Cambodia, then an execution judgment must be obtained from a Cambodian court. To do so, a party must file a motion for recognition and enforcement of the foreign judgment with the Cambodian courts and the party filing such motion will bear the burden of proof. Pursuant to Articles 199(a)–199(d) of the Civil Procedure Code, the following four threshold requirements must be met for a final foreign judgment to be deemed valid in Cambodia:

(i)     jurisdiction is properly conferred on the foreign court by law or by treaty;

(ii)    the losing defendant received service of summons or any other order necessary to commence the action, or responded without receiving such summons or order;

(iii)   the contents of the judgment and the procedures followed in the action do not violate the public order or morals of Cambodia; and

(iv)   there is a guarantee of reciprocity between Cambodia and the foreign country in which the court is based.

Without the threshold requirement of a guarantee of reciprocity, such as is found in the Cambodia — Vietnam Judicial Assistance Treaty, Cambodian courts will not recognize and enforce a foreign judgment in Cambodia. Further, Cambodia is not a party to the Hague Convention of June 30, 2005 on Choice of Court Agreements, thus foreign judgments cannot be enforced by way of this multi-lateral treaty.

Singapore

Infinitus Law Corporation, our counsel as to the laws of Singapore, has advised us that there is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability would, therefore, not be automatically enforceable in Singapore. An in personam final and conclusive US judgment on its merits for a debt or a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a court of competent jurisdiction will be recognized in common law in Singapore unless (a) it was procured by fraud; or (b) its enforcement would be contrary to public policy; or (c) the proceedings in which it was obtained were contrary to natural justice. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability of the federal securities laws of the United States would be recognized or enforceable in Singapore.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in Cambodia

Our operations are subject to various laws and regulations in Cambodia.

Our business is regulated by various laws, rules and regulations promulgated by the Cambodian Government such as regulations on business licenses, intellectual property rights, employment, personal data and privacy, dividends, distribution trade services and cybersecurity. See “Regulations” for more information. Certain registrations, certificates and/or licenses for the conduct of our business are required under the above laws. If we fail to obtain or renew such registration, certificates, and/or licences, we may not be able to operate our business in Cambodia, which may adversely affect the financial performance of our Group.

The laws in Cambodia and its legal system are still in a developmental stage and are subject to change. In addition, business entry and business operations in Cambodia involve bureaucratic and legal procedures, which change from time to time without notice. The opinions and decisions of the Cambodian courts are also usually not published or available to the public, and the judicial interpretation of Cambodian laws is therefore uncertain. These factors mean that there is a lack of consistency and predictability in the interpretation and enforcement of laws and regulations and dispute resolution. Our business and future expansion plan in Cambodia may be affected if material changes are made to Cambodia’s investment laws, related regulations and the accompanying investment incentive framework. Accordingly, conducting business in Cambodia entails a certain degree of risk and uncertainty. In the event that new laws are imposed, new policies are adopted or existing laws, rules, regulations or policies are interpreted or enforced in a way which is adverse to our operations, our business and financial performance could be adversely affected.

Developments in the social, political, regulatory and economic environment in Cambodia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Cambodia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

Negative developments in Cambodia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects.

We face the risk that changes in the policies of the Cambodian Government could have a significant impact upon the business we may be able to conduct in Cambodia and the profitability of such business.

Policies of the Cambodian Government can have significant effects on the economic conditions of Cambodia. A change in policies by the Cambodian Government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. We cannot assure you that the Cambodian Government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting Cambodia’s political, economic and social environment.

We may be subject to foreign exchange control policies in Cambodia if imposed by the Cambodian Government.

Cambodia does not currently impose any foreign exchange control restrictions which would restrict or prohibit the repatriation of funds by a Cambodian company out of Cambodia, including to pay dividends to its foreign shareholder(s), provided that such transfer is made through a Cambodian-licensed bank and further complies with capital maintenance rules and relevant taxation laws and regulations as discussed throughout this prospectus.

In addition, FMF is not generally required to formally report on any transactions involving the sending to, or receiving of, funds from abroad but Cambodian-licensed banks are required to provide periodic statements on capital inflows and outflows between Cambodia and the rest of the world and are mandated to report any transfer amount which equals or exceeds United States Dollars One Hundred Thousand (USD100,000).

However, while generally there are no foreign exchange control restrictions, the LFE does reserve the right for the NBC to issue regulations that would temporarily restrict Cambodian-licensed banks from engaging in such transfers in the event of a foreign exchange crisis for a maximum period of three (3) months. There is no elaboration or clarification on what would constitute a “foreign exchange crisis” in any of the Cambodian laws and regulations and during such time as such regulations are in place, any repatriation of capital and profits out of Cambodia may be temporarily halted. As at the date of this prospectus, we are not aware of any instances where the NBC has exercised this authority.

Without any such elaboration or clarification on what would constitute a “foreign exchange crisis”, we cannot assure you of what conditions are sufficient or necessary for the NBC to impose such temporary restrictions, during which time the ability of our operating subsidiary in Cambodia to make payments to the Company may be limited, which could have a material adverse effect on our financial condition.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Cambodia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply with Cambodia’s anti-corruption laws, including the Law on Anti-Corruption dated April 17, 2010 as amended on August 1, 2011, and the United States Foreign Corrupt Practices Act (“FCPA”), which generally prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business, directing business to another, or securing an advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. Under the FCPA, U.S. companies may be held liable for the corrupt actions taken by directors, officers, employees, agents, or other strategic or local partners or representatives. As such, if we or our intermediaries fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results and financial condition.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

KMV is a holding company and has no material assets other than the ownership of equity interests in our subsidiaries. We rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our ability to service our debt, if any, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities; to the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our operating subsidiaries to distribute funds), our liquidity and financial condition could be materially harmed.

Risks Related to Our Business and Industry

An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations.

Our business is dependent on the continued and uninterrupted performance of our production facility. However, our production facility is subject to operating risks, including equipment failures, failures to comply with applicable regulations, disruptions in power supply, industrial accidents, labor shortages, strike, fire, earthquake or other natural calamities, and acts of sabotage. If any unanticipated or prolonged interruption of operations at our production facility occurs as a result of any of the foregoing or other risks or factors, we may not be able to deliver our products to our customers in a timely manner or at all. Consequently, our business reputation and customer relationship may be damaged, we may be subject to compensation claims from customers and our ability to attract new businesses may be adversely affected.

Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations.

We rely on third-party suppliers to meet our raw materials requirements and we do not enter into any long-term contracts with them. The terms of services provided by our suppliers may be susceptible to fluctuations with regard to pricing, timing and quality. The principal types of raw materials in the manufacturing of our products consist of leather, fabric, and hardware. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. If any of our major suppliers is unable to deliver raw materials according to such schedule or in such consumption as is required for our production, and we fail to purchase from other suppliers in a timely and cost-effective manner, our manufacture and delivery of products required by our customers could be delayed. In addition, we may sometimes need to purchase raw materials, components and other supplies in the market at higher prices to meet our production deadlines if the delivery of the raw materials and components that we ordered is delayed. Our relationships with our customers could be adversely affected as a result of any of such delays or increases of our selling price due to an increase in purchase prices of raw materials and other supplies, which may materially and adversely affect our business, financial conditions and results of operations.

Moreover, as we do not have long-term contracts with our suppliers, we may not be able to exercise adequate control over their operations. As a result, we are not able to ensure their compliance with applicable laws and regulations. We are not in a position to ascertain whether our suppliers have obtained all licenses, permits and approvals necessary for their operations, or complied with all applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations.

The major components of our raw materials include leather, PVC, fabric, and hardware. Changes in the costs of raw materials or transportation indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to fully pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our business, financial condition, profitability, and cash flows. We cannot assure you that we will be able to effectively manage the risk of price fluctuations of our raw materials at all times. If there is an increase in the prices of raw materials that we require for our production, we may not be able to shift such corresponding price increase to our customers in a timely manner, and this may have a material and adverse effect on our business, financial conditions and results of operations.

We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products.

Our total revenue was generated from three customers for the years ended Mar 31, 2024 and 2023. Out of the three customers, we have one customer whose contribution accounted for 88.5% and 56.3% of our total revenue for the years ended March 31, 2024 and 2023, respectively. Given that our Group is not the exclusive supplier to these customers, and that the group of companies to which certain of these customers belong are fashion conglomerates that provide fashion items other than handbag, these customers have suppliers other than our Group. Despite that our customers issued letters of authorization to us, we do not have long-term agreements with any of these customers, and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Their level of demand for our products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs and product portfolio. Even if we are able to maintain our business relationship with our major customers, the popularity of their brands may decline for reasons of changes in consumer trends or preferences in the affordable luxury market, a loss of goodwill and reputation of them or other reasons. In addition, the decline of popularity in their brands in one region may affect the popularity of such brands in other regions, and the decline of popularity in one or some lines of their products may affect their other lines of products, which may all in turn adversely affect our operations as well as financial results.

We are dependent on our key executives and personnel.

Our future success depends upon our management, as they have critical industry experience and relationships that we need to implement our business strategy. They play a pivotal role in our daily operations and business strategies. They also develop strong bonds with the clients they serve. A loss of the services of any members of our management could negatively affect the implementation of our business plan. The remaining of our workforce are skilled personnel with many duties in their area of specialization. Our competitors may offer more favorable compensation packages to them. The loss of the services of any member of our workforce could negatively impact our operations, and making it difficult to move forward with our expansion plan. We cannot assure you that we will be able to attract or retain key executives and personnel to maintain or expand our business.

There may be potential influx of competition in the leather goods manufacturing industry in Cambodia.

More leather goods manufacturing companies may attempt to enter the market in Cambodia and there may be a potential influx of competition.

As a result of this competitive pressure, we may need to lower our prices in response to the competition in our industry. Accordingly, there is no assurance that we will be able to continue to compete effectively amidst the increased competition in the market. In particular, when one or more of our competitors engage in active price reductions, we may be forced to reduce our prices in order to remain competitive, which may negatively affect our revenue and profitability.

We may experience labor shortage or unrest or may incur high labor costs.

Labor costs directly associated with the manufacturing of our products is a significant component in the cost of manufacturing our products. Our manufacturing operations are labor-intensive. As a result, our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees. If we face labor shortages or significant increases in labor costs because of changes in labor law and regulations, increasing competition for employees, higher employee turnover rates, increase in wage or increase in other employee benefits costs, our operating expenses could increase and our growth could be materially and adversely affected.

The cost of labor in Cambodia has been increasing over the past several years as a result of union-spurred and government-mandated wage increases and other changes in Cambodia and Cambodian labor laws, as well as increasing competition for skilled workers among manufacturers. Starting from January 2016, social security insurance in Cambodia became effective, which includes requirements with respect to the monthly contribution by employer to the Cambodia National Social Security Fund. Benefits of the social security insurance include the health care scheme (which includes preventive health service, treatment and medical care service, and daily allowances during work suspension resulting from disease treatment or accidents occupational risk, pensions (including old-age pension, disability pension, survivors pension and funerary benefits), disability allowance and allowances for maternity leave and sick leave. The social security insurance scheme covers all of our employees in Cambodia, and involves enhanced compliance and enforcement measures. Besides the social security insurance contributions, since the reform to the Cambodian Labor Law in 2018, a new annual seniority indemnity payment was introduced which obliges us to discharge the former dismissal indemnity to our employees who are employed under undetermined duration contracts every half a year. We are also obliged by the Cambodian Labor Law to provide a severance payment of 5% for employees under a fixed duration contract upon the expiration or early termination of their contract. As a result, we have incurred and will continue to incur increased costs to ensure that our facilities and employees are in compliance with these and any other applicable labor laws that are implemented in the future.

We cannot assure you that future labor disputes or incidents will not occur. If they do occur, they could interrupt our operations, harm our reputation and divert our management’s attention and resources, which could have a material adverse effect on our business operations and financial condition. In addition, we may be liable for fines assessed by the relevant governmental authorities or incur settlement costs in order to resolve labor disputes and become subject to higher labor costs in the future when recruiting new employees due to the reputation damage caused by labor disputes or related incidents.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on their creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fails to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected. Provisions for impairment or write-offs may also be required for trade receivables.

In the course of business, we may from time to time engage in actions, legal proceedings to collect unpaid or disputed amounts due from our customers. After all reasonable steps have been taken to attempt to recover outstanding payments, we may need to resolve by commencing legal actions. Any ongoing legal proceedings or disputes with customers may distract our senior management’s attention and consume our time and other resources. In addition, even if we ultimately succeed in our claims, there may be negative publicity attached to such actions, which may materially and adversely affect our reputation and brand names. In the case of an adverse verdict, we may be required to pay significant monetary damages, assume significant liabilities or suspend or terminate parts of our operations.

Our customers may not be able to successfully catch or respond to the fast-changing fashion trends and consumers’ demands for handbags.

The styles of leather goods change from time to time, depending on the fashion trends, fluctuations in consumer preferences and demand, as well as other factors. In order to achieve continued success, our customers, which include affordable luxury brand owners must be able to predict, identify and respond promptly to such changes. In addition, the purchasing power of consumers and their spending patterns may also be affected by economic conditions. Hence, if our customers fail to anticipate and respond rapidly and effectively to the fast-changing fashion trends and consumers’ demand, they may not be able to maintain their sales revenue and as a result, our customers’ demand for orders from us may decrease and our operating results may be materially and adversely affected.

Failure to protect the intellectual property of our customers could harm our business.

Our success depends on our ability to protect the intellectual property of our customers. We can provide no guarantee that our customers’ designs and other intellectual property rights that we have access to during the production process will not be misappropriated despite our policies and the precautions that we have taken to protect those rights. In the event that our policies and the precautions we have taken do not adequately safeguard our customers’ intellectual property rights, our customers could cease sharing their latest designs with us and even reduce or discontinue their purchase orders with us, which would have a material adverse effect on our business, results of operations and reputation.

Our products are required to meet governmental safety requirements and our customers place significant emphasis on product quality and reliability in selecting their suppliers. As a result, if our products experience quality deficiency issues, our business, financial conditions and results of operations could be materially and adversely affected.

Our business depends on delivering products of consistently high quality. Many of our products are subject to the specifications required by our customers. Further, we are required to meet product safety and other requirements imposed by the relevant government authorities in countries that our products or the end-products of our customers are sold to and our customers place significant emphasis on product quality and reliability in selecting us as their supplier. To ensure high quality standards, our products are inspected and tested for quality by our quality control personnel in accordance with our internal procedures. There is no assurance that our quality inspection and testing procedures may be effectively complied with at all times. Failure to comply with such quality inspection and testing procedures by our employees could result in faulty or defective products being delivered to our customers. In addition, our quality testing procedures may not always be sufficient. Any changes in the relevant governmental safety requirements will affect our sales if our products do not meet such new requirements. There is no assurance that such problems will not occur in the future. Significant quality defects of our products may result in damage of our reputation and loss of customers and future sales, and may subject us to potential compensation claims by affected customers.

Failure to effectively protect the non-current assets of our Cambodia Factory could have a material adverse effect on us.

According to Sok Siphana & Associates, our counsel as to the laws of Cambodia, under the Law on Investment dated October 15, 2021, foreign investors are guaranteed non-discriminatory treatment (except to ownership of land) by the Cambodian Government, which includes, among others, protection against any nationalization actions by the Cambodian Government that could adversely affect private properties ownership in Cambodia. An exception to this is where nationalization is in the public and national interest, in which case the following conditions shall be met — (1) it shall be non-discriminatory; (2) there must be fair and just compensation; and (3) it must comply with the laws and procedures in force for nationalization including the Law on Expropriation dated February 26, 2010.

Nevertheless, if we are unable to effectively protect the non-current assets of our Cambodia Factory, and/or if new laws in relation to foreign investors are imposed, new policies are adopted or existing laws, rules, regulations or policies are interpreted or enforced in such manner which is adverse to our interest in our Cambodia Factory, we may lose our assets in Cambodia or the value thereof which may in turn have a material adverse effect on our business, results of operation and financial position.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our operations through our operating subsidiary are located in Cambodia, where a majority of our employees currently reside. Consequently, we are highly susceptible to factors adversely affecting Cambodia. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Cambodia, we may experience material disruptions, such as temporary closure of our offices and production facility and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our success depends on our customers’ ability to successfully sell their products and demand for such products can be volatile.

Demand for the goods that we manufacture depends to a significant extent on a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers’ disposable income, business conditions, interest rates, consumer debt levels, availability of credit and levels of taxation in the regions in which the products we manufacture are sold. The success of our products in the global market will also depend significantly on the global economy and the end customers’ growing consumption of affordable luxury products globally.

All of our customers are brand owners. Consequently, our results of operations are directly affected by the success of our customers in their business. Our customers may not be able to market and sell their products successfully or maintain their competitiveness due to lack of market acceptance or otherwise. Under those circumstances, our customers may not order new products or decrease the quantity or purchase price of their orders, which could adversely affect our results of operations and revenue from such customers. Accordingly, our success depends on our customers’ ability to successfully sell their products.

An economic downturn in one or more of the principal markets in which the products we manufacture are sold could significantly decrease demand for those products, reducing the number of purchase orders we receive from our customers and limiting our ability to fully utilize our expanded manufacturing capabilities, which could have a material adverse effect on our business, financial conditions and results of operations. This is particularly so as handbags are generally considered discretionary consumption items and the handbag industry is very sensitive to changes in the economy.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, financial condition, and results of operations.

The COVID-19 pandemic continues to rapidly evolve. At this time, there continues to be volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results. The Cambodian Government imposed varying measures to combat COVID-19, ranging from different degrees of movement control orders to nationwide lockdowns. See also “— Risks Related to Doing Business in Cambodia — Developments in the social, political, regulatory and economic environment in Cambodia may have a material adverse impact on us.” for further information. The implementation of measures to prevent the spread of COVID-19 have resulted in disruptions to our business development efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events. In addition, economic slowdowns and uncertainty brought by COVID-19 have negatively affected market demand and customer spending.

The COVID-19 pandemic has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined, otherwise they could pass it to our employees, potentially resulting in severe disruption to our business.

The extent to which the COVID-19 pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. The pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Our insurance coverage may not be sufficient to cover the risks related to our operations.

Our offices, warehouses, manufacturing facilities and sources of supply are subject to hazards and risks beyond our control that may result in operational breakdowns and interruptions and cause significant damage to persons or property. Although we currently maintain insurance coverage on the Cambodia Factory, machineries and equipment, stocks, loss of profit and public liability, our insurances may not cover all risks related to our operations.

In addition, to the extent our insurance policies do cover particular risks, we cannot assure you that all claims made by us under our insurance policies will be honored fully or on time by our insurance providers. Should an accident, natural disaster, terrorist act or other event result in an uninsured loss or a loss in excess of insured limits, we could suffer financial loss and damage to our reputation and could lose all or a portion of future revenue anticipated to be derived from the relevant product or facilities. Any material loss not covered by our insurance or reimbursed by our insurance providers could materially and adversely affect our business, financial condition and results of operations.

Our operations may be affected by the congestion and delays across global shipping networks

The persistent congestion and delays across global shipping networks have affected our operations. The bottlenecks and backlogs at major ports and logistics hubs around the world are causing widespread disruptions to the timely delivery of raw materials, components, and finished goods throughout international supply chains. Our operation relies on the seamless flow of supplies from global sources. The unreliable transportation times we have experienced recently have led to delays in the arrival of raw materials. This has resulted in us failing to fulfill agreed-upon delivery schedules with some of our customers on time. While our customers understand the situation and have not imposed any penalties for these delivery delays, the disruptions to our supply chain have still impacted our business in several ways. We have had to revise our production planning to account for the extended raw material lead times, and have had to increase coordination and communication with our customers to accommodate the changes and manage their expectations.

If these shipping logjams across major transportation hubs continue, it could result in even longer lead times and a higher risk of missed delivery commitments to our customers going forward, which may affect our business operations and financial performance. We remain vigilant in monitoring the situation and provide detailed weekly work in progress update on the status of materials, material production completion date, material ex-factory date, vessel departure date, transit time needed, vessel arrival date, production and delivery timelines to customers. This minimizes the impact on our operations and allows customers to plan for vessel booking and to minimize potential disruption to the logistic supply chain, manage their own warehouse and sales channels effectively, and schedule on-site quality inspections to ensure product quality. We will continue providing the work in progress update to our customers regardless of whether there are logistic supply chain disruptions in the future. There are no known trends or uncertainties resulting from the above mitigation efforts and we do not expect the above mitigating efforts to introduce new material risks to our operation, including those related to product quality, reliability, nor regulatory approval of products.

Current uncertainty in global economic conditions could materially and adversely affect our business, financial condition and results of operations.

Our operations and performance may be adversely impacted by a deterioration of global economic conditions in the markets in which the products we manufacture are sold. The current global economic environment continues to be uncertain, and may make it difficult for our customers to accurately plan future business activities and could cause our customers to terminate their relationships with us or could cause consumers to slow or reduce their spending on our end customers’ products. Furthermore, during challenging economic times, our customers may face issues gaining timely access to sufficient credit, which could reduce the number of purchase orders they place with us. We cannot predict the timing, magnitude or duration of any current or future economic slowdown or subsequent economic recovery, globally, in the United States, Europe or in other regions. These and other economic factors could have a material adverse effect on our business, financial condition and operating results.

We may face difficulties in consolidating our existing customer base and developing new customers.

Our customers are mainly well-known global fashion brands headquartered in the United States. The success of our business depends on our ability to maintain and expand the volume of businesses with our existing customers and to source and develop new customers.

There is no assurance that we will be successful to continue to maintain good business relationships with our existing customers or to develop new customers. Moreover, as many of our customers are brand owners, potential customers may not be willing to place orders with us if our existing customers may be their competitors. If we are not able to expand the volume of businesses with our existing customers or to extend our customer base by adding new customers at desired levels or at all, it could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition in our business and our inability to compete effectively would be detrimental to our business and prospects for future growth.

We operate in a highly competitive industry where the entry barrier is low. We believe that there are a considerable number of contract manufacturer of handbag that compete to manufacture products for affordable luxury fashion brands. In addition, our industry is characterized by frequent introduction of new styles, short product life cycles, price sensitivity, and customers’ focus on quality and timely delivery. As a result, competition to serve the affordable luxury fashion brands is intense. We compete with our competitors primarily on the basis of quality, consistency in producing products in volume, timeliness of delivery, the ability to meet customers’ specific product requirements, which may involve a wide variety of styles and price. At the same time, competition from contract manufacturer of handbag will grow as more companies attempt to enter the market.

As a result of this competitive pressure, there can be no assurance that we will be able to continue to compete effectively in the contract manufacturer of handbag industry, which could result in our loss of one or more of our current customers and limit our ability to compete for such customers in the future. To the extent that we are not able to manufacture new leather goods styles as timely as other manufacturers, our operating results may be materially and adversely affected. We expect that we will face continuous competition from existing domestic and international competitors and new entrants. There can be no assurance that our products will be able to compete successfully, in which case our business, financial condition and results of operations may be materially adversely affected.

Failure to comply with applicable environmental regulations and safety standards could harm our business.

We are required to comply with various environmental, occupational health and safety laws and regulations in Cambodia. Our production operations are subject to periodic monitoring visits by the relevant government authority on safety, health and machineries aspects. We also need to conduct periodic mandatory assessment report on chemical hazard every six (6) months, or such other period of time as may be required under any environmental protection contract (“EPC”), and air and noise hazard every three (3) months as required by the relevant governmental authority. If more stringent environmental protection, occupational health and safety laws, regulations and standards are introduced, or where certain obligations are imposed under any EPCs, we may need to utilize significant financial resources to ensure compliance, which will result in an increase in our operating costs and have a material and adverse effect on our business, financial conditions and results of operations.

Our production processes involve machineries and equipment that may be prone to industrial accidents. There can be no assurance that industrial accidents, whether caused by malfunction or misuse of equipment or machineries, will not occur in the future. In such event, we may be liable to claims brought against us by injured employees or their families in cases of fatalities. We may also be subject to fines or penalties for violations of applicable health and safety laws and regulations by government authorities as well as suspension of our operations for investigation after such incidents. In addition, we may also be required by local government authorities to amend and implement new health and safety requirements to prevent the reoccurrence of such incidents in the future. Any of the aforementioned could have a material and adverse effect on our reputation, business, financial condition and results of operations.

Our financial result for the year ending March 31, 2025 is expected to be adversely affected by non-recurring listing expenses.

Our management is of the view that our financial results for the year ending March 31, 2025 are expected to be adversely affected by the listing expenses in relation to the offering, the nature of which is non-recurring. See “Expenses related to this offering” for further information. Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in the consolidated statements of income which is expected to be recognized for the year ending March 31, 2025. Accordingly, the results of operation and financial performance for the year ending March 31, 2025 may be adversely impacted, and may or may not be comparable to our financial performance in the past.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

We use various machinery and equipment, including cutting machines, computerized sewing machine, pressing machines, skiving machine and glue machines in our production facility. Our future capital requirements may be substantial as we seek to expand our operations and production capacity, including purchasing new machinery and equipment. There is no assurance that we will have adequate internal and external resources to fund our future capital requirements. We may from time to time need to raise additional funds to meet such capital requirements. However, any equity or debt financing, if available at all, may be on terms that are not favorable to us. A large amount of bank borrowings and other debts may result in a significant increase in interest expenses while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to the shareholding of our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our Shares. If we fail to obtain necessary funding on acceptable terms or at all, we may be forced to delay capital investment projects, research and development activities, potential acquisitions and investments or otherwise curtail or cease operations.

We may be exposed to liabilities from corporate guarantees for related parties.

Prospect Focus provided joint corporate guarantees to banks for credit facilities utilized by certain related parties. The corporate guarantee is a financial guarantee contract, meaning Prospect Focus has a legal obligation to reimburse the banks if the related parties fail to make principal and interest payments on the drawn facilities as required. The financial guarantee has not been recognized in the financial statements, as the Group’s management believes it is unlikely any claim will be made against the Company and Prospect Focus. Management has assessed that the related parties have sufficient financial capacity to meet their contractual cash flow obligations in the near future. However, Prospect Focus may still be obligated to make payments to the banks if the related parties are unable to meet their loan obligations. Any such payments could impact Prospect Focus and the Group’s liquidity and cash flows, though the overall financial impact would depend on the size and terms of the guaranteed facilities.

Failure to renew our current leases or to locate desirable alternatives for our production facility may materially and adversely affect our business.

Our production facility, offices and warehouses are presently located on leased premises. At the end of each lease term, we may not be able to negotiate an extension of the lease and may therefore be forced to move to a different location, or the rent we pay may increase significantly. This could disrupt our operations and adversely affect our profitability. In addition, we may not be able to obtain new leases at desirable locations on acceptable terms to accommodate our future growth, which could materially and adversely affect our business, financial conditions and results of operations.

Our internal control system may become ineffective or inadequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast-changing environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employees’ misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to the design and other technologies for our products involve complex legal and factual questions and analysis and, therefore, the validity and scope of our technology, know-how and other intellectual property may be highly uncertain. Our competitors may bring intellectual property infringement claims against us for the purposes of gaining competitive advantages over us. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time-consuming and may significantly divert the effort and resources of our technical and management personnel. If any claim is adversely determined against us in any of such potential litigation or proceedings, we could be subject to significant liabilities to third parties. As a result, we may be required to seek licenses from third parties, pay ongoing royalties and also redesign our products. We could further be subject to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our existing or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

We may become involved in trade secret disputes with regard to our product development and manufacturing processes.

We do not own any intellectual property rights with regard to our manufacturing processes. Our trade secrets with respect to these processes, in the form of technical know-how, could be infringed upon by third parties. In order to protect our trade secrets and other proprietary information relating to these processes, we take precautions such as restricting access to our manufacturing facilities. However, we can give no assurances that these measures will provide meaningful protection to our trade secrets and know-how in the event of any unauthorized use, misappropriation or disclosure. If we are unable to maintain the proprietary nature of our production processes, our ability to compete and sustain our margins on certain or all of our products may be affected, which could have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Our sales are denominated in USD. Some of the purchases of raw materials are mainly denominated in USD, EUR and RMB while the production costs in USD. Our operating subsidiary is therefore exposed to the exchange rate risk on USD against EUR and RMB.

We and our operating subsidiary cannot predict the future exchange rate fluctuations and in the event of any significant change in the exchange rates between USD and EUR, as well as between USD and RMB, our operating subsidiary’s financial condition and results of operations may be affected. Any appreciation of the RMB and EUR may lead to an increase in our operating subsidiary’s manufacturing costs if they are unable to pass on such additional costs to their customers. This may, in turn, affect our operating subsidiary’s competitiveness against competitors.

We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk. Consequently, short-term or long-term exchange rate movements or controls may have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be unable to achieve our business objectives.

We accomplish our objectives through the implementation of our future plans. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. Moreover, the successful implementation of our future plans is subject to significant business, economic and competitive uncertainties and contingencies that are beyond our control and could postpone or increase the costs of implementation.

We generate a significant amount of export sales. Conducting business in overseas markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced overseas sales and reduced profitability associated with such sales.

We generated a significant amount of export sales, which principally consisted of our sales to customers located mainly in the U.S.. As a result, we are subject to a variety of risks and uncertainties associated with overseas operations and sales, including:

•        compliance with foreign laws, regulatory requirements, in particular, those related to leather goods;

•        exposure to increased overseas litigation risks;

•        political and economic instabilities;

•        foreign exchange rate exposure;

•        imposition of restrictions on imports from Cambodia or other trade barriers by overseas countries to which we export our products;

•        unfamiliarity with local operating and market conditions;

•        competition from local companies;

•        foreign taxes;

•        environment, safety and labor regulatory compliance; and

•        potential disputes and difficulty in managing relationships with overseas customers.

Any of the foregoing and other risks and uncertainties could adversely affect our overseas sales and result in reduced turnover from our overseas operations and sales, which in turn could adversely affect our financial condition and results of operations.

The war in Ukraine could materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our subsidiaries (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Risks Related to our Class A Ordinary Shares

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our Controlling Shareholder will beneficially own 88.2% of the aggregate voting power of our Company immediately following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We have applied to have our Class A Ordinary Shares listed on Nasdaq Capital Market. We expect that our Class A Ordinary Shares will be listed on Nasdaq Capital Market on or promptly after the date of this prospectus. However, we cannot assure you that we will be able to meet Nasdaq’s initial listing standards or that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although states are pre-empted from regulating the sale of our Class A Ordinary Shares when they are listed on Nasdaq, this statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities on a case-by-case basis. Further, if we were no longer listed on Nasdaq, our Class A Ordinary Shares would not be covered securities and we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Class A Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business.

Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares are expected to initially trade below US$5.00 per share. As a result, our Class A Ordinary Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than US$5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock.” A penny stock is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of brokers/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to do so.

Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Class A Ordinary Shares is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Class A Ordinary Shares. As a result of our small public float, our Class A Ordinary

Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our shareholders and other security holders to sell shares after this offering; and

•        general economic or political conditions in Cambodia, the United States, or elsewhere.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to sell additional ordinary shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the ordinary shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell our Class A Ordinary Shares they hold or may not be able to sell their ordinary shares at all.

In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our pre-IPO shareholders, including our Controlling Shareholder, will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders, including our Controlling Shareholder, may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering and after expiration of the applicable lock-up period. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Substantial future sales or perceived sales of our Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of our Ordinary Shares in the public market, or the perception that these sales could occur, could cause their market price to decline. Such sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, if any existing shareholder or shareholders sell a substantial amount of our Ordinary Shares, this, in turn, could have a material adverse effect on their price.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Class A Ordinary Share. As a result, investors purchasing Class A Ordinary Shares in this offering will incur immediate dilution. See “Dilution” for more information on the dilution you may experience as a result of investing in this offering.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our manufacturing business and other corporate purposes. We have not determined a specific use for a portion of the net proceeds of this offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds would be used appropriately before you make your investment decision, and you must therefore rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the price of our Class A Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that the information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, but not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. Under Cayman Islands law, we may only pay dividends if we will, immediately after the payment of dividend, satisfy the solvency test (i.e. the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due).

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Share develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or possibly with our industry as well, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Class A Ordinary Share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore, Cambodia or Hong Kong against us or our directors named in the prospectus based on foreign laws.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We conduct our operations in Cambodia through our operating subsidiary and substantially all of our assets are located in Cambodia. In addition, all of our directors and executive officers named in this prospectus reside in Singapore, Cambodia or Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or our directors and officers in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise.

Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, Cambodia, Singapore or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Sok Siphana & Associates, our counsel as to the laws of Cambodia, has advised us that there is uncertainty as to whether the courts of Cambodia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Cambodia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cambodia and the United States have not entered into any bilateral treaty for the reciprocal enforcement of judicial judgments. As a result, there is uncertainty as to the enforceability in Cambodia of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. To date, we are unaware of any foreign judgment that has been recognized and enforced, or refused to be recognized and enforced, by the Cambodian courts. Therefore, there are further challenges in understanding exactly how the Cambodian courts will interpret various aspects of the applicable laws related to enforcement of foreign judgments.

There are two legal processes to have a foreign judgment recognized and enforced in Cambodia. First, an execution judgment must be obtained from a Cambodian court. Then, after the execution judgment is obtained, a request for enforcement of the execution judgment must be made. As any foreign judgment would need to be final and binding to be recognized and enforced, it does not appear possible under the current legal framework to have a Cambodian court recognize and enforce an interlocutory judgment or an order to freeze an asset, as neither is likely to be deemed as a final and binding judgment. While a Cambodian court would need to determine the finality of a foreign judgment, it would not look into the actual merits of the case. A Cambodian court is not permitted to review the substantive merits of the judgment of the foreign court (Article 352(4) of the Civil Procedure Code). Therefore, the courts of Cambodia must not use the grounds that the foreign court made an error of fact, an error of law, or both to refuse to recognize and enforce a foreign judgment.

As noted above, if a party is seeking the recognition and enforcement of a foreign judgment in Cambodia, then an execution judgment must be obtained from a Cambodian court. To do so, a party must file a motion for recognition and enforcement of the foreign judgment with the Cambodian courts and the party filing such motion will bear the burden of proof. Pursuant to Articles 199(a)–199(d) of the Civil Procedure Code, the following four threshold requirements must be met in order for a final foreign judgment to be deemed valid in Cambodia:

(i)     jurisdiction is properly conferred on the foreign court by law or by treaty;

(ii)    the losing defendant received service of summons or any other order necessary to commence the action, or responded without receiving such summons or order;

(iii)   the contents of the judgment and the procedures followed in the action do not violate the public order or morals of Cambodia; and

(iv)   there is a guarantee of reciprocity between Cambodia and the foreign country in which the court is based.

Without the threshold requirement of a guarantee of reciprocity, such as is found in the Cambodia — Vietnam Judicial Assistance Treaty, Cambodian courts will not recognize and enforce a foreign judgment in Cambodia. Further, Cambodia is not a party to the Hague Convention of June 30, 2005 on Choice of Court Agreements, thus foreign judgments cannot be enforced by way of this multi-lateral treaty.

Infinitus Law Corporation, our counsel as to the laws of Singapore, has advised us that there is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability would, therefore, not be automatically enforceable in Singapore. An in personam final and conclusive US judgment on its merits for a debt or a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a court of competent jurisdiction will be recognized in common law in Singapore unless (a) it was procured by fraud; or (b) its enforcement would be contrary to public policy; or (c) the proceedings in which it was obtained were contrary to natural justice. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability of the federal securities laws of the United States would be recognized or enforceable in Singapore.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2021 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Co-operation (Economic Substance) Act (2021 Revision) of the Cayman Islands (‘‘ES Act’’), a ‘‘relevant entity’’ is required to satisfy the economic substance test set out in the ES Act. A ‘‘relevant entity’’ includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the ES Act. The ES Act continues to evolve and is subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the ES Act. Failure to satisfy these requirements may subject us to penalties under the ES Act.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. Furthermore, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance standards, we intend to comply with the Nasdaq corporate governance standards applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance standards, we intend to comply with the Nasdaq corporate governance standards applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company” as defined in the JOBS Act and will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company”, or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor of our Class A Ordinary Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

The IPO price and Resale Offering price could differ.

The offering price of our Ordinary Shares in the IPO has been determined by negotiations between the Company and the Underwriter. The offering price in the IPO bears no relationship to our assets, earnings or book value, or any other objective standard of value. The Resale Shareholder may sell the Shares under the Resale Prospectus in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals as further described in the “Resale Shareholder Plan of Distribution” in the resale prospectus after close of the IPO and listing of the Ordinary Shares on Nasdaq. Therefore, the offering prices of the IPO and the sale under the Resale Prospectus could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the IPO.

The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. Despite such a decline in the public trading price, the Resale Shareholder may still experience a positive rate of return on the Ordinary Shares due to the lower price that it purchased the Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not.

Risks Related to our Corporate Structure

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own 51.02% of our total issued and outstanding Shares, representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through its controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

The interests of the Controlling Shareholder may not be the same as, or may even conflict with, your interests. For example, the Controlling Shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Our ultimate controlling shareholders’ shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders.

Our ultimate controlling shareholders are also the controlling shareholders of FCF Manufacturing Corporation and FPF Corporation, being companies which are engaged in manufacturing of leather goods and related products in the Philippines. When there are new business opportunities of manufacturing of leather goods introduced to our ultimate controlling shareholders, potential conflicts of interest may arise in how our ultimate controlling shareholders allocate such opportunities between the two companies. The two manufacturing companies share some of the same suppliers and customers of certain component of our business. Our ultimate controlling shareholders’ relationship with the two companies may impact our Company’s decision making, and such decision may not be in the best interest of our Company and our other shareholders.

Certain of our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Certain of our directors are engaged in several other business endeavors. As our directors are not required to commit their full time to our affairs, a conflict of interest may arise in how certain of our directors allocate their time between our operations and their other businesses. If the other business affairs of certain of our directors require them to devote substantial amounts of time to such affairs, it may cause distraction to their attention and could have a negative impact on our ability to operate efficiently. However, our directors are aware of his/her fiduciary duties as a director of a company and shall exercise the care, diligence and skill that a reasonable director would exercise when such conflict arises.

We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company”, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a “controlled company” and during any transition period following a time when we are no longer a “controlled company”, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, such as reports by private entities. None of these private entities are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Overview of the affordable luxury product industry

The affordable luxury handbag industry caters to consumers seeking high-quality, stylish handbags at affordable prices compared to renowned luxury brands. This segment has grown due to advancements in manufacturing techniques and globalized supply chains, allowing brands to offer well-crafted products using quality materials while keeping prices competitive.

According to Bain & Company (https://www.bain.com/about/media-center/press-releases/2023/global-luxury- goods-market-accelerated-after-record-2022-and-is-set-for-further-growth--despite-slowing-momentum- on-economic-warning-signs), the personal luxury goods market is projected to grow 5-12% in 2023 and reach USD560-USD610 billion by 2030, more than double its 2020 size.

The global luxury handbag market size is estimated to reach USD 50.9 billion by 2031, growing at a CAGR of 6.01% during the forecast period (2023 – 2031) according to Straits Research (https://finance.yahoo.com/news/global-luxury-handbag-market-size-143500340.html), continuing the industry’s rebound after the pandemic.

Supply chain

To optimize costs, lead times, and construction capabilities, affordable luxury fashion brands typically contract with third-party manufacturers responsible for the entire production process, including raw material procurement. Some brands provide key materials separately while overseeing the supply chain from design to manufacturing.

Manufacturers are primarily located in mainland China but are diversifying to low-cost Southeast Asian countries like Cambodia due to lingering China-US trade tensions.

Cambodia’s handbag manufacturing market

Cambodia’s handbag market is projected to generate USD138.70 million in revenue in 2024. The country’s manufacturing is export oriented. According to the General Department of Customs and Excise (GDCE), the country’s total international trade accounted for US$47.88 billion in 2023 in which export of articles of leather; saddlery and harness; travel goods, handbags and similar containers valued at US$1.7billion in 2023, accounting for about 7.5% of the country’s total exports. Cambodian exports to the US were valued at US$8.9 billion in 2023. The US primarily buys clothing, footwear, bags and some agricultural products from Cambodia.

Major market drivers

Recovery of developed economies

The gradual recovery of the global economy post-pandemic was accompanied by growth in GDP and per capita disposable income, especially in emerging economies. The growing middle class with increasing purchasing power seeks luxury goods like handbags as an expression of status and lifestyle. Affordable luxury handbags have become more than just functional accessories but symbols of personal expression, driving market growth and demand for Cambodia’s leather goods manufacturing.

Increasing online shopping and social media influence

Demand and consumption on leather goods have been anticipated to rise because online shopping platforms facilitate purchase of leather goods and social media influencers lead and disseminate new fashion trends to consumers. The growing popularity and widespread adoption of e-commerce platforms have provided consumers with convenient access to a wide range of leather goods. Online shopping offers a seamless purchasing experience, allowing customers to browse and compare products, read reviews, and make purchases from the comfort of their homes. This increased accessibility and convenience have expanded the customer base for leather goods, driving market growth.

Social media platforms have transformed the leather goods industry by influencing consumer behavior and driving fashion trends. International brands leverage these platforms to connect with their audience, showcase their products, and engage with fashion influencers. Fashion influencers introduce new styles and create buzz around leather goods brands, driving consumer desirability. Social media has become a powerful tool for brands to shape customer preferences and generate demand for their leather goods.

Youth-oriented demographic structure

As of the end of 2022, Cambodia’s population was estimated at 17.2 million people, a significant portion of the population, around 27%, falls within the age group of 10 to 24 years old, while over 30% of Cambodians are under the age of 30, making Cambodia one of the youngest countries in Southeast Asia. The youth-oriented demographic structure continuously provide a large and sustainable pool of young labor force for the export-oriented manufacturing sector, driving the growth in the Cambodian leather good manufacturing market for the next 10 to 15 years.

Favorable tariff preferences and trade agreements

Cambodia has been a WTO member since 2004 and a co-founding member of the Regional Comprehensive Economic Partnership (“RCEP”) in 2020. According to the Ministry of Commerce of Cambodia, trade between Cambodia and the 14 other countries in RCEP reached nearly $30 billion in 2023. Cambodia has also signed bilateral free trade agreements with China and South Korea. Cambodia is granted with duty-free and quota-free exports to the European Union for all goods, except arms and ammunition under the ‘Everything But Arms’ trading scheme adopted by the European Union. The ‘Everything But Arms’ scheme relaxes the rules of origin for products imported under the Generalized System of Preferences, effective from January 1, 2011. Cambodia is also a beneficiary of the Generalized System of Preferences granted by Japan and the ASEAN-Japan Free Trade Agreement for the export of products made in Cambodia to Japan under preferential tariff treatment. These trade agreements boost trade and investment in Cambodia. The favorable tariff preferences also drive the leather goods manufacturing industry in Cambodia by reducing export costs and providing access to larger markets.

Future opportunities and challenges

Cambodia’s strategic locations and the affordable, abundant and skilled workforce will continuously contribute the growth of its manufacturing sector.

Opportunities

Strategic location attracting the relocation of foreign manufacturers

Amid the lingering China-US trade tensions, manufacturers are looking to diversify their production and sourcing to low-cost countries in Southeast Asia. Cambodia is strategically located in the center of the east-west corridor of the Greater Mekong Sub-region, providing access to the key world market. In recent years, an increasing number of foreign leather goods manufacturers, especially large-scale ones, have relocated their manufacturing bases to Cambodia. It is expected that more handbag factories will move from other countries to Cambodia in the future.

Competitive labor costs

Labor costs in Cambodia are relatively low compared to other manufacturing hubs. The manufacturing sector in Cambodia is essentially based on labor intensive activities. Cambodia has a significant proportion of its population living in poverty. As a result, the country has a large pool of young and low-cost workers. As of January 1, 2024, the minimum monthly wage for garment and footwear workers was set at USD204, with actual pay ranging from USD209-220 after factoring in benefits like attendance bonuses, housing allowances, and seniority payments. The relatively low labor costs in Cambodia are expected to attract foreign investments in the manufacturing industry.

Improvement in management skills

Some Cambodian leather goods manufacturers face difficulties in business operations due to limited knowledge and skills in managing human resources and logistics. However, an increasing number of experienced manufacturers are expected to bring in training programs and experienced professionals to train skilled workers to take over roles as managers, supervisors, or members of the operations department, focusing on enhancing their management capabilities in the future.

Challenges

Backward infrastructure and unstable power supply

The business operations of leather goods manufacturers in Cambodia may be hindered by its backward infrastructure. Their high dependence on imported power often results in an unstable electricity supply, affecting daily operations. Moreover, the poor road conditions affect timely delivery of goods, with the country’s highway system and road network connecting it to neighboring countries like Thailand and Vietnam often criticized for their poor condition.

ESG regulatory pressures and impact of new technologies

International brands that buy from factories in Cambodia now focus heavily on sustainability due to growing environmental awareness among consumers. The sector must keep up with this trend to remain competitive, with garment factories in Cambodia and across the region encouraged to gain environmental recognition through initiatives like the Higg Index, ISO 50000 Energy Management certification, and ISO compliance for sustainable energy plans. Additionally, the impact of generative AI and new technologies on all steps of the value chain poses challenges for the industry.

Low-skilled labor force

The manufacturing industry in Cambodia is largely based on low-skilled, labor-intensive activities. Cambodia has a significant proportion of its population living below the poverty line with low levels of education. As a result, the vast majority of workers employed in the factories are low skilled. Only a small proportion of the workforce includes higher skilled workers and professionals. The production facilities relocated from the PRC to Cambodia primarily involve simple manufacturing process. However, more manufacturers are upgrading their manufacturing facilities with advanced technologies to adopt to the rapid technology development. The large pool of low level educated labor force increases the challengers for the manufacturers to relocate more complex technical manufacturing process to the country and require significant investments in training programs.

Entry barriers of leather goods manufacturing industry in Cambodia

Stringent quality and compliance standards from international brands

The leather goods business depends on delivering leather goods of consistently high quality. To maintain high quality standard for leather goods and minimize defects and returns of defective products, the management is required to actively involve in setting stringent production and quality control procedures designed to ensure that leather goods meet or often exceed the relevant customer quality requirements especially when the customers are affordable luxury brands. Manufacturers may be required to meet product safety and other requirements imposed by the relevant government authorities in countries that the leather goods or the end-products of the customers are sold to and the customers place significant emphasis on product quality. It would therefore be difficult for new entrants to the market to compete effectively without establishing robust production and quality control processes that adhere to customer requirements, and relevant government regulations.

Fierce competition from other market participants

The leather goods manufacturing market has a large number of participants, which makes the industry quite fragmented and competitive. In such market, there is fierce competition among participants in terms of product development, price, quality control and delivery of products, especially for small to medium size service providers, who are consistently faced with the pressure from larger participants with established long-term and close cooperative relationships with local and international fashion brands. It would therefore be difficult for new entrants of the market to establish a production network with sufficient capacity or ensure a stable large-scale concrete supply within a short period of time and thus to secure orders from affordable luxury fashion brands within a short period.

High capital investment requirements

Establishing a new handbag factory requires large-scale investment in fixed assets, including land, factory and specialized machinery and equipment. Securing an adequate and consistent supply of raw materials like leather, fabrics, accessories, and packaging materials requires substantial working capital. Moreover, manufactures are making major investments in adopting modern manufacturing technology and systems, apart from incurring regulatory compliance and operation costs. The substantial capital investment creates entry barriers for new entrants lacking sufficient and continuous sources of funding.

Unfamiliarity with local market environment

The laws in Cambodia and its legal system are still in a developmental stage and are subject to change. In addition, business entry and business operations in Cambodia involve bureaucratic and legal procedures, which change from time to time without notice. The opinions and decisions of the Cambodian courts are also usually not published or available to the public, and the judicial interpretation of Cambodian laws is therefore uncertain. There is a lack of consistency and predictability in the interpretation and enforcement of laws and regulations and dispute resolution. Navigating Cambodia’s regulatory framework and bureaucratic processes can be complex and time-consuming, especially for foreign investors. It would therefore be difficult for new entrants to adapt to the evolving regulatory landscape and overcome potential challenges.

USE OF PROCEEDS

Based upon an initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$7,216,488 if the underwriters do not exercise their over-allotment option, and US$8,520,588 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. We will not receive any proceeds from the sale of Class A Ordinary Shares offered by the Selling Shareholders.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by US$1,932,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Class A Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$4,140,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market for our Class A Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 10% for broadening our customer base by expanding our geographical reach to other key market, including the European markets;

•        Approximately 50% for enhancing our production capacity;

•        Approximately 10% for establishing a new design and development center for enhancing our product development capabilities; and

•        Approximately 30% for additional working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. As of the date of this prospectus, we have no understandings, agreements or commitments for particular uses of the net proceeds from this offering and have not currently identified any targets for acquisition of companies and/or formation of joint ventures. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended March 31, 2024 and 2023, KMV did not declare or pay any dividends or distributions and there was no transfer of assets among KMV and its subsidiaries. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our operating subsidiary.

Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Risk Factors — Risks Related to Doing Business in Cambodia — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” For more information.

Based on Article 157 of the LCE, the directors of FMF may declare dividends out of the company’s surplus or out of its net profits, subject to any restrictions contained in FMF’s memorandum and articles of association. In this regard, we note that FMF’s memorandum and articles of association does not contain any specific provisions restricting or prohibiting dividend distribution to its shareholders. Nevertheless, FMF may not declare or pay a dividend if, by virtue of Article 158 of the LCE, there are reasonable grounds for believing that the company is, or after payment would be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less than the aggregate of its liabilities and stated capital of all classes. Directors of FMF who vote for or consent to a resolution authorizing dividend distributions contrary to the provisions of the LCE will be jointly and severally liable to restore to the company any amounts so distributed or paid and directors will be deemed to have consented to such resolution taken at the meeting unless their written dissent is included in the meeting minutes. There are no foreign exchange control restrictions which would restrict or prohibit the repatriation of funds by a Cambodian company out of Cambodia to distribute dividends to its foreign shareholders provided that such transfer is made through a Cambodian-licensed bank and further complies with capital maintenances rules and relevant taxation laws and regulations. Based on the Cambodian Taxation Law, dividend payments made by a Cambodian company to its foreign shareholder is generally subject to 14% WHT, unless a relevant DTA is in effect. Given the DTA in effect between Hong Kong and Cambodia, the WHT on dividend payments made by FMF to its Hong Kong-based shareholder is, with prior approval from GDT on such reduction in availing the applicable DTA, reduced from 14% to 10%.

FMF is not generally required to formally report on any transactions involving the sending to, or receiving of funds from, abroad although reporting requirements are imposed on the Cambodian-licensed banks.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of March 31,2024 on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 2,100,000 Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2024
	Actual	Adjusted(1)
	US$	US$
Ordinary Shares, $0.00001 par value per share: 5,000,000,000 shares authorized comprising (i) 4,975,000,000 Class A Ordinary Shares and (ii) 25,000,000 Class B Ordinary Shares; 16,000,000 shares issued and outstanding comprising 13,000,000 Class A Ordinary Shares issued and outstanding and 3,000,000 Class B Ordinary Shares and outstanding; 18,100,000 shares issued and outstanding pro forma comprising 15,100,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares	160	181
Additional paid-in capital	—	7,216,467
Reserves	(2,494,857)	(2,494,857)
Retained earnings	2,663,128	2,663,128
Total shareholders’ equity	168,431	7,384,919
Banks and other borrowings	7,184,114	7,184,114
Total capitalization	7,352,545	14,569,033

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (underwriting discount equal to 7% per Class A Ordinary Share), non-accountable expense allowance, and estimated offering expenses payable by us (US$1,477,512). We estimate that such net proceeds will be approximately US$7,216,488. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of March 31, 2024, we had a historical net tangible book value of US$(283,564), or US$(0.02) per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of March 31, 2024.

After giving effect to the sale of Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.5 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 18,100,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at March 31, 2024 would have been US$6,932,924, or US$0.38 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.4 per Ordinary Share to existing investors and immediate dilution of US$4.12 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post- Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Class A Ordinary Share	$4.5	$4.5
Net tangible book value per Ordinary Share as of March 31, 2024	$(0.02)	$(0.02)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.40	$0.47
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.38	$0.45
Dilution per Class A Ordinary Share to new investors in this offering	$4.12	$4.05

____________

(1)      Assumes gross proceeds from the offering of 2,100,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 2,415,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering would be US$0.45, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.47, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.05.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of March 31, 2024, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Class A Ordinary Shares paid at the assumed initial public offering price of US$4.5 per Class A Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses. The total number of Ordinary Shares does not include Class A Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	16,000,000	88.4%	$160	0%	$0.00
New investors	2,100,000	11.6%	$9,450,000	100%	$4.50
Total	18,100,000	100%	$9,450,160	100%	$0.52

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our core business operations in Cambodia through our operating subsidiary, FMF.

On April 5, 2017, FMF is the Group’s key operating subsidiary and was established under the laws of Cambodia to engage in the business of leather goods manufacturing. FMF’s skilled craftsmanship and high-quality manufacturing capabilities are the cornerstones of the Group’s operations and reputation, allowing us to attract business from leading global brands. Customers issue letters of authorization directly to FMF which grant FMF the right to produce and export leather goods using their trademarks, and they frequently visit the production site of FMF located in Cambodia to inspect orders and conduct quality checks. PFL was incorporated under the laws of Hong Kong on November 3, 2016 as a trading company for the Group’s material procurement and customer invoicing.

Corporate reorganization

On January 16, 2024, KMV was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and as a holding company. On January 29, 2024, PMV was incorporated under the laws of the BVI as a holding company with KMV as its sole shareholder. As part of the reorganization, on May 29, 2024, PMV acquired the entire issued share capital of PFL, following which PFL was wholly-owned by PMV, and FMF was indirectly wholly-owned by PMV and KMV.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option:

Name	Background	Ownership
Padachi M Venture Limited	— A BVI company — Incorporated on January 29, 2024 — Issued share capital of US$100 — Intermediate holding company	100% owned by KMV
Prospect Focus Limited	— A Hong Kong company — Incorporated on November 3, 2016 — Issued share capital of HK$100 — Trading of leather goods	100% owned by PMV
FMF Manufacturing Co., Ltd.	— A Cambodian company — Established on April 5, 2017 — Registered capital of KHR4,000,000,000 — Engaged in manufacturing of leather goods	100% owned by PFL

The Controlling Shareholder will hold 3,000,000 Class B Ordinary Shares and 6,235,000 Class A Ordinary Shares, respectively, representing approximately 51.02% of the total issued and outstanding Ordinary Shares and approximately 88.2% of the total voting power, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own approximately 51.02% of our total issued and outstanding Shares, representing 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

At each general meeting, each Class A shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share which such shareholder holds and each Class B shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have twenty (20) votes for each Class B Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Through FMF, our operating subsidiary, we are a contract manufacturer of affordable luxury leather goods with our manufacturing operations in Cambodia. We primarily manufacture handbags, such as shoulder bag, crossbody bag, tote bag, backpack, top-handle handbag, satchel and other smaller leather goods, such as wallets. Our customers are well-known global fashion brands that are headquartered in the United States.

With our craftsmanship and extensive knowledge of the leather goods manufacturing process, our product engineers convert our customers’ vision and design into leather goods products. Our products are primarily affordable luxury products that are made of leather and/or other materials.

Key Factors that Affect Results of Operation

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Our ability in consolidating our existing customer base and developing new customers

Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Their level of demand for our products may fluctuate due to changes in customer demand, including their business strategies, operational needs and product portfolio or changes in consumer trends.

Our success depends on our ability to maintain long-term, strong and stable relationships with our existing customers and increase sales to them over time, as a significant amount of current net revenue is generated from sales to a limited number of existing customers. If we are unable to satisfy our existing customer to expand the volume of businesses with our existing customers or to extend our customer base by adding new customers at desired levels or at all, it could have a material adverse effect on our business, financial condition and results of operations.

Cost of raw materials

The major components of our raw materials include leather, PVC, fabric, and hardware. Changes in the costs of raw materials or transportation indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to fully pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our business, financial condition, profitability, and cash flows.

Direct labor cost

Direct labor cost of our Group was approximately US$2,466,000 and US$2,518,000 for the years ended March 31, 2024 and 2023, respectively, representing approximately 23.1% and 23.7% of our total cost of sales, respectively. Competition for skilled labor in Cambodia has been more intense in recent years. The average labor cost in Cambodia has been on an increasing trend due to higher cost of living and the implementation of the 2024 government-mandated increase of the minimum wages in 2023 via Notification on the Determination of Minimum Wage for Employees in

the Textile, Garments, Footwear Travel Goods and Bags Industry (the “2024 Minimum Wage Notification”) from US$200 to US$204 in Cambodia. Based on the 2024 Minimum Wage Notification, the minimum wage including all mandatory employment benefits, including the seniority bonus, the attendance, the accommodation and transportation allowance, and the meal allowance for overtime work. Each of our employees will receive, on average, at least US$266 per month. We cannot assure that we will be able to recruit and retain sufficient workforce in a timely manner or that our labor cost will remain stable in the future. Any material changes in the direct labor costs would affect our results of operation and profitability.

General economic and market conditions of our products

We derive substantially all of our revenue from the sale of leather goods in the international markets. Domestic and global economic growth has a significant impact on all aspects of our operations, including but not limited to the demand for and pricing of our products.

Majority of our revenue was derived from sales to the US consumer market. In recent years, the global economic indicators have shown mixed signs, and the future growth of the economies are subject to many factors beyond our control. A downturn in the economy could adversely impact consumer purchases of personal leather products. Factors that could affect consumers’ willingness to make such discretionary purchase include general business conditions, levels of employment, interest rates and tax rates, the availability of consumer credit, and consumer confidence in future economic conditions. In the event of an economic downturn, we could experience lower than expected net sales, which could force us to delay or slow our growth strategy and have a material adverse effect on our business, financial condition, profitability, and cash flows.

The COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition

The COVID-19 pandemic and the travel restrictions, quarantines, and other related public health measures and actions taken by governments and the private sector have adversely affected global economies, financial markets, and the overall environment for our business, and the extent to which it may continue to impact our results of operations and overall financial performance remains uncertain. The global macroeconomic effects of the pandemic may persist indefinitely, even after the pandemic has subsided.

Supply chain disruptions have become a major challenge for the global economy during the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed, where necessary, to ensure consistency with the policies adopted by the Group.

Critical Accounting Policies, Judgments and Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Information about estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are determination of functional currency, allowance for expected credit losses of trade receivables, allowance for write-down of inventories and depreciation of property, plant and equipment.

We believe the following critical accounting policies reflect the more significant judgments and estimates we used in the preparations of our combined and consolidated financial statements.

Revenue recognition

Revenue from sales of goods in the ordinary course of business is recognized when the Group satisfies a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods. The individual standalone selling price of a good that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Group expects to be entitled in exchange for transferring the promised goods. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Group does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Specifically, the Group uses a five-step approach to recognize revenue:

•        Step 1: Identify the contract(s) with a client

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation

The Group recognizes revenue when a performance obligation is satisfied, i.e., when “control” of the goods underlying the particular performance obligations is transferred to customers.

Sales of goods

For the sale of handbags, small leather goods and accessories, the Group typically receives purchase orders from customers which will set forth the terms and conditions including the transaction price, types of products, terms of delivery, and payment terms. These terms serve as the basis of the performance obligations that the Group must fulfil in order to recognize revenue.

The key performance obligation is when delivery of finished goods i.e., handbags, small leather goods and accessories has occurred, when the products have been shipped to the specified location/warehouse, or the risks have been transferred to the customers in accordance with Incoterms stipulated in the contracts. The completion of the performance obligation is evidenced by customer acceptance/acknowledgement indicating receipt of the products, or the Group has objective evidence that all criteria for acceptance have been satisfied. No right of goods return is given to customers. No significant element of financing is deemed present as typical payment terms range from 30 to 90 days from the date of invoice.

Trade and other receivables

A receivable is recognized when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost, using the effective interest method and including an allowance for expected credit losses.

Allowance for expected credit losses of trade receivables

The Group uses a provision matrix to measure expected credit losses for trade receivables. The expected credit losses rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

Year ended March 31, 2023 compared to year ended March 31, 2024

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

As of March 31,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2024 (US$)	622,707	454	—	—	—	623,161
2023 (US$)	588,860	—	64,979	—	—	653,839

The table below sets forth the subsequent settlements as of June 18, 2024 related to our accounts receivable as of March 31, 2024:

	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2024 (US$)	217,442	—	—	—	—	217,442

The table below sets forth the accounts receivable balance net of subsequent settlements as at June 18, 2024:

	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2024 (US$)	405,265	454	—	—	—	405,719

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of each period:

As of March 31,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2024 (US$)	(10,079)	—	—	—	—	(10,079)
2023 (US$)	(9,513)	—	(566)	—	—	(10,079)

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of each period:

As of March 31,	Current	31 – 60 days	61 – 90 days	91 – 120 days	> 120 days	Total
2024	1.6%	—	—	—	—	1.6%
2023	1.6%	—	0.9%	—	—	1.5%

Taxes

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands and/or related to real estate in the Cayman Islands. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

In addition, pursuant to section 6 of the Tax Concessions Act of the Cayman Islands, our Company has obtained an undertaking from the Governor-in-Cabinet:

(1)    that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(2)    that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of the Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concession Act.

The undertaking for our Company is valid for a period of twenty years from January 30, 2024

BVI

PMV is incorporated in the BVI and there are currently no withholding taxes or exchange control regulations in the BVI applicable to PMV. PMV is therefore not subject to tax on income or capital gains under current BVI law nor will there be any withholding tax upon payments of dividends by PMV.

Hong Kong

PFL is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. There are no withholding taxes in Hong Kong on remittance of dividends.

Cambodia

FMF is incorporated in Cambodia and a 20% annual tax on income shall apply on the net taxable income generated by a corporate taxpayer in Cambodia subject to certain exceptions. Generally, 14% withholding tax shall apply on income payments to non-resident suppliers. The applicable WHT may be lowered or exempted depending on the provisions of the relevant Double Taxation Agreements (“DTA”), subject to compliance with specific conditions.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Material accounting policy information”.

Results of Operations

Year ended March 31, 2023, compared to year ended March 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the years ended March 31,
	2023	2024
	US$	US$
Revenue	13,471,471	13,971,743
Cost of sales	(10,659,109)	(10,604,640)
Gross profit	2,812,362	3,367,103
Selling and distribution expenses	(227,000)	(239,013)
General and administrative expenses	(1,596,032)	(1,646,043)
Income from operations	989,330	1,482,047
Interest expenses	(187,442)	(403,723)
Other income	53,420	219,309
Income before income taxes	855,308	1,297,633
Income tax expense	(110,809)	(178,101)
Net income	744,499	1,119,532

Revenue

For the years ended March 31, 2024 and 2023, we generated our revenue through sales of handbag.

Our revenue increased by US$500,272 or 3.7%, from US$13,471,471 for the year ended March 31, 2023 to US$13,971,743 for the year ended March 31, 2024. This increase reflected the stable growth of our business and the continued recovery of the global handbag market after the pandemic.

Cost of sales

Our cost of sales consists mainly of raw material costs, direct labor costs and factory overheads. The amounts are relatively stable at US$10,659,109 and US$10,604,640 for the years ended March 31, 2023 and 2024, respectively.

Gross profit and gross profit margin

Our gross profit increased by US$554,741 or 19.7%, from US$2,812,362, for the year ended March 31, 2023 to US$3,367,103 for the year ended March 31, 2024. Our gross profit margin increased by 3.2 percentage points from 20.9% for the year ended March 31, 2023 to 24.1% for the year ended March 31, 2024. The increase was primarily due to better cost management in production.

Selling and distribution expenses

Our selling and distribution expenses consisted of export expenses, trucking costs and customs clearance fees. The amounts remained relatively stable at US$227,000 and US$239,013 for the years ended March 31, 2023 and 2024, respectively.

Administrative expenses

Our administrative expenses consisted of salaries, welfare and other benefits, director’s remuneration, management fees, professional services fees, office expenses and utilities, depreciation and others.

The following table sets forth a breakdown of our administrative expenses for the years ended March 31, 2024 and 2023:

	For the years ended March 31,
	2023	2024
	US$	US$
Salaries, welfare and other benefits	900,083	1,008,519
Management fees	215,544	223,548
Director’s remuneration	114,000	114,000
Office expenses and utilities	107,835	101,657
Professional services fees	73,517	75,147
Depreciation	67,669	32,843
Others	117,384	90,329
	1,596,032	1,646,043

Salaries, welfare and other benefits

Our salaries, welfare and other benefits increased by US$108,436 or 12.0% from US$900,083 for the year ended March 31, 2023 to US$1,008,519 for the year ended March 31, 2024, which was primarily due to increase in salary adjustments, employee contribution plan regarding to staggered increment plan for years of service and welfare benefits.

Management fees

Our management fee represented service fees for general corporate management paid to a related company during the years ended March 31, 2023 and 2024 and remained stable. The related party management fee arrangement will be discontinued upon listing.

Office expenses and utilities

Our office expenses and utilities consist mainly of office rental expense, electricity and water charges, travelling and stationery expenses. The amounts remained relatively stable at US$107,835 and US$101,657 for the years ended March 31, 2023 and 2024, respectively.

Professional services fees

Our professional services fees consist mainly of fees paid to external lawyers and consultants. The amounts remained relatively stable at US$73,517 and US$75,147 for the years ended March 31, 2023 and 2024, respectively.

Depreciation

Our depreciation decreased by US$34,826 or 51.5% from US$67,669 for the year ended March 31, 2023 to US$32,843 for the year ended March 31, 2024, which was primarily due to several batches of fixed assets being fully depreciated in the year ended March 31, 2023.

Others

Other expenses decreased by US$27,055 or 23.0% from US$117,384 for the year ended March 31, 2023 to US$90,329 for the year ended March 31, 2024. The decrease is mainly due to better cost control over miscellaneous expenses.

Interest expenses

Our interest expenses mainly represented interest on short term financing, supply chain financing and revolving loans. Our interest expenses increased by US$216,281 or 115.4% from US$187,442 for the year ended March 31, 2023 to US$403,723 for the year ended March 31, 2024, mainly due to additional drawdown of revolving loans and increase in trade financing during the year ended March 31, 2024.

Other income

The following table sets forth a breakdown of other income for the years ended March 31, 2023 and 2024:

	For the years ended March 31,
	2023	2024
	US$	US$
Interest income from loans to related parties	13,883	165,368
Sundry income	35,675	34,782
Gain on foreign exchange, net	3,862	19,159
	53,420	219,309

Our other income primarily included interest income from loans to related parties, sundry income and gain on foreign exchange. Our other income increased by US$165,889 or 310.5% from US$53,420 for the year ended March 31, 2023 to US$219,309 for the year ended March 31, 2024, which was primarily due to the increase in interest income from loans extended to the related parties. The related party loan arrangement will be discontinued upon listing.

Provision for income tax expense

The following table sets forth a breakdown of provision for income tax expense for the years ended March 31, 2023 and 2024:

	For the years ended March 31,
	2023	2024
	US$	US$
Current income tax expense	124,033	223,455
Deferred taxation	(13,224)	(45,354)
Total	110,809	178,101

Our overall effective tax rate increased by 2.7 percentage points from 14.5% for the year ended March 31, 2023 to 17.2% for the year ended March 31, 2024, which was primarily due to full utilization of brought forward tax losses in PFL, resulting in tax payable in PFL of US$116,928 for the year ended March 31, 2024.

Net income

As a result of the foregoing, our net income increased by US$375,033 or 50.4% from US$744,499 for the year ended March 31, 2023 to US$1,119,532 for the year ended March 31, 2024, mainly due to the increase in revenue, interest income and better cost management in production costs and operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As at March 31,
	2023	2024
	US$	US$
CURRENT ASSETS
Cash and cash equivalents	361,471	235,348
Trade and other receivables	947,881	945,030
Deferred initial public offering (“IPO”) costs	—	230,642
Amounts due from related parties	—	2,053,318
Loans to related parties	52,345	4,001,174
Inventories	3,387,762	1,802,723
Total current assets	4,749,459	9,268,235

CURRENT LIABILITIES
Trade and other payables	2,613,645	2,466,368
Amounts due to related parties	3,056,927	—
Lease liabilities	68,989	74,715
Borrowings	234,060	2,823,729
Income tax payable	16,584	116,928
Total current liabilities	5,990,205	5,481,740
Net current assets	(1,240,746)	3,786,495

Trade and other receivables

The following table sets forth a breakdown of our trade and other receivables, net as of the dates indicated:

	As at March 31,
	2023	2024
	US$	US$
Trade receivables – third parties	653,839	623,161
Less: Allowance for expected credit losses of trade receivables – third parties	(10,079)	(10,079)
	643,760	613,082
Other receivables:
– third parties	57,029	37,913
Deposits	70,740	68,440
Prepayments	14,458	17,575
VAT refundable	202,367	260,025
Less: Allowance for expected credit losses for non-trade receivables	(40,473)	(52,005)
	947,881	945,030

Trade receivables, net

Trade receivables represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 30 to 90 days, depending on their reputation, transaction history and the products purchased. Our trade receivables, net remained relatively stable at US$643,760 and US$613,082 as of March 31, 2023 and 2024, respectively.

Our management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Our management reviews outstanding receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

For details of the allowance for expected credit losses on trade receivables, please refer to the section headed ‘‘Allowance for expected credit losses of trade receivables’’ in this prospectus.

Deposits

Our deposits mainly comprised of refundable deposit of factory rental and utilities. Our deposits remained relatively stable at US$70,740 and US$68,440 as of March 31, 2023 and 2024, respectively.

Prepayments

Our prepayments mainly comprised of prepayment for factory insurance and other prepaid expenses. Our prepayments remained stable at US$14,458 and US$17,575 as of March 31, 2023 and 2024, respectively.

Amounts due from/to related parties

The amounts due from/to the related parties are unsecured, interest free and without fixed repayment terms. These balances mainly represented funds advanced to related parties and payment of operating expenses by the Group on behalf of the related parties. All amounts due from related parties of US$2,053,318 as of March 31, 2024 will be settled by October 2024.

Loans to related parties

Loans to related parties are interest bearing at the prevailing interest rates levied by the financial institution and repayable upon maturity of the loans. The related party loan arrangement will be discontinued upon listing.

Inventories

Our inventories mainly comprised of raw materials, work-in-progress, finished goods and goods-in-transit. Our inventories decreased by US$1,585,039 or 46.8% from US$3,387,762 as of March 31, 2023 to US$1,802,723 as of March 31, 2024, respectively. The decrease in inventories was mainly due to the decrease in raw material balance by US$378,818 and decrease in finished goods balance by US$1,051,655.

We review our inventory levels on a regular basis. We generally maintain an inventory level for at least one month production needs for edge paint and packaging materials, which are commonly necessary for most of our products. We believe that maintaining appropriate levels of inventories can help us better plan raw material procurement and deliver our products to meet customer demand in a timely manner without straining our liquidity.

Trade and other payables

The following table sets forth a breakdown of our trade and other payables, net as of the dates indicated:

	As of March 31,
	2023	2024
	US$	US$
Trade payables – third parties	2,118,561	1,653,660
Advance payment from customer	103,891	464,080
Accrued expenses	386,365	343,491
Other payables	4,828	5,137
	2,613,645	2,466,368

Trade payable-third parties

Our trade suppliers usually grant us a credit period between 30 and 60 days.

Our trade payable decreased by US$464,901 or 21.9% from US$2,118,561 as of March 31, 2023 to US$1,653,660 as of March 31, 2024, which was mainly due to lower volume of materials purchased before the year end. Our major raw materials include leather, fabric, and hardware. Other raw materials include edge paint.

Advance payment from customer

We receive advance payment from customers of up to 40% for new orders from certain customers. The increase of US$360,189 was mainly due to new orders received in March to be delivered in April 2024.

Accrued expenses

Our accrued expenses mainly represented accrued staff cost and benefits, professional fees, interest expenses and others. Our accrued expenses remained relatively stable at US$386,365 and US$343,491 as of March 31, 2023 and 2024, respectively.

Other payables

Our other payables mainly included payables for other taxes.

Lease liabilities

Our lease liabilities are related to the lease of factory. Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

Borrowings

Type	Principal amount	Drawn/ Maturities	Interest Rate	March 31, 2023 US$	March 31, 2024 US$
Revolving Loans	4,360,385	June 13, 2025	6.76% – 6.99%	576,923	4,360,385
Trade Financing	734,264	April 2, 2024 –July 19, 2024	6.71% – 7.35%	234,060	734,264
Export Financing	2,089,465	May 31, 2024 to July 16, 2024	6.37% – 7.59%	—	2,089,465
Total				810,983	7,184,114
Borrowings, current portion				234,060	2,823,729
Borrowings, non-current portion				576,923	4,360,385

The bank borrowings utilized by the Group are part of certain general banking facilities granted to PFL and certain related parties. The general banking facilities are secured by several corporate guarantees provided by PFL and related parties, personal guarantees provided by the ultimate beneficial shareholders, properties and share mortgages of related parties, money mortgage and fire insurance in favor of the bank.

Cash Flows

Our use of cash primarily related to operating activities. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the years indicated:

	As of March 31,
	2023	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	116,691	361,471
Net cash generated from operating activities	2,174,592	3,138,768
Net cash used in investing activities	(9,981)	(253,614)
Net cash used in financing activities	(1,919,831)	(3,011,277)
Cash and cash equivalent at the end of the year	361,471	235,348

Cash generated from operating activities

Our cash inflow from operating activities was principally from receipt of sales. Our cash outflow used in operating activities was principally for payment of purchases of raw materials, staff costs and other operating expenses.

For the year ended March 31, 2023, we had net cash generated from operating activities of US$2,174,592 mainly arising from net profit from our operation of US$855,308, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items primarily consisted of (i) depreciation of property, plant and equipment of US$240,925; (ii) depreciation of right-of-use assets of US$69,241; (iii) write down of inventories of US$47,239; and (iv) interest expenses of US$209,661. Changes in operating assets and liabilities mainly include (i) the increase in trade and other receivables of US$694,374; (ii) the increase in inventories of US$285,688; and (iii) the decrease in trade and other payables of US$45,816.

For the year ended March 31, 2024, we had net cash generated from operating activities of US$3,138,768 mainly arising from net profit from our operation of US$1,297,633, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items primarily consisted of (i) depreciation of property, plant and equipment of US$198,360; (ii) depreciation of right-of-use assets of US$69,241; (iii) write down of inventories of US$65,770; and (iv) interest expenses of US$421,713. Changes in operating assets and liabilities mainly include the increase in inventories of US$1,519,269; offset by the decrease in trade and other receivables of US$112,572 and the increase in trade and other payables of US$43,699 which was mainly due to lower volume of materials purchased before the year end.

Cash used in investing activities

For the year ended March 31, 2023, net cash generated from investing activities was US$9,981 which was related to purchase of plant and equipment.

For the year ended March 31, 2024, net cash used in investing activities was US$253,614 of which US$230,642 was related to IPO expenses and US$22,972 was related to purchase of plant and equipment.

Net cash used in financing activities

For the year ended March 31, 2023, net cash used in financing activities of US$1,919,831 mainly consisted of repayment of borrowings of US$3,175,114, offset by advance from related parties of US$1,567,108.

For the year ended March 31, 2024, net cash used in financing activities of US$3,011,277 mainly consisted of advances, loans, and repayments to related parties of US$8,893,706, offset by drawdown of borrowings of US$6,373,131.

Working Capital Sufficiency

KMV believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, its working capital will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

Capital Expenditures

We incurred capital expenditures of US$22,972 and US$9,981 for the years ended March 31, 2024 and 2023, respectively, which mainly related to increase in plant and equipment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Financial Risk

Credit risk

The Group has no significant concentration of credit risk except for those significant customers disclosed below. The Group has credit policies and procedures in place to minimize and mitigate its credit risk exposure.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s revenue:

	March 31, 2023	March 31, 2024
	US$	US$
Customer A	7,574,969	12,357,295
Customer B	665,653	1,333,936
Customer C	3,989,385	—
	12,230,007	13,691,231

The following table sets forth a summary of single customers who represent 10% or more of the Group’s trade receivable as at reporting year:

	March 31, 2023	March 31, 2024
	US$	US$
Customer A	543,575	622,708
Customer B	46,370	—
	589,945	622,708

PFL provided joint corporate guarantee together with certain related parties to banks in connection with bank facilities granted and utilized by certain related parties. These related parties are all related companies under common control by the ultimate beneficial shareholders.

The guarantee is a financial guarantee contract as PFL has the legal obligation to reimburse the banks if the related companies fail to or default on their principal and interest payment when due in accordance with the terms of the bank facilities drawn. The Group’s maximum exposure is the maximum amount the Group could have to pay if the guarantee is called upon. As at March 31, 2024, the bank facilities amounted to approximately US$91,526,000 (2023: US$95,261,000) have been jointly guaranteed by PFL. The guarantee has not been recognized in the financial statements as management is of the view that it’s unlikely that any claim will be made against the Group and PFL as management has assessed that the ultimate beneficial shareholders and related parties have sufficient financial capacities to meet the contractual cash flow obligations in the near future.

For details of the credit risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations, bank borrowing, advances from related parties, if necessary.

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. As of March 31, 2024, our cash and bank balances amounted to US$235,348 and our current assets were US$9,268,235, and our current liabilities were US$5,481,740.

Based on the above considerations, management is of the opinion that we have sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. However, there is no assurance that management will be successful in our plans. There are several factors that could potentially arise that could undermine our plans, such as changes in the demand for our products, economic conditions, the operating results continuing to deteriorate and our shareholders and related parties being able to provide continued financial support.

We maintain sufficient cash and cash equivalents, and internally generated cash flows to finance our activities and management is satisfied that funds are available to finance the operations of the Group.

For details of the liquidity risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s profit or loss. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

For details of the market risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group’s exposure to interest rate risk arises primarily from bank borrowing.

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

As of March 31, 2023 and 2024, if interest rates on bank borrowings had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit/loss for the year would decrease by approximately US$400 and US$36,000, respectively.

The Group periodically review its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable level.

The Group does not expect any significant effect on the Group’s profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

For details of the interest rate risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

Foreign currency risk

The Group’s foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, the Group does not have any formal policy for hedging against currency risk. The Group ensures that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short-term imbalances.

The Group has transactional currency exposures arising from sales or purchases that are denominated in a currency other than the functional currency of the entity, primarily Hong Kong Dollar (“HKD”), Renminbi (“RMB”) and Khmer Riel (“KHR”).

For details of the foreign currency risk, please refer to section headed “index to consolidated financial statements — Financial risk management” for additional information.

BUSINESS

OVERVIEW

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our operations in Cambodia through our operating subsidiary, FMF.

Through FMF, our operating subsidiary, we are a contract manufacturer of affordable luxury leather goods with our manufacturing operations in Cambodia. We primarily manufacture handbags, such as shoulder bag, crossbody bag, tote bag, backpack, top-handle handbag, satchel and other smaller leather goods, such as wallets. Our customers are well-known global fashion brands that are headquartered in the United States.

With our craftsmanship and extensive knowledge of the leather goods manufacturing process, our product engineers convert our customers’ vision and design into leather goods products. Our products are primarily affordable luxury products that are made of leather and/or other materials.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

Long-term and strong business relationships with renowned global fashion brands

Our main customer base includes well-known global fashion brand names covering affordable luxury brands where the leather goods we manufacture are sold across different parts of the world by these brand names. We have established and maintained long-term, strong and stable relationships with our existing customers. We believe that our expertise, experience and reputation in the leather goods manufacturing industries provide us with competitive advantages in attracting more internationally well-known brand owners as customers. However, there is no assurance that we will be successful to continue to maintain good business relationships with our existing customers. Moreover, as many of our customers are brand owners, potential customers may not be willing to place orders with us if our existing customers may be their competitors. Despite that our customers issued letters of authorization to us, we do not have long-term agreements with any of these customers, and their purchases are made on an order-by-order basis. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. See “Risk Factors — Risks Related to Our Business and Industry — We may face difficulties in consolidating our existing customer base and developing new customers” and “Risk Factors — Risks Related to Our Business and Industry — We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products” for further information.

Long-term collaborative relationships with our suppliers

We have a well-connected network of suppliers of different raw materials used in the leather goods manufacturing industry, and have a thorough understanding of the manufacturing capabilities of suppliers in Italy, Spain, South Korea, and other Asian countries including their competitive strengths. Therefore, we can quickly select suppliers that meet our customers’ demands in terms of budget, technical requirements, and design specifications. However, we do not enter any long-term contracts with them. The terms of services provided by our suppliers may be susceptible to fluctuations with regard to pricing, timing and quality. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. Moreover, as we do not have long-term contracts with our suppliers, we may not be able to exercise adequate control over their operations and we are not able to ensure their compliance with applicable laws and regulations. See “Risk Factors — Risks Related to Our Business and Industry — Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations” for further information.

Extensive understanding of leather goods manufacturing process, up-to-date machinery and efficient management resulting in competitive pricing while maintaining quality and high efficiency

Although the production process for leather goods involves manual work by skilled workers, our factory utilizes various specialized machines, jigs, and molds to streamline the manufacturing workflow. With our experiences working with various well-known global fashion brands, we have developed in-depth expertise and know-how with respect to the leather good production process. We are experienced in planning the production steps so as to provide a systemic and streamlined production process which reduces wastage and shortens production time, which in turn allows us to deliver products on a timely basis.

Our product development team is also experienced in developing product based on initial design provided by our customers and developing product prototype. Our expertise and experience throughout every stage of the production process together with our large-scale production capacity in Cambodia have enabled us to produce our products in volume with efficiency and quality, which reinforces our competitiveness.

Experienced management team with extensive knowledge of the leather goods manufacturing industry where we operate

We have a team of experienced and competent management with responsibility for sales development, directing and managing daily operations, monitoring and supervising social and safety compliance, overseeing our financial condition and performance, allocating and budgeting human resources and formulating business strategies. Our management team is led by Mr. Duncan Miao, our director and the chairman of the board of director. He has more than 20 years of experience in the leather goods manufacturing industry. Our other director and our chief executive officer, Mr. Ngee Woon Lim, also has more than 20 years of experience in sales and operations, along with financial management in events management, construction as well as in the manufacturing industry. Our chief financial offer, Mr. Yi Feng Kwok, has been in the field of accounting and audit for more than 10 years, having worked in major CPA firms.

Leveraging on the extensive experience and long-established presence of our management team in the leather goods manufacturing industry, we are able to optimize our production process, reduce costs and improve operational efficiency, as well as giving our customers confidence in our ability to complete quality works in a timely manner and strengthening our presence in the leather goods manufacturing industry. However, we cannot assure you that we will be able to attract or retain key executives and personnel to maintain or expand our business. A loss of the services of any members of our management could negatively affect the implementation of our business plan and make it difficult to move forward with our expansion plan. See “Risk Factors — Risks Related to Our Business and Industry — We are dependent on our key executives and personnel” for further information.

Our Strategies

Our aim is to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer of leather goods by pursuing the following key strategies:

Broadening our customer base by expanding our geographical market reach to other key markets, including the European markets

We plan to place more efforts and resources to expand into other key markets, in particular the European market, by building business relationships with fashion brands in the Europe. The European leather goods manufacturing market is more fragmented but presents opportunities for higher profit margins. As customers in this market often value personalized service and close partnerships with their contract manufacturers. Therefore, having an onsite sales and business team dedicated to the European market will be crucial to our success, as they can provide the localized, relationship-driven approach that is necessary to effectively penetrate this market. The team will leverage our existing customer relationship to facilitate and arrange in-person visits to both our existing and potential customers. We can provide personalized support and solutions to our potential customers and explore new business opportunities through these face-to-face interactions.

We also plan to enhance our existing website to include more detailed information and background on our business and products and our expertise in leather goods manufacturing to support the marketing activities. While we expect our reputation in the leather goods manufacturing industry to remain the primary driver of new clients, the website will serve as an online presence to inform potential customers about our company and make our expertise accessible to the broader business community, even if they do not directly initiate business through the website.

Through these activities, we expect to enhance the awareness and reputation of our Group in the leather goods manufacturing industry and expand our geographical market reach to other key markets. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to achieve our business objectives” for further information.

Enhancing our production capacity

We plan to enhance and expand our production capacity by leasing a new production facility to facilitate the expansion of our business. We estimated the total investment cost of enhancing our production capacity to be approximately US$3,500,000. We plan to utilize approximately 50% of the net proceeds of this offering for enhancing our production capacity with the remaining balance funded by our internal financial resources and/or bank borrowings. We will enhance our production capacity by phrases and we expect to commence the preliminary work including securing the new facility, renovating the production area, installing necessary equipment, and training additional workforce, shortly after the listing and we expect to complete the first phrase of enhancement in one year.

Upon completion of this capacity enhancement initiative, our key production capabilities will be significantly improved. The expanded facilities will increase our total number of assembly lines from 12 to 26 and our monthly production output capacity will increase from 75,000 units to approximately 160,000 units.

Enhancing our production capacity enables us to meet the growing demand as our business further grows. We anticipate that such enhancement of production capability will increase our cost competitiveness, improve our customers’ quality assurance and help us position ourselves higher. We believe that the increase in production capacity may reduce other indirect costs such as factory overheads and quality control cost and labor cost and thus benefit us with additional cost-saving advantages from economies of scale. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to achieve our business objectives” for further information.

Establishing a new design and development center for enhancing our product development capabilities

We intend to establish a new design and development center which is equipped with advanced equipment and software to enhance our capability to develop our products in accordance with our customers’ design package and specifications. We estimated the total investment cost of establishing a new design and development center to be approximately US$700,000. We plan to utilize approximately 10% of the net proceeds of this offering for establishing the design and development center with the remaining balance funded by our internal financial resources and/or bank borrowings. The establishment of the design and development center is part of the overall plan to set up a new production facility, which is expected to commence shortly after the listing. We expect to install the necessary equipment and software, and train additional workforce for the design and development center within three months after the completion of setting up the new production facility. The design and development center will be co-located within the same premises as the new production facility. The design and development center may enable us to make and refine samples efficiently during the product development process. Furthermore, the design and development center will demonstrate our strong craftsmanship and technical expertise to our customers. This demonstration of our enhanced design and development capabilities is intended to reinforce our position as a trusted contract manufacturer, ultimately helping us secure additional orders from our existing customers and potential customers and enhancing their satisfaction with our services.

Our new product development team will provide the following services to our customers, including but not limited to, transforming design intent into feasible handbag construction, creating paper patterns for production, conducting material suitability and alternative analysis, designing production methodology and standards, designing quality procedures and standards on materials, production and packaging, as well as providing inventory and logistics management. With the design and development center in place, we expect to increase our product development capacity from the current 30 pieces per month to 100-120 pieces per month, reducing the turnaround time for product development.

Our new design and development center, our craftsmanship, experience in working with and manufacturing leather goods for global brands and extensive knowledge of the affordable luxury market, ability to keep abreast of the evolving market trends and ability to convert concepts into living and practicable products that customers desire put us in a more advantageous position than other new entrants. New entrants in the absence of the capabilities mentioned above may find it challenging to offer competitive pricing and higher quality products at the same time. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to achieve our business objectives” for further information.

BUSINESS MODEL

The following diagram illustrates our business model:

RAW MATERIAL SOURCING AND SUPPLIERS

Our major raw materials include leather, fabric, and hardware. Other raw materials include edge paint. Our customers may designate raw material suppliers, therefore, our customers enter agreements with the raw material suppliers and arrange delivery of raw materials to us.

Other than the suppliers designated by our customers, we carefully select our suppliers based on certain assessment criteria, such as their capability to meet our customers’ specification, overall track record, scale and expertise, cost, product quality and quality control effectiveness, reliability, price, delivery punctuality, historical relationship with us, reputation and aftersales services. During the selection process, we generally carry regular on-site examination of our potential suppliers to ensure that they meet our selection criteria. We carry out evaluation of the performance of our existing suppliers and identify better suppliers from time to time to replace the suppliers who fail to perform to our satisfaction. We mainly source our raw materials from suppliers in Italy, Spain, South Korea, Vietnams and Mainland China, who are independent third parties.

We do not enter into any framework agreement or long term agreement with any of our suppliers. Instead, we make our purchases based on the requirement of each particular contract and for the customer orders we have on hand. Subsequent to the issue of purchase orders to our suppliers, our suppliers will supply the specified products in accordance with the delivery time required at the contracted price. Our quality control team from our quality control department checks the quality of the raw materials upon their arrivals at our production facility to ensure that they conform to our and our customers’ quality standards.

PRODUCT DEVELOPMENT

Our customers generally provide a design package, which include designs, technical drawings, specifications, and type of possible raw material choice. In principle, the product development process of our product can be divided into three stages as set out below:

•        Product engineering.    Upon receipt of the design package, our production development team and product engineers work closely with our customers to understand their specifications and requirements and takes feedback from customers for modifications to the initial design. Our product development team and product engineers also provide inputs on feasibility of mass production of the product in terms of design and raw materials.

•        Prototype development.    Once the product engineering is approved by our customers, we will make a pre-production sample for consideration by our customers. We will closely collaborate with our customers to refine and iterate on this pre-production sample until it fully aligns with their precise design specifications and requirements. We liaise with our customers to refine the pre-production sample. After our customers provide their final approval of the pre-production sample, they will then decide the size of the purchase to be placed with us. They also provide paper pattern for material cutting for the specific design of each type of product.

We usually need 30 days for product development.

PRE-PRODUCTION

Once a customer is satisfied with the pre-production sample and place order with us, we will make a pilot sample for the bulk production methodology. We will compare this pilot sample against the pre-production sample and notify our customers of any variations in the design. The customer will then need to approve the product sample before we proceed with mass production.

After our customer places order with us, our purchasing team calculates the consumption of each type of raw materials required and order such materials from suppliers if our customer does not designate raw material supplier.

Our production team and industrial engineer have pre-production meeting to design the production process which sets out steps for manufacturing workers in the Cambodia Factory to follow, to confirm the design intent and the production methods and to foresee potential quality issues. Our pilot line also provides a set of paper patterns for raw material cutting.

PRODUCTION

Before raw materials are used in our production process, we conduct incoming quality control on all raw materials to examine them on a sampling basis. Some of the raw materials are pre-processed before being passed to the production lines for sewing and assembly according to the relevant specifications. For example, leathers are sent to the cutting department for cutting, re-cutting, die-cutting and skiving into panels. We then mold the panels into shape by gluing, inking and sewing and different processed raw materials and other components are assembled together to make a finished product.

QUALITY CONTROL

We believe that our commitment to quality control is one of the principal factors contributing to our success. We have implemented stringent production and quality control procedures to ensure the consistent high quality of our products.

To maintain high quality standard for our products and minimize defects and returns of defective products, our management is actively involved in setting stringent production and quality control procedures designed to ensure that our products meet or often exceed the relevant customer quality requirements. We regularly provide on-the-job training to our manufacturing line employees so as to ensure effective application of our quality control procedures. Furthermore, our quality control team checks and controls the operation of the production line to ensure adequate quality control during production and to avoid any unintended interruption, and to minimize the down time of the production line. Our customers also provided quality control training to our quality control personnel and issued certificate to our quality control personnel upon successful completion of quality control training. Although we do not hold international certifications for our quality management systems, we adopt the quality control procedures issued by our customers.

We also ensure production considerations are taken into account during the production development so as to maximize the number of products that pass our quality control tests. In order to monitor our production quality and ensure that our products meet all our internal benchmarks and customers’ specifications, our quality control staff carry out quality control inspection throughout the production process, including:

•        Quality control for raw materials.    Other than raw materials designated by some of our customers, we purchase raw materials from raw material suppliers who have passed our quality and reliability assessments. Before raw materials are used in our production process, we conduct incoming quality control on all raw materials to examine them on a sampling basis. A sample of each type of raw materials is examined physically to ensure that their quality meets the specifications and standards of our products. We return to our raw material suppliers any raw materials that do not satisfy our quality inspection and obtain replacement raw materials.

•        Quality control during production.    Our quality control personnel in the Cambodia Factory monitor each phase of the production process by conducting visual inspection of every semi-finished products. If any quality issues in the production process are identified, the products will be arranged to be reworked.

•        Quality control for finished goods.    Our customers generally have their specific acceptance procedures, they monitor the production process and quality of finished goods by arranging for their quality control personnel to perform on-site inspection. In addition, our customers may require us to check a fixed number of products in each of our shipments on a random basis. Our quality control department and our customers’ on-site inspection personnel perform final visual inspection on finished goods together with their product labels, merchant cards and shipping marks on packaging in each of our shipments on a random basis.

INVENTORY AND LOGISTICS MANAGEMENT

It is our practice to maintain an inventory level for at least one month production needs of certain raw materials, such as edge paint and packaging materials, which are commonly necessary for manufacturing of most of our products. We normally source other raw materials for use in production after we receive purchase orders from our customers in order to avoid obsolescence of raw materials.

As most of our customers designate suppliers of raw materials which we are mandated to use in the manufacturing their products, we do not generally maintain a high level of raw material inventory. We and our customers place purchase orders for raw materials and components purchased by us and designated by them as close as possible to the required delivery time, depending on our production requirements and the type of raw materials or components.

As our products are made to order, we do not generally maintain a finished good inventory.

After the finished goods pass the inline quality control and endline quality control, they are packed with their product labels, merchant cards and shipping marks on packaging. The staff responsible for product delivery will verify and number the finished product packages according to customers’ delivery notices and packing notes. The finished products will then be delivered to the locations designated by customers. We generally engage third-party logistics and transportation companies to transport our products to the locations designated by our customers.

SALES AND MARKETING

We manage our business relationships with customers through our sales and marketing activities. The sales and marketing personnel solicit and collect feedback from customers on our products. We manage our relationship with our key customers through frequent visits to our customers’ offices and/or factories or through our customers’ visits to our factories. Our customers also frequently contact us in relation to any queries they may have during the production.

We approach potential customers for business opportunities by contacting them through our business network and through business referrals that we receive from time to time from our customers. Our marketing activities also include paying visits to potential customers.

As part of our strategic development, we intend to strengthen our sales and marketing efforts to expand our market presence in other international markets, including the European markets.

CUSTOMERS

Our customers are mainly well-known global fashion brands headquartered in the United States. Our total revenue was from three customers for the years ended March 31, 2024 and 2023. Out of the three customers, we have one customer whose contribution accounted for approximately 88.5% and 56.3% of our revenue, respectively, for the years ended March 31, 2024 and 2023, respectively.

Our goal is to diversify our customer base and revenue source and position ourselves as a reliable and trusted contract manufacturer. We will continue to strengthen our development and manufacturing capabilities and expand our product and service offerings to our customers for every new season. We will also aim to diversify our customer base and revenue source, by expanding our geographical market reach to other key markets, including the European markets.

We do not enter into long-term agreements with our customers, which we believe is in line with market practice. Our customers usually issue letters of authorization that grant FMF the right to produce and export leather goods using their trademarks. Set out below are the salient terms of the letters of authorization:

•        Authorized Activity:    The letter specifies the activity FMF is permitted to conduct, such as producing and exporting the authorized products.

•        Authorized Items:    The letter identifies the specific items FMF is authorized to manufacture, such as wallets and handbags.

•        Authorized Factory:    The letter names our factory location where FMF is authorized to produce the products.

•        Authorized Period:    The letter states the expiry date of the authorized period.

•        Other terms:    The letter also includes other provisions, such as:

•        the authorization cannot be transferred or assigned to any other party without the express prior written authorization of our customer;

•        orders produced for our customer shall not be subcontracted during any part of the manufacturing process without our customer’s prior written authorization; and

•        there shall be no disposition of our customer’s inventory other than that expressly authorized in writing by our customer.

PRODUCTS

We produce different styles of leather products, such as shoulder bags, crossbody bags, tote bags, backpacks, top-handle handbags, satchel, and other small leather goods, such as wallets, as a contract manufacturer for our customers. Our products are made of materials such as leather and fabric. Our products are mainly affordable luxury products.

PRODUCT RETURN

We do not have a product return or warranty policy. Our products are subject to our final inspection before delivery to ensure they conform with our specification and quality requirements. The allocation of liability for product defects between us and our customers follows the delivery terms adopted in our customers’ purchase orders, which is generally by FOB. We do not assume the risk of damages or losses after our products are delivered to the place designated by our customers. However, we recognize the significance of maintaining a positive and long-term business relationship with our clients. After the completion of a project, we follow up with our customers to gauge their level of satisfaction and solicit feedback on our services.

For the years ended March 31, 2024 and 2023, we were not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

FACILITIES

We do not own any real property.

Our headquarter and main production facility are located in Cambodia where we lease the land located in Kandal Province, Cambodia, with a total land size of approximately 13,759 square meters with a lease term from April 1, 2017 to March 31, 2027 and a monthly rent of US$8,470, from an independent third party, and being the Cambodia Factory. The Cambodia Factory comprises two factory buildings, an office complex and a dormitory. We conduct all our production operations at the Cambodia Factory.

Our production site, the Cambodia Factory:

PRICING POLICY

We generally adopt a cost-plus pricing strategy by adding a mark-up to the cost of goods and services to arrive at our price. Factors taken into account for our price scale of products would usually include, among others, (i) natures of products; (iii) material costs; (iv) ordering quantity; (v) expected delivery schedule; (vi) price of similar products in the market; and (vii) the expected profit margin determined by our management team. Other factors to consider also include credit terms and the customers’ special requirements.

INTELLECTUAL PROPERTY

To date, we do not own any patents, copyrights, domains, trademarks or license agreements in relation to our business. As of the date of this prospectus, we had not been subject to any material dispute or claims for infringement upon third parties’ trademarks, licenses and other intellectual property rights.

EMPLOYEES

As of May 31, 2024, we employed a total number of 1234 full-time employees, all of them are based in Cambodia.

Our employees are employed in the areas of management, operations and production, production control, customer service, merchandising, technical support, procurement and logistics, sales and applications, quality assurance, administration, human resources, and finance. We have employment contracts with each of our employees in accordance with the applicable employment laws in Cambodia and Hong Kong.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. Our factory workers are represented by labor unions and our office workers and supervisors in the Cambodia Factory are not represented by labor unions.

SEASONALITY

Our business historically has not been subject to seasonal fluctuations.

COMPETITION

The leather goods manufacturing market in Cambodia is relatively competitive. There are a number of contract manufacturers in Cambodia who are also authorized by our customers, who are players operating in the market. We expect to face intense competition from our existing competitors and new market entrants in the future. We primarily compete on (i) product functionality, quality and reliability; (ii) technical and manufacturing capabilities; (iii) ability to meet customers’ delivery schedules; and (iv) customer relationships and services.

LICENSES, PERMISSIONS AND CERTIFICATIONS

As of the date of this prospectus, we have obtained all requisite licenses or permissions that are material to our business operations, all of which are valid and current, and we have not been denied such licenses, permissions or approvals by any authorities.

COVID-19 UPDATE

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout Mainland China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        The Cambodia Factory was affected by the implementation of the Law on Measures to Prevent the Spread of COVID-19 and other Serious, Dangerous and Contagious Diseases (the “COVID-19 Law”) passed by the Cambodian Government in March 2021. The Cambodian Government use the COVID-19 Law to issue the Decision on Lockdown of Phnom Penh Capital and Takhmao City of Kandal Province to Prevent the Spread of Covid-19 on April 14, 2021 where we were required to close the Cambodia Factory temporarily, located in Takhmao District, Kandal Province, Cambodia, from April 14 to April 28, 2021, as the relevant local authorities mandated prevention measures in Kandal Province due to Omicron variant of COVID-19. The production capacity of the Cambodia Factory was affected by the lockdown. However, the fulfilment of customer orders was not significantly affected as customers had already reduced their order quantities in anticipation of decreased sales volume caused by the COVID-19. As a result, the Cambodia Factory was able to meet customer demand despite the challenges posed by the pandemic.

Following the promulgation of the COVID-19 Law, the Cambodian Government issued several regulations, including but not limited to:

(iv)   Sub-Decree No. 37 on Health Measures to Prevent the Spread of COVID-19 and Other Contagious Diseases dated March 12, 2021 (“Sub-Decree No. 37”);

(v)    Sub-Decree No. 27 on Quarantine Measures to Prevent the Spread of COVID-19 dated February 18, 2021 (“Sub-Decree No. 27”); and

(vi)   Sub-Decree No. 28 on Amendment on Article 8 of Sub-Decree No. 129 dated September 17, 2015 on Health Measures to Prevent and Respond to International Spread of Diseases through Border Gateway dated February 18, 2021 (“Sub-Decree No. 28”).

Under Sub-Decree No. 37, employers of all enterprises shall comply with cleaning and hygiene measures and social distancing measures.

In the event of failure to comply with the above obligations, the enterprises, will be subject to a warning and guidance from the authorities. Continued non-compliance could lead to monetary fines ranging from KHR2,000,000 (approximately USD500) to KHR10,000,000 (approximately USD2,500). In addition to this, the competent authorities may impose administrative penalties stipulated under the COVID-19 Law which is in conformity with Sub-Decree No. 37.

•        In conformity with Sub-Decree No. 27, quarantine shall apply to all Cambodian and foreigners traveling from abroad to Cambodia through all means, and any person that has direct or indirect contact with a person infected with COVID-19 or suspected to have COVID-19. Quarantine will take place at a quarantine center, or any other places determined by the Ministry of Health or competent sub-national administration. Non-compliance or escaping from the quarantine place during the quarantine period can result in a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250).

•        Sub-Decree No. 28 was issued in order to curb the cross-border spread of COVID-19. Pursuant to this Sub-Decree, the passengers and drivers of transport vehicles shall adhere to control conducts by quarantine officers. Any escape or non-cooperative acts with the quarantine officers in implementing health measures or which does not fulfill prescribed formalities shall be subject to a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250). Any person who initiates, directs, instructs, incites, persuades, or deliberately facilitates a passenger or driver of a transport vehicle to evade inspection or implementation of quarantine measures shall be subject to fine from KHR10,000,000 (approximately USD2,500) to KHR50,000,000 (approximately USD12,500).

•        In the years following COVID-19, the Cambodian Government introduced certain strategic frameworks to help boost and revive the garment sector, and to mitigate the impacts felt by the pandemic. On December 22, 2021, the Cambodian Government officially launched the “Strategic Framework and Programmes for Economic Recovery in the Context of Living with COVID-19 in a New Normal 2021-2023”, tailored to strengthen the country’s socio-economic resilience and growth in the immediate-and-medium term.

Subsequently, the Supreme National Economic Council released a “Development Strategy on Cambodia’s Garment, Footwear, and Bag Production Sector 2022-2027” in the following year on March 21, 2022, aiming to develop this sector into an industry that is environmentally sustainable and resilient, has high value-add, is highly competitive, and acts as a fundamental support for economic diversification by implementing various measures, for instance, improving working conditions and welfare for workers and promoting market diversification for exports of garment, footwear, and travel goods.

The Cambodian Government provided financial assistance to workers in the garment, footwear, travel goods, and bags sector, upon receipt of suspension of employment contract permits from MLVT. This included USD40 per month per person from June 2020 to December 2021 and supplemented by an additional USD30 per month from employers.

According to WHO, the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on May 5, 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2024 and beyond.

LEGAL PROCEEDINGS

From time to time, we may become involved in legal proceedings arising in the ordinary course of business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material adverse effect on our business, financial condition or operations.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations in Cambodia, given the size and nature of our business. We currently maintain insurance coverage on the Cambodia Factory, machineries and equipment, stocks, loss of profit, public liability and cargo and shipping. We believe that our insurance coverage is adequate and in line with the industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

REGULATIONS

The relevant laws and regulations governing us which do not purport to be an exhaustive description of all laws and regulations of which our business is subject to are summarized below.

Regulations Relating to our Business Operations in Cambodia

Laws and Regulations Relating to Foreign Investment

Foreign investment

Any legal entity conducting business activity in Cambodia is subject to the Law on Commercial Rules and Registry enacted on May 3, 1995 (as amended on November 18, 1999 and thereafter on January 29, 2022) and the Law on Commercial Enterprises promulgated on June 19, 2005 (as amended on January 29, 2022), which regulate the establishment, operation and management of a company or business conducted in Cambodia. In addition to the general company law framework described above, any investment in Cambodia is subject to the recently promulgated Law on Investment enacted on October 15, 2021 (the “Law on Investment”) and the implementing Sub-Decree No. 139 on the Implementation of the Law on Investment dated June 26, 2023 (the “Sub-Decree 139”).

The Law on Investment establishes a liberal framework on investments, where aside from prohibition on foreign land ownership, very few restrictions are placed on the level of foreign participation in investments, with 100% foreign-owned investment permitted in almost every sector with favorable investment incentives. All businesses in Cambodia must be registered at the Ministry of Commerce (“MOC”), at least fifteen (15) days prior to the commencement of business activities. A business entity is deemed to exist on the date that a Certificate of Incorporation is issued by the MOC. All businesses need to have a Certificate of Incorporation from the MOC, a Patent Tax Certificate and a Value Added Tax (“VAT”) Certificate from the General Department of Taxation (“GDT”). Pursuant to Sub-Decree No. 84 on Business Registration via Information Technology System dated June 10, 2020, a business may be registered through a single information technology system (also known as ‘Single Portal’), which includes business incorporation at the MOC, tax registration at the GDT, notification of the enterprise opening to the Ministry of Labor and Vocational Training (“MLVT”), and certain businesses may also obtain qualified investment project (“QIP”) registration at the Council for the Development of Cambodia (“CDC”).

Investment incentives are not provided to all investment projects. The investment activities listed in the Law on Investment grants incentives to nineteen (19) priority sectors. However, if a proposed project falls under the category of the “Negative List” in Sub-Decree No.139, then such project is ineligible for investment incentives. The manufacturing of bags and related leather products is on the Negative List under Sub-Decree No. 139 and is ineligible for incentives unless the investment capital is more than United States Dollars Five Hundred Thousand (USD500,000).

Government incentive scheme

Pursuant to the Law on Investment, a QIP, either domestic or foreign, is eligible for the following incentives:

(a)    Basic incentives:

(i)     Option 1:    Tax exemption period

•        Income tax exemption for 3 to 9 years, depending on the sector and investment activities, from the time of earning of first income.

•        Exemption from the monthly prepayment of tax on income during the tax exemption period.

•        Exemption from the minimum tax provided that there is an independent audit report.

•        After the tax exemption period has expired, the QIP’s income tax will only increase gradually over a 6-year period, at a progressive rate proportional to the total tax due: 25% for the first 2 years, 50% for the subsequent 2 years, and 75% for the last 2 years. From the 7th year onward, the full tax will apply.

(ii)    Option 2:    Special depreciation

•        Eligibility of deducting up to 200% on other major expenditures for up to 9 years along with other incentives.

•        Deduction of capital expenditure through special depreciation as stated in the tax regulations in force.

•        Exemption from the monthly prepayment of tax on income for a specific period.

•        Exemption from the minimum tax provided that there is an independent audit report.

•        Export tax exemption, unless provided otherwise in other laws and regulations.

(b)    Additional incentives:

(i)     Exemption from VAT for the purchase of locally made production inputs for the implementation of the QIP.

(ii)    Deduction of 150% from the tax base for the following activities:

•        Research, development and innovation;

•        Human resource development through provision of vocational training and skills to Cambodian workers;

•        Construction of accommodation, food courts or canteens where reasonably priced foods are sold, nurseries and other facilities for workers.

•        Upgrade of machinery to serve the production line; and

•        Provision of welfare for Cambodian workers such as comfortable means of transportation, accommodation, food courts, nurseries and other facilities.

(iii)   Exemption from income tax for expansion of the QIP.

In addition to the above, any specific sector and investment activities having high potential to contribute to national economic development may receive specific special incentives to be set out in the Law on Financial Management.

Further, under the Law on Investment, an investment company is entitled to protection against nationalization and arbitrary exploitation by the Cambodian Government, which could adversely affect its assets in Cambodia. Foreign investors shall not be subject to any discrimination on the basis of foreign nationality, except for land ownership as stipulated in the Constitution of the Kingdom of Cambodia (the “Cambodian Constitution”). Other protections for foreign investors under the Law on Investment include ability to freely repatriate funds; protection of intellectual property and protection against pricing intervention by the Cambodian Government.

Foreign relations in Cambodia

Cambodia has established diplomatic relations with most countries, including the United States where our customers’ business is conducted and our products are mainly exported and the European Union, Canada, and Japan where our products are also primarily exported.

Cambodia — United States foreign relation

From mid-2016, following the major expansion of the Generalized System of Preferences of the United States, Cambodia has been able to export travel goods such as luggage, backpacks, handbags and wallets to the United States duty free. However, the Generalized System of Preferences expired on December 31, 2020 and is currently pending Congressional action to pass legislation for renewal. Effective from January 1, 2021, all the goods entering the United States are all subject to most-favored nation duty rates.

Cambodia — European Union foreign relations

Cambodia is granted with duty-free and quota-free exports to the European Union (“EU”) for all goods, except arms and ammunition under the ‘Everything But Arms’ trading scheme adopted by the EU. Effective from August 12, 2020, the EU partially withdrew the duty-free and quota-fee export, affecting approximately 20% of Cambodia’s export. The ‘Everything But Arms’ scheme also relaxes the rules of origin for products imported under the Generalized System of Preferences, effective from January 1, 2011. These relaxed rules of origin allow Cambodia to claim origin for its products, even if the primary materials do not originate in Cambodia.

Cambodia — Canada foreign relations

Cambodia benefits from Canada’s Market Access Initiative for least developed countries, which allows qualifying states quota-free and duty-free access to the Canadian market. Canada is one of Cambodia’s top export destinations. Currently, Canada is working to achieve a free trade agreement with ASEAN, which will benefit both ASEAN and Cambodia.

Cambodia — Japan foreign relations

Despite not having a free trade agreement, Japan is one of top Cambodia’s buyer. Cambodia is a beneficiary of the Generalized System of Preferences granted by Japan. Cambodia is also enjoying trading benefits under the ASEAN-Japan Free Trade Agreement and RCEP for the export of products made in Cambodia to Japan under preferential tariff treatment.

Laws and Regulations Relating to Factory Operation

Pursuant to Article 2 of the Law on Management of Factories and Handicrafts dated June 23, 2006, and as amended on October 23, 2014 (“Factories and Handicrafts Law”), a “factory” means “buildings, places or vehicles for producing and transforming raw materials or semi-final products to new products or/and for performing other activities such as assembling, repairing, testing, packaging, filling, maintenance, storage or improvement to satisfy the market demand.”

In addition, according to Prakas No.198 on the Procedures and Formalities on the Establishment of Factory and Handicraft dated September 9, 2016 issued by the Ministry of Industry, Science, Technology and Innovation (the “Prakas No. 198”), a factory is defined as a “manufacturing facility that uses or is expected to use tools, machines, equipment and furniture in the facility for production in an enterprise, which represents an investment capital of more than USD500,000 (five hundred thousand United States Dollars.”

In accordance with the Factories and Handicrafts Law and the Law on Construction dated November 2, 2019 (the “Construction Law”), the construction, establishment and operation of a factory or a branch or the expansion or relocation of a factory, is subject to obtainment of the following permits:

(1)    a construction permit (“Construction Permit”);

(2)    a construction site-opening permit (“Construction Site-Opening Permit”);

(3)    a factory establishment permit (“Factory Establishment Permit”);

(4)    a factory operation permit (“Factory Operation Permit”); and

(5)    a certificate of occupancy (“Certificate of Occupancy”).

1.      Construction Permit

Pursuant to the Construction Law and Article 8 of Sub-Decree No. 224 on Construction Permits dated December 30, 2020 (“Sub-Decree No. 224”), before constructing any structure on land, or substantially renovating a building, a construction owner is required to have a Construction Permit unless exempted under specific regulations. In accordance with Article 28 of the Construction Law and Article 15 of Sub-Decree No. 224, the following types of constructions do not require construction permits:

(i)     small constructions that do not affect public security, safety and order;

(ii)    constructions which are for the purposes of national security and national defense;

(iii)   ground-floor building with a total area of less than or equal to twelve (12) square meters and less than or equal to five (5) meters in height;

(iv)   wooden house, wooden house with concrete ground floor and wooden rugs, wooden or concrete one-story house in rural or farming areas with a total area of less than or equal to one hundred (100) square meters, less than or equal to nine (9) meters and not located at or in any tourist destinations, heritage sites, conservation areas or protected areas;

(v)    constructions which are not made from concrete, built on ground floor and for temporary uses, including but not limited to poles, flagpoles, podiums, shelters, booths or components to conduct any events;

(vi)   constructions in Buddhist pagodas with a total area of less than or equal to twenty (20) square meters and less than or equal to twelve (12) meters; and

(vii)  fences which are not made from stone or concrete.

Depending on the size and/or location of the building, the issuing authorities of the Construction Permit are either:

(i)     the Ministry of Land Management, Urban Planning and Construction (“MLMUPC”) for:

(a)     buildings exceeding three thousand (3,000) square meters;

(b)    reconstruction work, additional construction work, or renovation of existing construction work with total area of old construction floor together with new construction floor being more than three thousand (3,000) square meters;

(c)     more than eleven (11) floors including the ground floor;

(d)    buildings with basement deeper than five (5) meters;

(e)     walls holding the ground higher than five (5) meters;

(f)     installations that can cause danger by fire such as station or small station that stores, sell, or distribute gasoline, gas, or other petroleum products, stove or tank stores gasoline, gas, flammable elements or other petroleum products, and workshop that has flammable products;

(g)    reservoir higher than fifteen (15) meters or store more than fifty (50) cubic meters;

(h)    construction for the purposes of sport, tourism, and cultural sectors, including but not limited to stadiums, golf fields, car racing fields, amusement parks, pools, museums, theaters, conference halls, cinemas;

(i)     construction in natural protected areas, cultural heritage sites, historical or other protected areas;

(j)     buildings, control towers, or construction in bus terminals, train stations, ports, airports, or power plants that are not part of road infrastructures or water constructions;

(k)    buildings, control towers, or gates at international borders;

(l)     telephone antenna towers and radio or television antenna towers; and

(m)   constructions which are not built lower than or equal to thirty (30) meters;

(ii)    depending on the location of the building, the relevant Provincial Governor for:

(a)     buildings with a total area of less than or equal to three thousand (3,000) square meters and less than or equal to eleven (11) floors including the ground floor with or without basement with depth less than or equal to five (5) meters, except construction with a construction permit that is issued by the chief of governor of the relevant city and district;

(b)    reconstruction work, additional construction work, or renovation of existing construction work with total area of old construction floor together with new construction floor being more than five hundred (500) square meters and less than or equal to three thousand (3,000) square meters;

(c)     walls holding the ground less than or equal to five (5) meters in height;

(d)    fences made from stone or concrete higher than or equal to three (3) meters in height; and

(e)     constructions that are not building less than or equal to thirty (30) meters in height;

(iii)   depending on the location of the building, the Governor of the relevant city and district for:

(a)     house construction with a total area less than or equal to five hundred (500) square meters and with height less than or equal to four (4) floors including ground floor and no basement;

(b)    reconstruction work, additional construction work, or renovation of existing construction work for house with area of old construction floor together with new construction floor that does not require construction permit and less than or equal to five hundred (500) square meters; and

(c)     fences made from stone or concrete less than three (3) meters in height.

Given the size of the Cambodia Factory, a Construction Permit issued by MLMUPC should’ve been obtained by the construction owner (being the lessee of FMF’s leased premises).

The Construction Permit has a validity period of one (1) year from the issuance date and is subject to a one-time extension. The construction of any factory is also required to be based on the application submitted to the Ministry of Industry, Science, Technology and Innovation (“MISTI”) when applying for the Factory Establishment Permit.

2.      Construction Site-Opening Permit

Prior to the commencement of any construction work, a Construction Site-Opening Permit shall also be obtained by the construction owner in accordance with the Construction Permit (Article 37 of Sub-Decree No. 224). The issuing authority shall be the same authority which issued the Construction Permit.

3.      Factory Establishment Permit

Prior to the construction, establishment, expansion or relocation of a factory (including any branches), the factory owner is required to obtain a Factory Establishment Permit from MISTI. Following receipt of the Factory Establishment Permit, the factory owner must comply with all obligations stated therein.

The Factory Establishment Permit is issued with permanent validity, provided the holder of the permit complies with the following requirements:

(i)     the holder of the permit has fully provided accurate and timely data and reports to MISTI when requested and have paid any services fees required under Cambodian laws and regulations;

(ii)    the holder of the permit has operated the factory in full compliance with the Factories and Handicraft Law, the Law on Management of Quality and Safety of Products and Services, the Law on Environmental Protection and other applicable laws and regulations; and

(iii)   the factory has been built in accordance with the requirements set out in Prakas No. 198.

4.      Factory Operation Permit

Once construction of the factory has been completed and before the factory commences operations, the Company is required to obtain a Factory Operation Permit from MISTI. MISTI will issue the Factory Operation Permit if, upon inspection of the factory, MISTI is satisfied that the construction of the factory complied with the conditions imposed by MISTI under the Factory Establishment Permit. By virtue of the Factory Operation Permit, the factory owner is authorized to start manufacturing.

Following receipt of the Factory Operation Permit from MISTI, the owner of the factory must comply with all obligations stated therein.

The Factory Operation Permit is valid for three (3) years.

Provided that the owner of the factory has fully complied with its obligations in respect of factory operation and the factory owner has not received any automatic renewal of the Factory Operation Permit from the MISTI, the factory owner must apply to the MISTI to obtain the renewal of the Factory Operation Permit at least thirty (30) days before the permit’s expiry date.

5.      Certificate of Occupancy

According to Article 44 of the Construction Law and Sub-Decree No. 226 on the Conditions and Procedures for the Issuance, Suspension and Revocation of the Occupancy Certificate dated December 30, 2020 (“Sub-Decree No. 226”), once construction is completed and prior to being able to occupy and do business on the constructed structure, the construction owner is required to obtain the Certificate of Occupancy (previously a construction site-closing permit).

Further inspection of the quality and safety of the building is required after the date of the Certificate of Occupancy, at least once every five (5) years for non-residential buildings, at least once every ten (10) years for residential buildings, at least every two (2) years for fire preventive and extinguishing system for building, and at least once every year for construction equipment that easily causes harm (Article 24 of Sub-Decree No. 226).

Laws and Regulations Relating to Import and Export Approvals

In general, both Cambodian and foreign companies are permitted to freely import and export goods. In most cases, no license is required to import goods into Cambodia. Similarly, no export license or permission is required for the exportation of goods out of Cambodia to other countries, except for imports or exports that are subject to prohibition and restriction on grounds of, among others, protection of human health, consumer interest, the environment, protection of national security, public order or morality, conservation of national resources and fulfilment of obligations under the Charter of the United Nations. A list of prohibited and restricted imports or exports is provided in Sub-Decree No. 370 on Enforcement of the List of Prohibited and Restricted Goods dated December 28, 2023 (“Sub-Decree No. 370”) which puts into force the List of Prohibited and Restricted Goods in line with the Cambodia Customs Tariff 2017. The Sub-Decree No. 370 provides for, inter alia, a list of prohibited goods, a list of goods which require a permit for import or export, and a list of goods which requires a certificate from exporting country. Note that, even though some commodity is not listed in this sub-decree, in the event that there is any risk which requires immediate action, the competent ministries may take temporary measures for control of importation/exportation and transit of the risky goods and set precise timeframe of the measures. Depending on the assigned “treatment codes” for the listed goods, export/import of the goods may require different licenses, import/export permission, phytosanitary certificate, and veterinary certificate, among others.

Importation and exportation of goods also needs to comply with customs formalities, especially those provided under the Law on Customs dated July 20, 2007. Customs declaration in Cambodia can be conducted electronically through the Automated System on Customs Data (“ASYCUDA”).

Note that the Sub-Decree No. 209 on the Enforcement of the List of Prohibited and Restricted Goods dated December 31, 2007 was repealed by Sub-Decree No. 17 on Enforcement of the List of Prohibited and Restricted Goods dated February 20, 2020 (“Sub-Decree No. 17”) and the Sub-Decree No. 17 has also been recently nullified by the new Sub-Decree No. 370 which is currently implemented.

Laws and Regulations Relating to Environmental Protection

Companies carrying out manufacturing operations including, among others, leather or non-leather production or textile activities are subject to the Law on Environmental Protection and Management of Natural Resources, enacted on December 24, 1996. (“Law on Environmental Protection”).

Further, based on Sub-Decree No.72 on Environmental Impact Assessment dated August 11, 1999 (“Sub-Decree No. 72”), a governmental regulation providing guidance on the implementation of the Law on Environmental Protection, a company carrying out any of the following activities is required to submit an initial environmental impact assessment (“IEIA”) and then a full-scale environmental impact assessment (“EIA”):

(1)    the operation of a leather tanning, glue and/or leather processing factory (all sizes);

(2)    the operation of a textile factory (all sizes);

(3)    the operation of a garment, printing and dyeing factory (all sizes); and

(4)    the operation of a sponge-rubber factory (all sizes).

The Ministry of Environment (“MOE”) is the main competent governmental authority approving the IEIA and the EIA and has the authority to inspect any premises or any means of transport if the MOE considers that it affects the environment.

While Sub-Decree No.72 is silent on IEIA requirement for a company manufacturing handbags, Prakas No. 021 dated February 3, 2020 on Classifications of Environmental Impact Assessment for Development Projects provides that companies operating a bag manufacturing factory (all types and sizes) is required to enter an environmental protection contract with MOE. This is further required under Prakas No.1428 dated November 20, 2014 on the amendment of Prakas No.999 dated December 28, 2012 on the Public Service Fees of the MOE (“Prakas 1428”) An environmental protection contract generally contains undertakings by a manufacturing company to comply with environmental laws and regulations, in particular, those related to waste management and air and noise pollution, and to cooperate with the MOE officials for any authorised inspection at their factory.

A company will be also responsible for contributing to the environment endowment fund for environmental protection, however, as at the date of this prospectus, we are not aware of any regulation which determines the specific amount of such contribution. While, based on Prakas 1428, the amount of the contribution should be made on a voluntary basis, as a matter of practice, the amount is determined at the discretion of the MOE.

In addition, as ongoing obligations, a factory is required to obtain other approvals from the MOE as below (as the case may be):

(1)    approval on liquid waste management, according to Article 10 of the Sub-Decree No. 27 on Water Pollution Control dated April 6, 1999, including discharge or transportation of wastewater from any sources of pollution to other places;

(2)    approval on solid waste management, according to Article 17 of the Sub-Decree No. 36 on Solid Waste Management dated April 27, 1999, including transportation of hazardous waste from a factory or manufacturing site; and/or

(3)    approval on air pollution and noise disturbance, according to Article 13 of the Sub-Decree No. 42 on Air Pollution and Noise Disturbance dated July 10, 2000 any release of pollutants and noise into atmosphere from fixed sources, such as factories, must have prior approval from the MOE.

The above approvals are generally valid for one year and are renewable.

Laws and Regulations Relating to land ownership, building ownership and lease over land

1.      Background

The main laws governing land, building ownership and leasing in Cambodia are the Cambodian Constitution, the Land Law dated August 30, 2001 (the “2001 Land Law”), the Civil Code dated December 8, 2007 (the “Civil Code”) and the Law on the Implementation of the Civil Code dated May 31, 2011 (the “Civil Code Implementation Law”) which amended both the 2001 Land Law and the Civil Code. They are complemented by additional special laws and sub-legislation.

2.      Public and Private Property

Public Property

The 2001 Land Law provides for public and private ownership of real property. The state and other public entities are the owners of state property. State property is divided into state public property and state private property. State public property cannot be owned privately and may only be subject to limited private interests, such as short-term leases and other temporary uses, and may be converted into state private property by a reclassification procedure. State public property includes:

(i)     natural features such as seashores, islands, rivers, canals, streams, lakes, banks of navigable and floatable rivers and forests;

(ii)    public infrastructure and property for public use such as roads;

(iii)   cultural heritage such as historic sites; and

(iv)   state property that serves the public interest such as public schools and hospitals.

State private property is state property that does not serve, or has lost, its public interest. For example, a former government factory that is no longer required for that purpose. Unlike state public property, state private property may be sold or otherwise transferred privately, such as by exchange.

Private Property

Private real property may be owned collectively or individually. The 2001 Land Law makes specific provisions for collective ownership of monastic property and for collective ownership of the real property of indigenous communities.

3.      Ownership of Land

Based on Article 44 of the Cambodian Constitution, land can only be owned privately by natural or legals persons with Cambodian nationality. By virtue of Article 101 (New) of the Law on Amendment to the Law on Commercial Enterprise 2022, a company will have Cambodian nationality, and therefore be able to own land, if the company has a place of business and a registered office in the Kingdom of Cambodia and at least 51% or more of the company’s voting shares are held by a natural or legal person having Cambodian nationality as determined in the company’s endorsed Memorandum and Articles of Association. Therefore, a foreign investor, either a natural or legal person, may only hold up to 49% of shares of a legal entity that owns land in Cambodia.

4.      Ownership of Buildings

Under Cambodian law, there is no distinction between title to land and the buildings, structures and fixtures attached to the land. “Immoveable property” includes land and things affixed to land. The landowner owns such construction erected on the land (Article 120(2) and Article 122, Civil Code). On this basis, no separate certificate of title is issued for any building attached to land. There are some exceptions, including for apartments or flats in older buildings where titles were issued prior to the 2001 Land Law, and for units in co-owned buildings, such as condominiums (strata-titled units) titled under the Sub-Decree on the Management and Use of Co-owned Buildings dated August 12, 2009.

There is also an exception in the Civil Code in connection with long-term leases and buildings (or constructed work, crops etc.) added on to land pursuant to a long-term leasehold right, which are a component of such a right and not a component of the land, : buildings and other structures built on land by such a long-term leasehold right-holder, as well as grown timber, plants, etc. shall be deemed components of the right of that right-holder (Article 123 and Article 124, Civil Code).

Upon expiration or termination of the long-term lease, the landowner, as holder of the title to the land and, consequently, all such “immoveable property”, becomes the owner of any such construction erected on the land (Article 254(2), Civil Code). However, the parties to the long-term lease agreement may contractually agree upon the lessor being liable for the payment of compensation to the lessee for the construction erected by the lessee on the land during the term of the long-term lease. The parties may also agree under the long-term lease agreement that the lessee may decide to demolish any construction erected during the long-term lease. Such an agreement must be registered with the land registry in order to be enforceable against third parties.

5.      Rights of Foreigners to Own Real Property

In 2010, the Law on Foreign Ownership on Co-owned Buildings was adopted, which allows foreign natural persons and foreign legal entities to have ownership of condominium or strata-titled units in co-owned buildings from the first floor up. Co-owned buildings must be constructed or converted in accordance with specific laws and regulations relating to such buildings. Foreign ownership of units in the co-owned building is limited to seventy (70) percent of the entire surface area of the private units.

6.      Rights to Real Property Other than Ownership

In addition to ownership, other real property rights include (1) short-term leases of up to fifteen (15) years duration; (2) long-term leases (also called perpetual leases) from fifteen (15) years up to fifty (50) years duration and which may be renewed for an additional fifty (50) years (long-term leases entered into prior to the Civil Code may be valid for terms of up to 99 years); (3) usufruct; (4) right of use; and (5) right of residence.

Cambodian or foreign natural or legal persons have the right to lease real property.

Leases can be either short-term or long-term (perpetual). Article 244 and Article 247 of the Civil Code provide that a long-term lease is a lease with a minimum duration of fifteen (15) years and a maximum duration of fifty (50) years. If a long-term lease is made with a term exceeding the statutory maximum, it will be shortened to fifty (50) years. A long-term lease may be renewed.

To be enforceable against third parties, a long-term lease must be perfected by way of registration on the title certificate to the land and in the long-term lease register with the relevant authority. A Certificate of Perpetual Lease will be issued to the long-term lessee in addition to the long-term lease being inscribed on the certificate of land title for the leased land.

A long-term lease constitutes a right in rem over the leased land and such right may be sub-leased, assigned, mortgaged transferred by succession or otherwise dealt with as provided by law. A registered long-term lease gives notice to any third party such as a potential purchaser or lender that its rights would be subordinated to the rights of the long-term lessee.

A short-term lease does not create any right in rem over the leased land. Under Article 598(1) of the Civil Code, a short-term lease may be enforced against a third party acquirer of a real right to the leased land if the lessee has occupied and continuously used and profited from the leased land.

Cambodian or foreign natural or legal persons may also hold land through land concessions, including economic land concessions (ELCs). Economic land concessions are similar to leases and are generally granted over state private land for agro-industrial purposes.

7.      Registration of Title to Real Property

Cambodia has implemented a national registration system for ownership of real property, similar to the ‘Torrens title’ system in Australia. Ownership of land is based on the registration of ownership in the land registry book at the Cadastral Office of the Ministry of Land Management, Urban Planning and Construction (“MLMUPC”). Ownership of land does not depend on the exchange of contracts or the tracing of the chain of title. The national title registration system includes ‘systematic’ registration where all of the land in one defined area is registered as part of a systematic registration process, and ‘sporadic’ registration where a single plot of land is registered upon request (for example, when a sale occurs).

Due to Cambodia’s limited infrastructure and capacity after the Khmer Rouge period and the subsequent civil war, a number of different types of title documents were issued to evidence the rights of holders of real property in Cambodia from 1989 until now. The older or lesser forms of title documents, such as letters of occupation or possession, or simple sale and purchase agreements, are collectively referred to as ‘soft title’. Stronger forms of title issued by higher-level authorities and after more extensive surveying of plots of land or real property, either ‘systematic’ or ‘sporadic’, are referred to as ‘hard title’.

Hard title is registered and issued at the national level, whereas soft title is registered and issued at the sub-national level. There are legal frameworks in place to convert soft title to hard title deed on the condition that a possessor has occupied the land peacefully for five (5) years. Hard title to land or other real property is more secure than soft title.

After the promulgation of the Land Law in 2001, the Cambodian Government adopted a comprehensive land titling program called the Land Management and Administration Program (“LMAP”). Under the LMAP program, all lands in Cambodia are being systematically mapped and re-titled. During the LMAP process, disputes over real property can be settled, boundaries demarcated, and a new hard title called a Certificate of Ownership over Immovable Property is issued to landowners. This is also known as the ‘systematic’ hard title or LMAP title and is the most secure form of land title in Cambodia. The LMAP title is the first land title document to include a map of the plot of land relative to neighboring plots. The latest version of the LMAP title also has a QR code which is linked to information in the land register regarding that plot of land.

Other than land, titles may also be issued for apartments or flats in older buildings where titles were issued prior to the 2001 Land Law, and for units in co-owned buildings, such as condominiums (strata-titled units) titled under the Sub-Decree on the Management and Use of Co-owned Buildings 2009. Other buildings that are constructed on land cannot be separately titled. Once attached to the land, they become components of the land and may only be separately owned by contract, and not by title.

8.      Transfer of Real Property

Land and other real property may be transferred by sale, exchange, donation or by succession. Land and other real property may also be used as security for an obligation, such as a loan. In such case, the land, private unit, or long-term lease may be hypothecated (mortgaged) or pledged, and the security may be registered onto a hard title document.

9.      Trust

Real property may be the subject of a trust arrangement, whereby title is transferred to a licensed trustee regulated by the Trust Regulator of the Ministry of Economy and Finance. The trust agreement must be in writing and registered with the Trust Regulator (Law on Trusts dated August 2, 2019).

Laws and Regulations Relating to Intellectual Property Rights

According to the principle of territoriality, intellectual property rights are limited to the territory of the country where they have been granted. Cambodia became a member of the World Intellectual Property Organization (“WIPO”) in 1995, the World Trade Organization (“WTO”) in 2004 and signed the Agreement on Trade-Related Aspects of Intellectual Property Rights (“TRIPS”) on October 13, 2004. The accession of Cambodia to the WTO in 2004, with the assistance of WIPO, has pressed the Cambodian Government to enact various laws and regulations, including intellectual property related laws. The main intellectual property laws which have been enacted in Cambodia so far include the following:

•        Law Concerning Marks, Trade Names and Acts of Unfair Competition dated January 8, 2002;

•        Law on the Patents, Utility Model Certificates and Industrial Design dated January 22, 2003;

•        Law on the Copyright and Related Rights dated February 13, 2003; and

•        Law on Geographical Indications dated January 8, 2014.

1.      Trademarks

Trademarks are protected by the Law Concerning Marks, Trade Names and Acts of Unfair Competition dated January 8, 2002 (the “Trademark Law”) and Sub-Decree No. 64 on the Implementation of the Law Concerning Marks, Trade Names and Acts of Unfair Competition dated July 12, 2006 (the “Sub-Decree 64”). Under the Trademark Law, “the exclusive right to a mark shall be acquired by registration”. The Department of Intellectual Property under the Ministry of Commerce (“DIP/MOC”) handles trademark registrations and protections in Cambodia. The registered trademarks are granted a ten-year term of protection from the application date and may be renewed indefinitely for a consecutive ten-year period upon request by the trademark owner. The trademark owner may license or franchise its registered trademarks to a third party by entering into a trademark license or franchise agreements and shall record them with the DIP/MOC to be enforceable against third parties. The same condition is also applied to the exclusive rights distribution, which means the letter of exclusive rights distribution must be recorded with the DIP/MOC.

Cambodia adopts a first-to-file principle. For a trademark to be registrable, the DIP/MOC examines whether: (1) it is capable of distinguishing the goods or services of one enterprise from those of other enterprises; (2) it is not contrary to public order or morality or goods customs; (3) it is unlikely to mislead the public or trade circles, in particular as regards to the geographical origin of the goods or services concerned or their nature or characteristics; (4) it is not identical with, or is an imitation of or contains as an element, an armorial bearing, flag and other emblem, a name or abbreviation or initials of the name of, or official sign or hallmark adopted by, any state, intergovernmental organization or organization created by an international convention, unless authorized by the competent authority of that State or organization; (5) it is not identical with, or confusingly similar to, or constitutes a translation of, a trademark or trade name which is well known in Cambodia for identical or similar goods or services of another enterprise; (6) it is not identical with, or confusingly similar to, or constitutes a translation of a trademark or trade name which is well-known and registered in Cambodia for goods or services which are not identical or similar to those in respect of which registration is applied for, provided that use of the trademark in relation to those goods or services would indicate a connection between those goods or services and the owner of the well-known trademark that the interests of the owner of the well-known trademark are likely to be damaged by such use; and (7) it is not identical with a trademark belonging to a different proprietor and already on the Register, or with an earlier filing or priority date, in respect of the same goods or services or closely related goods or services, or if it so nearly resembles such a trademark as to be likely to deceive or cause confusion.

2.      Patents, Utility Model Certificates and Industrial Designs

Patents, utility model certificates and industrial designs are protected by the Law on the Patents, Utility Model Certificates and Industrial Designs dated January 22, 2003 (“Patent Law”), the Declaration on the Management and Procedure for the Grant of Patents and Utility Model Certificates in 2019 (“Declaration 203”) and the Declaration on the Management and Procedure for the Registration of Industrial Design in 2006 (“Declaration 707”). The Patent Law provides protection for only granted patents and utility model certificates, and for registered industrial designs in the Kingdom of Cambodia in accordance with this law and the Patent Cooperation Treaty. The applications for registration shall be filed with the Department of Industrial Property of the Ministry of Industry, Science, Technology and Innovation (“DIP/MISTI”).

Similar to trademark, Cambodia adopts a first-to-file principle for patents, utility model certificates and industrial designs. To be patentable, the patent must meet three criteria: (1) novelty; (2) inventiveness; and (3) industrially applicable. A patent is valid for twenty years from the filing date. In the case of a utility model certificate, it can be a product or process that is (1) new; and (2) industrially-applicable. The duration of protection is seven years after the filing date of the application. To maintain the protection of the patent and utility model certificates, the right holder shall pay an annual fee for each year.

As for an industrial design, to be registrable, it shall be new, meaning it has not been disclosed to the public, anywhere in the world, by publication in tangible form or by use or in any other way, prior to the filing date or, where applicable, the priority date of the application for registration. The duration of protection is five years from the filing date of the application for registration. The registration may be renewed for two further consecutive periods of five years, meaning the duration of protection shall not exceed fifteen years.

Any license contract concerning a patent or utility model certificate or a registered industrial design, or an application therefor, shall be submitted to the Registrar who shall keep its contents confidential but shall record it and publish a reference thereto. The license contract shall have no effect against third parties until such recording is effected.

3.      Copyrights

Pursuant to the Law on Copyright and Related Rights dated February 13, 2003 (the “Copyright Law”), “copyright” refers to the original work of authorship. “Work” means a product in which thoughts or sentiments are expressed in a creative way, and which falls within the literary, scientific, artistic or musical domain. Copyrightable works include: (1) all kinds of reading books or other literary, artistic, scientific, and educational documents; (2) lectures, speeches, sermons, oral or written pleadings and other works of the same characteristics; (3) dramatic works or musical dramas; (4) choreographic works, either modern or adapted from traditional works or folklore; (5) circus performances and pantomimes; (6) musical compositions, with or without words; (7) audio-visual works; (8) works of painting, engraving, sculpture or other works of collages, or applied arts; (9) photographic works, or those realized with the aid of techniques similar to photography; (10) architectural works; (11) maps, plans, sketches or works pertaining to geography, topography, or other sciences; (12) computer program and the design encyclopedia documentation relevant to those programs; and (13) products of collage work in handicraft, hand-made textile products or other clothing fashions. The duration of the protection covers the lifetime of the author plus fifty years after the author’s death, while for the collaboration work, the protection shall be protected during the life of the last surviving author plus fifty years after the last surviving author’s death.

The contract for transferring of the exploitation of author’s rights must be stated in writing and shall separately specify each domain of exploitation of those transferred rights which are properly limited as to its coverage, and its extent, as to place, objectives and as to duration. As the work is automatically protected, the registration of copyright is done on a voluntary basis with the Department of Copyright and Related Rights of the Ministry of Culture and Fine Arts.

4.      Geographical Indications

The Geographical indications (“GI”) are protected under the Law on Geographical Indications dated January 8, 2014 (the “GI Law”). The GI owner’s right to use his or her registered GI is valid as long as their products are sourced from the GI’s region or location, and this right is non-transferable. A GI cannot, because of its connection with the origin place, be assigned or licensed to someone outside that place or not belonging to the group of authorized producers. Both local and foreign GIs, after their registration in Cambodia, are protected against any misuse, through direct and indirect means, in respect of identical or comparable goods vis-à-vis those of the registered GI where the misuse benefited from the GI’s reputation. The registration shall be made with the DIP/MOC.

5.      Domain names

Domain names are protected under the Sub-decree on the Management and Use of National Domain Names on the Internet in 2021 and the Joint Notification between the Ministry of Commerce (“MOC”) and the Ministry of Posts and Telecommunications (“MPTC”) in 2022. With this, all companies registered in Cambodia are required to register the national domain name level 2, type “.com.kh” and use a national domain email address when filing an Annual Declaration of Commercial Enterprise with the MOC to update the status of companies. The Telecommunication Regulator of Cambodia is responsible for domain name registrations. The registration of national domain names also adheres to the first-to-file principle. To be registrable, the applied domain names must not be: (1) identical or confusingly similar to the names or abbreviations or acronyms of the official or translated names of any states, intergovernmental organizations, or organizations established by international conventions, except with the consent of the competent authority of such states or such organizations; (2) identical to or confusingly similar to the registered domain names, the registered trademarks or tradenames in Cambodia or the names of registered companies; (3) reserved or prohibited domain names; and (4) harming morality, tradition, religion, and contravening the laws and applicable regulations. Upon registration, the domain name is valid for one year from the date of registration and is renewable by paying an annual fee.

Laws and Regulations Relating to Foreign Currency Exchange and Dividend Distribution

The LCE and the LFE are the main laws governing dividend distribution and foreign currency exchange in Cambodia. According to Article 157 of the LCE, subject to any restrictions contained in a company’s Memorandum and Articles of Association, the directors may declare dividends out of the company’s surplus or out of its net profits. Article 119 of the LCE provides directors with the power to declare dividends in accordance with accounting principles and the terms of payment of each class of shares entitled to receive dividends.

However, the company may not declare or pay a dividend if, by virtue of Article 158 of the LCE, there are reasonable grounds for believing that the company is, or after payment would be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less than the aggregate of its liabilities and stated capital of all classes. Directors who vote for or consent to a resolution authorizing dividend distributions contrary to the provisions of the LCE will be jointly and severally liable to restore to the company any amounts so distributed or paid and directors will be deemed to have consented to such resolution taken at the meeting unless their written dissent is included in the meeting minutes.

Cambodia does not impose any foreign exchange control restrictions which would restrict or prohibit the repatriation of funds by a Cambodian company out of Cambodia, including to pay dividends to its foreign shareholder, provided that such transfer is made through an authorized intermediary and further complies with capital maintenance rules and relevant taxation laws and regulations. According to the LFE, a bank which holds a banking license issued by the NBC is deemed to be “permanently established” in Cambodia and is thereby considered an authorized intermediary. Accordingly, companies may freely remit and repatriate funds overseas, including to distribute dividends, provided such remittance is made through a Cambodian-licensed bank.

Based on the Cambodian Taxation Law, the repatriation of dividend payments overseas by FMF to any foreign shareholder shall be subject to 14% WHT, unless an applicable DTA is in effect. Given that Hong Kong and Cambodia have a DTA in effect, the WHT on the dividend payments from FMF to PFL shall be reduced to 10%, subject to prior approval being obtained from GDT to avail of this DTA incentive.

The company is not generally required to formally report on any transactions involving the sending to, or receiving of funds from, abroad except where the company makes an investment abroad which is equal to or exceeds United States Dollars One Hundred Thousand (USD100,000). This will be subject to prior declaration to NBC. Authorized intermediaries are required to provide periodic statements on the outflows and inflows of capital occurring between Cambodia and the rest of the world and are mandated to report any transfer amount which equals or exceeds United States Dollars One Hundred Thousand (USD100,000) to NBC. In addition, any individual who transports into or out of Cambodia means of payment equal to or exceeding United States Dollars Ten Thousand (USD10,000) in foreign currencies or the equivalent amount in domestic currencies shall declare such transfer to the customs officer at border crossings upon arrival in or departure from Cambodia which is thereafter reported to the NBC each month.

Laws and Regulations on Tax

Overview of Tax System

Since the issuance of the 2016 Law on Financial Management, Cambodian tax system has abolished the “Simplified and Estimated Regimes” and renamed the “Real Regime” to “Self-Assessment Regime”. Under the Self-Assessment Regime, taxpayers are categorized into three classes as follows:

Taxpayers	Classification criteria
	Business sector	Annual turnover
Small	Agriculture, Service, Commercial Sectors	KHR 250 million (USD 62,500) to KHR 1,000 million (USD 250,000)
	Industrial Sector	KHR 250 million (USD 62,500) to KHR 1,600 million (USD 400,000)
Medium	Agriculture Sector	KHR 1,000 million (USD 250,000) to KHR 4 billion (USD 1,000,000)
	Service and Commercial Sectors	KHR 1,000 million (USD 250,000) to KHR 6,000 million (USD 1,500,000)
	Industrial Sector	HR 1,600 million (USD 400,000) to KHR 8,000 (USD 2,000,000)
	Legal registered entities and representative office	N/A
Large (Type 1)	Agriculture Sector	Above KHR 4,000 million (USD 1,000,000)
	Service and Commercial Sectors	Above KHR6,000 million (USD 1,500,000)
	Industrial Sector	Above KHR 8,000 million (USD 2,000,000)
	Branch of foreign entities and QIP registered entities	N/A
Large (Type 2)	All Sectors	Above KHR 10,000 million (USD 2,500,000)

Small Taxpayers operate under different rules and processes for accounting and tax purposes.

Annual Patent Tax

Patent Tax is an annual tax on business activities which is based on the type of taxpayer and the turnover of the taxpayer. The annual Patent Tax payable ranges from US$100 to US$1,250, depending on the taxpayer’s classification, business sector and level of annual turnover under the Self-Assessment Regime.

To the extent that the taxpayer carries out business through a branch, warehouse or business in multiple different cities or provinces, a separate Patent Tax Certificate for each location is required. Where a taxpayer changes it’s business location from city to province, or it changes its business activities, the taxpayer is required to pay the Patent Tax again.

Dividends and Distributions

Dividends distributed to a non-resident shareholder from the Company’s retained earnings is subject to 14% withholding tax (“WHT”) or 10% WHT under the Double Taxation Agreement (“DTA”).

Pursuant to Article 7 of the Prakas no. 372 on amendment of instruction on implementation of WHT on dividend distribution dated April 5, 2019 issued by the Ministry of Economy and Finance (“MoEF”), any sales of shares or distribution of capital or equity interest could trigger a deemed dividend based on following:

1.      If there is a transfer, partly or wholly, of shares in capital or equity interest of an enterprise which includes retained earnings, the retained earnings related to the shares transferred, whether it was converted or not converted to capital or equity interest, shall be considered as a distribution of dividend.

2.      If the enterprise has retained earnings and conducts a reduction of capital or equity interest during business activity, the amount which was reduced shall be considered as a distribution of dividend. The amount considered as dividend shall not exceed retained earnings.

3.      Transfer of shares or reduction of capital or equity interest as stated in paragraph 1 and paragraph 2 of Article 7 of the Prakas no. 372 shall be subject to WHT of the Cambodian Taxation Law on the portion of shares or capital which is owned by non-resident taxpayers. The amount of retained earnings related to the transfer of shares or reduction of capital or equity interest which already paid WHT under these regulations shall not be subject to WHT again.

Annual Tax on Income (“ToI”) or Corporate Income Tax

A 20% ToI shall apply on the net taxable income generated by a corporate taxpayer in Cambodia subject to certain exceptions. Certain businesses and investments may be granted different tax and fiscal incentives, including “ToI holiday” for a specific period; however, these tax incentives are intended for investments and/or projects which meet the definition of a Qualified Investment Project (“QIP”) governed by the Council for the Development of Cambodia (“CDC”).

Under the New Law on Investment 2021 (“LoI”), for QIP under the income tax exemption periods, the ToI payable is exempted for three, six or nine years depending on the sector and investment activities, from the first period the Company earns income. After the income tax exemption period has expired, the QIP is entitled to pay income tax at a progressive rate proportional to the total tax due as follows:

—     25 percent for the first two years

—     50 percent for the next two years

—     75 percent for the subsequent two years.

Taxpayers that are not QIPs are liable to 20% ToI (based on the net taxable income derived) or the 1% Minimum Tax (“MT”) as noted below (based on the gross annual turnover of the taxpayer), whichever is higher.

The 20% ToI (or 1% MT) is subject to E-filing and payment by end of the 3rd month after the close of the taxable period. For example, for taxpayers with December 31 as the calendar year, the 20% ToI (or 1% MT) is due by March 31 of the next year. If a taxpayer wishes to file for a period different to the calendar year, the taxpayer must get an approval to use another fiscal year-end.

Annual 1% Minimum Tax (“MT”)

MT is a separate and distinct tax from the ToI above and Prepayment of Tax on Income (“PToI”) below and it is computed based on the gross annual turnover of the taxpayer. Pursuant to Prakas no. 098 on ToI and the 2023 New Law on Taxation (LoT), the term “turnover” includes gross income from the principal business activity and subsidiary income (e.g., income from movable and immovable properties, immovable properties given for use for free to a third person, immovable properties given to employees for private use free of charge, royalties, sale of scrap, packaging, etc.). However, other income (e.g., financial income, insurance compensation, gains from sales or write-off of business assets, etc.) is excluded from “turnover”.

As indicated above, 1% MT is payable if it is greater than the 20% ToI payable. MT is due by the end of the 3rd month after the close of the taxable period.

A taxpayer is exempt from the 1% MT if they maintain proper accounting records as supported by a specific confirmation letter issued by the GDT. In practice, taxpayers who have a “Gold” certificate of tax compliance status are likely to be exempt from the 1% MT.

MT Exemption for QIP

Pursuant to the provisions of the LoT and the LoI MT exemption is granted to enterprises registered as QIPs. To ensure effective implementation, the GDT instructed as follows:

—     QIPs shall receive MT exemption by having an independent audit report and maintaining proper accounting records.

—     Newly registered QIPs are also exempt from MT, and they are required to submit an independent audit report to the GDT not later than June following each year end, except for the first year in which submission of the audit report is not required.

Prepayment of Tax on Income (“PToI”)

PToI is a monthly tax obligation and is computed based on 1% of the taxpayer’s monthly turnover inclusive of all taxes except for VAT. The term “turnover” follows the same definition as outlined above in relation to 1% MT.

For the investment activities under QIP, the PToI is exempted during the income tax exemption periods (as mentioned in the section headed “Annual Tax on Income (“ToI”) or Corporate Income Tax” above). Subsequently, 1% PToI shall apply on the monthly realized turnover inclusive of all taxes, except VAT. The PToI will be deducted from annual tax on income at the year-end.

The monthly PToI declaration is due for filing by the 25th day of the following month via the GDT’s E-filing system.

The PToI paid throughout the year will be available as an offset against the annual tax payable on the yearly ToI return.

As the PToI paid throughout the year is equal to 1% of the turnover, which is the same as the calculation of the MT obligation, the PToI should satisfy the MT obligation (if the MT obligation is higher than the annual ToI obligation) such that no additional amount is payable assuming PToI has been remitted throughout the year by the taxpayer.

PToI Suspension for Textile and Garment Sector

The Ministry of Economy and Finance (MoEF) issued Prakas No. 120 granting a suspension of the 1% PToI to the textile and garment industry effective from February 8, 2024 until the end of 2025.

This PToI suspension is applicable for export oriented QIP enterprises in the textile and garment industry whose income tax holiday (ITH) period has already expired, including enterprises producing textiles, garment, footwear, bag, handbag, hat, as well as enterprises producing garment logo, gloves, socks, towels, pillowcases, duvet covers, bed sheets, and tablecloths.

To avail of the PToI suspension, enterprises shall fulfil the following obligations:

—     Maintain proper accounting records as per the provisions of the LoT and the Law on Accounting in force

—     Declare and pay all other tax obligations by the stipulated deadline

—     Provide the annual independent audit report to the GDT.

If the enterprise fails to comply with the above, the GDT shall revoke the 1% PToI suspension and impose other penalties in accordance with the prevailing law.

Withholding Tax

Generally, 14% WHT shall apply on income payments to non-resident suppliers. The applicable WHT may be lowered or exempted depending on the provisions of the relevant Double Taxation Agreements (“DTA”), subject to compliance with specific conditions. Under the relevant DTAs, the standard 14% WHT applied on income payments to non-residents may be reduced or exempted (i.e., normally reduced to 10% based on prevailing DTAs with tax treaty countries), subject to compliance with certain conditions. Advance approval from the General Department of Taxation (“GDT”) is required in order to avail of any DTA incentives.

To date, Cambodia has DTA agreements in effect with Singapore, Mainland China, Brunei, Thailand, Vietnam, the Hong Kong Special Administrative Region, Indonesia, Malaysia, South Korea, the Macao Special Administrative Region and Turkey. Hence, any income payments to non-resident entities which are tax residents of these countries can avail of the preferential rate under the relevant DTA.

Income payments to local suppliers are subject to various withholding rates, depending on the nature of the income. Common rates are 10% (for rent), and 15% (for service payments, interest, and royalties). Certain transactions are exempt from WHT, such as:

—     Rental payments to VAT-registered lessors

—     Interest on loans paid to Banks and Microfinance Institutions

—     Payments made to non-VAT registered local suppliers for the performance of service, with a value lower than KHR50,000 (approximately USD12.5)

—     Software payments (including software bundled with computer hardware) made to VAT-registered local suppliers.

Purchase of goods is not subject to WHT.

The monthly WHT declaration is due for filing by the 25th day of the following month via the GDT’s E-filing system.

Value Added Tax (“VAT”)

The supply of goods and supply of services in Cambodia is considered as a taxable supply and is subject to a standard VAT rate of 10%. Input VAT credits can be claimed as an offset against the output VAT payable, provided these are supported with a “proper tax invoice” and/or import entry declaration.

VAT is payable on a monthly basis and due for filing by the 25th day of the following month via the GDT’s E-Filing system.

The purchase of services (i.e., imported services) from non-resident related parties should not have any VAT implications unless they relate to the purchase of digital goods or services through E-commerce. Under the current VAT system in Cambodia, “imported services”, in general, are not required to be accounted for under the “reverse charge” mechanism (i.e., out of scope). VAT Sub-Decree no. 65, introduced a “reverse charge” mechanism; however, currently this only covers E-commerce transactions.

VAT on E-Commerce through Reverse-charge

The VAT reverse-charge shall apply on the supply of goods and services traded digitally through E-commerce for consumption in Cambodia and supply by a non-resident taxpayer who does not have a permanent establishment (“PE”) in Cambodia. The term “digital goods” refers to intangible goods which are purchased, supplied and sent entirely electronically, and “digital service” refers to a service which is performed online.

The non-resident suppliers of goods and services through E-commerce with no PE in Cambodia and who meets the turnover threshold shall be required to register with the GDT for Simplified VAT. The Simplified VAT registration is for VAT purposes only.

For business-to-business (“B2B”) transactions, the resident local purchaser shall account for 10% VAT on the supply via the “reverse charge” mechanism, whereby the purchaser shall self-account for the 10% VAT on behalf of the non-resident supplier, and correspondingly, input VAT shall be allowed as tax credits according to the rules prescribed under the prevailing VAT regulations. The purchaser must apply the “reverse charge” mechanism for each B2B E-commerce transaction and must declare the VAT through the monthly VAT declaration via the E-Filing system. For the business-to-consumer transactions, the non-resident E-commerce supplier shall self-account for the VAT.

VAT reverse charge is payable on a monthly basis and due for filing by the 25th day of the following month via the GDT’s E-Filing system.

Tax on Salary (“ToS”) and Fringe Benefits Tax (“FBT”)

Currently Cambodia does not require individuals to submit an annual personal income tax return. Accordingly, the applicable tax on salaries, allowances and other benefits provided to employees in Cambodia are subject to ToS and FBT which are withheld by the resident registered employer who has the responsibility to file and pay the related monthly ToS and FBT to the GDT. This is regarded as the final tax for their employment in Cambodia.

Resident taxpayers are subject to ToS at a progressive tax rate from 0% to 20% on Cambodian and foreign source salary income (regardless of where the payment is made). A non-resident employee is subject to the ToS at the flat rate of 20% on its Cambodian source salary income only. The employer has the obligation to file and pay the applicable ToS of its employees.

FBT is payable at 20% of the fair market value (inclusive of all taxes) of the benefits received. Generally, all other benefits (whether in cash or in kind) provided to employees are subject to 20% FBT, except for certain allowances and benefits which are considered non-taxable benefits.

The following shall be considered as non-taxable benefits:

—     Employee reimbursements, which must fulfil all the following three criteria:

a)      Disbursed in the direct interest of the company

b)      Not excessive or extravagant

c)      Evidenced by the detailed and pre-paid invoices made under the name of the company.

—     Indemnity for layoff under the limitation and condition of the Labor Law

—     Additional incentive related to social characteristics under the limitation and condition of Labor Law

—     Uniforms, and professional equipment, subject to certain conditions

—     Fixed allowances for mission and travel expenses, subject to certain conditions (cannot exceed the state granted amount for the same work).

Referring to Circular 011 issued by the MEF dated October 6, 2016, the following benefits provided by an enterprise to its employees shall be exempt from salary or fringe benefits tax:

1.      Expenses for workers to commute to and from workplace, as well as accommodation allowance within the workplace’s premise in accordance with Labor Law

2.      Meal allowance provided to all employees, regardless of position

3.      Social security or social welfare funds within the limit provided by the law

4.      Health or life insurance provided to all employees, regardless of function or position

5.      Baby care or baby nursery allowance as stated in the provisions of Labor Law

6.      Indemnity for layoffs or severance pay for resignation within the limit provided in the Labor Law.

To be eligible for the exemptions, a factory or enterprise must submit to the GDT their internal policy for such allowances within the relevant period.

The monthly ToS/FBT declaration is due for filing by the 25th day of the following month via the GDT’s E-Filing system.

Intercompany loan

Interest payment to a non-resident related party is subject to 14% WHT on the interest payment made to non-resident related party or 10% WHT under a DTA.

Interest payment to resident related party is subject to 15% WHT on the interest payment made to resident related party. The 15% WHT paid is allowable as a tax credit to offset against the 20% ToI or 1% MT payable whichever is higher provided sufficient supporting document is available (such as WHT receipts issued by the GDT to verify that the said WHT is already declared and paid to the GDT) (the “Interest Expense Limitation Rule”)

Under the Interest Expense Limitation Rule, the deductibility of interest expense is limited to an amount equal to the total interest income plus 50% of “net non-interest income” (i.e. gross income exclusive of interest income, less allowable non-interest expense) earned for the year.

Interest expense allowable for deduction in a tax year must be calculated at the close of that tax year, and interest expense not allowed for deduction in current tax year can be carried forward as interest expense for subsequent tax years in the same limitation, until the 5th tax year being deducted in the order of the year the interest is incurred.

Interest expense to related parties shall be allowed as a tax deduction (i.e., applying the 180-day rule).

Pursuant to the Article 25 of the Prakas no. 098 on ToI, expenses paid to related parties, enterprises can be deducted in the current tax year if they are paid within 180 days in the following tax year, except for a deductible outlay or expense for inventory, capital property or depreciable property. Expenses to resident related parties not under the self-assessment regime (i.e. Cambodian resident but not registered for tax purpose) are not allowed to be deducted before actual payment. Where an expense paid to a related parties as stated in this sub-paragraph is not paid within 180 days in the following tax year, this expense must be added back as taxable income for the current tax year and shall not be allowed as a deductible expenses for the following tax year.

The unpaid interest expenses to related parties, which is foreseen to be paid within 180 days of the following year, is subject to the Interest Expense Limitation Rule.

Tax rules on loan between related parties:

As per the Instruction no. 10979 issued on May 25, 2022, related parties can follow the interest rate as per their loan agreement and shall be exempt from the “arm’s — length” principle. Pursuant to the Prakas 986 on Division of income expense between related parties, it provides the term “Arm’s Length Principle” refers to the principle for determining the price of transactions under the same or similar conditions that are conducted between independent enterprises in order to compare with price of any transaction that is conducted between related parties. Hence, if the Company maintain the required documents as mentioned in the instruction 10979, the Company shall be exempted from being re-determined new price by the GDT.

To be eligible for arm’s-length principal exemption, the Instruction 10979 provided clarification on the documentary requirements as follows:

—     Loan agreement which clearly states the length and repayment term

—     Business plan or current and forecasted financial statements together with the documents on the purpose of borrowing ant the explanation

—     Board of Director’s resolution (for the enterprises which are not single-private limited companies).

The interest rate shall not exceed the market interest (i.e., the annual average rate from at least five major banks, issued by the GDT) at the time of borrowing. Any interest expense exceeding this limit is not allowed as a tax deduction.

Tax on importation

Importation of goods into Cambodia shall be subject to the following levies which shall be payable upon the entry of the goods into Cambodia (i.e., customs clearance procedures):

No.	Type of Duties and Taxes	Rate
1	Customs Duties

0%, 7%, 15%, 35%, depending on the Harmonized Commodity Description and Coding System, commonly referred as the HS code. In the bags manufacturing industry, bags and inputs into bags normally incur 0%, 7% or 15% customs duty across Section 11 of the Customs Tariff and Chapter 65 of the Customs Tariff.

2	Specific Tax on Certain Merchandise and Services	From 3% to 45%, depending on the goods/services. STCMS on imported goods normally covers importation of equipment, spare parts etc.
3	Additional Tax	0.02$/Litre on gasoline, 0.04$/Litre on Diesel Fuel
4	VAT	10% flat rate

Laws and Regulations Relating to Employment Laws

Employment relations in Cambodia are governed by the Labor Law passed on March 13, 1997 (as amended on July 20, 2007, June 26, 2018 and October 5, 2021 (collectively, the “Labor Law”)) and individual employment contracts and/or collective bargaining agreements. The terms of employment contracts must be at least as favorable to employees as the terms provided in the Labor Law. Employment contracts may have a specified duration of up to two years each term (renewable for another maximum term of two years) or an unspecified duration.

Prior to commencing operations, the Labor Law requires companies to register their enterprise and their employees to the Ministry of Labor and Vocational Training (“MLVT”), including registrations for enterprise opening declaration payroll ledger, enterprise book, internal regulations, shop stewards election records filing and, initial employee movement declaration. Since the end of 2020, all registrations to be submitted to the MLVT are to be done electronically via the Labor Automated Centralised Management System (“LACMS”) website.

After completing the initial enterprise registration with MLVT, a company which hires or plans to hire foreign nationals must apply for foreign employee quota for the hiring of non-Cambodian employees. Under the quota system, the initial quota allowance only allows a maximum of 10% of the existing local workforce to be foreign employees (this is based on a calculation of a ratio of 1 foreign employee for every 10 local employees). Where the company requires additional quota allowances, it shall apply for an additional quota permit based on valid reasons for the hiring of foreign nationals. In addition, upon hiring Cambodian employees, a company must assist and facilitate those employees to apply and obtain a workbook from the MLVT, being a document that identifies its holder and the details of employment, and the workbook is granted with an employment identification card for each Cambodian employee. Non-Cambodian employees are also required to obtain a work permit from the MLVT once the company has received the necessary quota allowance approvals for the hiring of non-Cambodian employees. A company must submit a subsequent personnel movement declaration to the MLVT each time it hires or dismisses an employee within fifteen (15) days of each hiring or dismissal.

A company with eight or more employees must also arrange an election to elect shop stewards and prepare the internal work rules which contain rules on working conditions, including the calculation and payment of wages, working hours, holidays, safety and sanitation measures and sanctions imposed upon the employees for breach of the company’s regulations. The above internal work rules must be submitted for consultation with and endorsed by the elected shop stewards. Following the completion of shop stewards elections and the endorsement of the internal regulations by the shop stewards, both shop stewards election records and internal regulations of the company must be registered with the MLVT.

Further, a company with a large number of employees must comply with the following:

(1)    for a company with more than 60 employees, train apprentices based on the required quotas proportional to the company’s total workforce or submit a request to the MLVT for payment of tax in lieu of training the apprentices equal to 1% of the total annual salary of all employees per year; and

(2)    for a company with 100 or more employees, employ 1% of its total workforce as qualified disabled persons.

The Labor Law empowers the MLVT to set a minimum wage for all industries in Cambodia based on the recommendations made by the Labor Advisory Committee. As of July 6, 2018, the Cambodian Government has promulgated the Law on Minimum Wage reiterating the basic principles of forming a minimum wage, establishing the National Minimum Wage Council which proposes the minimum wage for the year to the MLVT for further approval and defines the constitution of the National Minimum Wage Council. At the date of this prospectus, the MLVT has only announced a national minimum wage for the garments, textiles, travel goods and footwear industry. Legislation which will determine the minimum wage criteria for all sectors in Cambodia is not yet available.

Since its first introduction by the MLVT by 1997, the minimum wage regulation was and, still remains limited to the textile, garment and footwear industries and the MLVT has yet to issue a regulation applying minimum wage to other sectors of the economy. Effective from September 28, 2024, probationary employees will be entitled to USD202 per month and USD204 per month upon completion of the probationary period. In addition to the minimum wage, the MLVT has maintained other mandatory benefits for employees in the textile, garment and footwear industries, such as a seniority bonus, attendance bonus, accommodation allowance, transportation allowance and meal allowance to be paid by employers to their employees.

Cambodia has ratified key international conventions on child labor, including the International Labor Organization’s Convention 138 on Minimum Age and Convention 182 on Worst Forms of Child Labor.

Under the Labor Law, the minimum allowable age for employment is 15 years of age, except for the following work, in which case, the minimum age is 18 years old:

(i)     night work; or

(ii)    work, which by its nature could be hazardous to the health, safety or morality of an adolescent including (but not limited to):

(a)     work in repair workshops;

(b)    chemical-exposed work;

(c)     work in button attaching, cutting, sandblasting, agitating, drying, paint spraying, paint drying and/or production flow sections; or

(d)    other work among the 38 works specified in Prakas 106 on Prohibition of Children to Work on a Dangerous Field dated April 28, 2004 (the “Prakas 106”) and other applicable regulations (Articles 175 and 177 of the Labor Law, Clause 7 of Prakas 307 on Conditions of Occupational Hygiene and Safety in Garment and Shoe Factories dated December 14, 2007 (the “Prakas No. 307”) and Clause 2 of Prakas 106).

While Cambodia law has not specifically defined what constitutes working conditions that are ‘hazardous to the health, safety or morality’ of a child, Prakas 106 lists 38 types of hazardous work considered to be harmful to the health, safety or mortality of a child.

Nevertheless, there are exceptions to the above minimum age restrictions whereby: (i) children between the age of 12 to 15 years of age can be hired for light work subject to the conditions as stated in the Labor Law and Prakas 002 on the Category of Occupation and Light Work Permitted for Children Aged from 12 to 15 dated January 8, 2008 and (ii) children attaining the age of 16 years of age can work in hazardous work provided that there is a permit from the MLVT.

Employers covered under Article 1 of the Labor Law, are prohibited from hiring children between 15 and 18 years of age to work in hazardous working conditions. Employment of children in the above age range must be in compliance with the procedures set out in Prakas 467 on Procedures of Recruitment of Young Workers in Enterprises and Establishments dated November 20, 2015 issued by the MLVT, which address the following:

(i)     verification of the age of the relevant applicant before hiring;

(ii)    the employment contract must be consented to by the parent or guardian of the relevant applicant in accordance with Article 181 of the Labor Law;

(iii)   employment of children must be subject to prior approval of the MLVT;

(iv)   the employer must keep a record indicating the name of children; and

(v)    post-employment duties towards children workers, including record keeping, annual health examination and regular healthcare of children workers.

Laws and Regulations Relating to Health and Safety Measures

The MLVT prescribes certain standards for health and safety. Generally, a company must provide a sanitary environment and maintain working conditions necessary for the health of its employees. Under Prakas No. 307, employers are required, amongst others, to ensure that:

(i)     work equipment and protective equipment shall be kept in a proper and effective condition, and do not cause difficulties or danger for users or neighboring colleagues;

(ii)    separate workshops be maintained for different work so as to avoid disturbance caused by factors including the atmosphere, noise, smell or dust;

(iii)   a proper arrangement of raw materials, production lines and finished products shall be kept in order to ensure good order in the work floor;

(iv)   the workshop is equipped with a boiler system connected by tubes covered with asbestos insulation and shall be isolated, and a person shall be assigned to monitor this system regularly, and necessary action shall be taken immediately when any problem arises;

(v)    preventive measures in relation to toxic substances and flammable materials which include:

(a)     providing training to employees on proper chemical work before assigning them to such work;

(b)    ensuring that all chemicals are only used in an isolated area which do not allow emission to other places;

(c)     an exhaust system is put in place to remove fumes from the chemical work room ensuring that the outgoing air does not impact public environment;

(d)    ensuring that workers working with chemicals are equipped with sufficient and effective protective equipment;

(e)     ensuring that emergency exits are in place; and

(f)     health and safety signs and warehouse regulations shall be displayed in a simple manner and in a prominent place and be kept in a good condition at all times.

Furthermore, the MLVT and other relevant ministries prescribe certain safety requirements, including those governing the manual lifting of heavy objects where, based on Prakas No. 124 on Manual Lifting Work issued by the MLVT dated June 15, 2001, employers are required to ensure amongst others that in the conduct of manual lifting work:

(i)     female employees who are pregnant, recently returned from pregnancy, have suffered miscarriage or undergone abortion are not allowed to lift objects of more than 5kg;

(ii)    each object to be lifted be less than 50kg;

(iii)   manual transport of object by way of lifting are near each place of work;

(iv)   have workers participate in manual lifting without coercion;

(v)    make available technical means to help in manual lifting and

(vi)   provide manual lifting training to employees.

In addition to manual lifting, chemical work and general workplace safety, employers are also required under Prakas No. 054 on Provision of Hygienic Drinking Water issued by MLVT dated February 10, 2000 to provide enough clean water for workers/employees with proper water storage and dispensation systems.

The MLVT has more recently summarized other general obligations towards health and safety at work in garments, textiles, footwear and travel goods industries in Notification 356 dated December 29, 2017 which, in addition to the above, remind employers to:

(i)     regularly monitor and turn on ventilation systems in all production buildings at least one hour before allowing workers/employees to enter the buildings to work;

(ii)    monitor the compound surrounding, inside and outside the enterprise/establishment buildings regularly, especially before allowing workers/employees to enter the building to work in order to promptly prevent any emissions of chemical substances, pesticides or other substances;

(iii)   open all the windows and doors or add more ventilation fans in the production building when the weather is hot;

(iv)   place ambient thermometers in the workplace for monitoring temperature changes in the workplace according to Prakas No.147/02 on Workplace Temperature issued by MLVT dated June 11, 2002;

(v)    store materials and raw materials in an orderly and safe manner without blocking ventilation and emergency doors in the production buildings;

(vi)   store flammable substances separately and away from production buildings and set up an emergency response system;

(vii)  install boiler systems in accordance with the technical and safety standards and possess the requisite permit from the competent institution/ministry for use of boiler systems;

(viii) train employees operating boilers.

Further, based on Joint Prakas No. 330 on Permanent Infirmaries in Enterprises and Establishments jointly issued by the Ministry of Health and MLVT dated December 6, 2000 (the “Joint Prakas No. 330”), a company with 50 employees or more must establish a permanent infirmary on its premises. The number of medical personnel required depends on the number of employees as follows:

Number of Employees	Number of Nurses on Standby	Number of Physicians	Minimum Presence (every 8 hours duration)
50 – 300	1 Nurse	1 Doctor or Physician	2 hours
301 – 600	1 Nurse	1 Doctor	2 hours
601 – 900	2 Nurses	1 Doctor	3 hours
901 – 1400	2 Nurses	1 Doctor	4 hours
1401 – 2000	2 Nurses	1 Doctor	6 hours
More than 2000	3 Nurses	1 Doctor	8 hours

The infirmary must have adequate materials, bandages and medicines so as to be able to provide emergency care to employees in the event of accidents or occupational illness or sickness during work. The minimum equipment to be included in any workplace infirmary shall comprise of:

(i)     a table;

(ii)    3 chairs;

(iii)   a closet for putting documents;

(iv)   a closet for putting medicine;

(v)    2 beds with mattress and bed sheet;

(vi)   sterilizer machine.

The employer must cover all expenses incurred in organizing and operating the infirmary. Employers which hire more than 200 employees shall have beds for injured employees and patients, and the number of beds to be provided for patients of the infirmary is 2% of all employees. Enterprises which hire less than 50 employees shall also provide a first aid box and one first aid worker if there are less than 20 employees, and one first aid room and a nurse where the employer hires between 20 to 49 employees. The list of required items in a first aid box are provided for in the Annex of Joint Prakas No. 330.

Additionally, Article 186 of the Labor Law requires a company employing 100 or more women to set up a nursing room and a day-care center within or near its establishment. If an employer does not provide a day-care center, the employer is required to assist female employees with the fees for outside day-care centers for children aged 18 months or older. Article 184 of the Labor Law also requires the employer to allow mothers who have children of one year from the date of delivery to, one hour each day to breast feed their children.

Laws and regulations relating to insurance and pension scheme

Based on the Labor Law and the Law on Social Security Schemes for Persons defined by the Provisions of the Labor Law, enacted on November 2, 2019 (the “Social Security Law”) and its implementing regulations, a company with one or more employees must register the company and all of its employees with the National Social Security Fund (“NSSF”). Based on current implementing regulations issued by the MLVT, pursuant to the Social Security Law, the NSSF currently provides three social security schemes to its members: (1) occupational risk insurance (which covers work-related accidents and occupational diseases); (2) health care insurance(which covers impatient treatment and outpatient treatment required outside of occupational risk); and (3) a pension scheme which has been implemented by Sub-Decree No. 32 on the Pension Social Security Schemes for Persons defined by the Provisions of the Labor Law dated March 4, 2021 (the “Sub-Decree No. 32”).

Once registered with the NSSF, a company must pay a monthly contribution covering occupational risk, healthcare and pension insurance. The current social security contributions payable by companies for employees are currently as follows:

(i)     Occupational Risk – 0.8% (zero point eight percent) of contributed wages

(ii)    Healthcare – 2.6% (two point six percent) of contributed wages

(iii)   Pensions – 4% (four percent) of the contributed wages

Contributed wages are defined in Sub-Decree No. 144 on Contributed Wages dated September 18, 2021 as the portion of an employee’s wages which are subject to contribution payments into the social security scheme, where the minimum contributable wage is set at Khmer Riels Seven Hundred Thousand (KHR700,000) (approximately United States Dollars One Hundred and Seventy-Five (USD 175)) and its ceiling at Khmer Riels One Million and Two Hundred Thousand (KHR1,200,000) (approximately United States Dollar Three Hundred (USD 300)). Social security contribution payments shall be made before the 15th day of the following month and calculations for social security contribution payments shall be done before salary tax (i.e., calculated based on the portion of gross wage which is subject to contribution).

Whereas Prakas 449 on the Determination of Rates, Forms and Procedures to Contribute to the National Social Security Fund for Occupational Risk Scheme and Health Care Scheme for Persons governed by the Labor Law, dated November 10, 2017 has required contributions to the health care insurance to be solely borne by the employer, Article 8 of Sub-Decree No. 32 provides that the pension contributions for the first five (5) years shall be equally borne by the employer and employee, where in the latter case, employers are obliged to collect the employee’s pension payment from their respective salaries.

Laws and Regulations Relating to the Sales of Goods

The Law on the Management of Quality and Safety of Products and Services which was promulgated on June 21, 2000 (“LMQSP”) provides a framework governing the quality and safety of products and services, including those in industries such as leather goods or handbags production.

1.      Product Labelling

Under Article 14 of the LMQSP, a quality label serves as a distinct mark that manufacturers can voluntarily affix to their products. This label is designed to address consumer demand for information, improve manufacturers’ production performance, and enhance the overall quality of domestic products. The presence of a quality label signifies to consumers that the product has met certain quality standards, providing them with additional assurance when making purchasing decisions.

Similarly, the Law of Consumer Protection dated November 2, 2019 places consumer rights at the forefront, mandating that companies, including manufacturers, disclose minimum information to consumers in accordance with information standards. This includes labelling requirements on products for sale.

On September 23, 2022, the General Department of Consumer Protection, Competition, and Fraud Repression (“CCF”) issued a notice regarding consumer product labelling. While a notice does not have legal effect, it likely establishes a minimum baseline. Manufacturers are obligated to label the products to ensure that consumers receive precise information about the goods they buy.

The following product labelling rules are likely to apply to leather products:

(i)     trademarks on the products may use a foreign language but must be in line with the relevant local trademark registration;

(ii)    the label or product description must use an appropriate font size, in relation to the packaging of the product — the label or product description with the minimum information must be clearly visible and legible to the consumer;

(iii)   the label or product description must comply with the applicable product standards or requirements include those under applicable Cambodian standards and technical regulations;

(iv)   the label or product description must provide the true nature of the product, and may not be misleading or confusing to consumers, and

(v)    the following information must be provided:

1.      fabric content,

2.      user guidelines (care instructions),

3.      size labelling,

4.      manufacturing date (if any),

5.      expiration date (if any), and

6.      other specifications.

2.      Commercial Fraud

The manufacturers are not allowed to:

(i)     falsify or attempt to falsify products, goods, or services by any means; and

(ii)    modify products for commercialization by treatment or tampering, adding, subtracting, or substituting components, and they are strictly prohibited from selling falsified products.

Laws and Regulations on Overseas Securities Offering and Listing

In Cambodia, there are no provisions under the current applicable laws and regulations prohibiting or restricting overseas securities offering and listing (either direct or indirect overseas securities offering and listing) where a domestically incorporated enterprise in Cambodia offers its securities overseas in a foreign stock market or where an overseas incorporated company having its main business operations in Cambodia offers its securities overseas in a foreign stock market.

However, the offering and listing of securities within Cambodia or in the Cambodian stock market are mainly governed by the Law on the Issuance and Trading of Non-Government Securities dated October 19, 2007, Sub-Decree No. 54 on the Implementation of the Law on the Issuance and Trading of Non-Government Securities dated April 8, 2009 and Prakas No. 005/15 on Public Offering of Equity Securities dated September 10, 2015 (the “Prakas No. 005/15”).

Based on Article 3 of the Prakas No. 005/15, securities may be issued through either private placement or public offering. It is considered a private placement if: (i) the total number of people to whom the offer is made is less than or equal to thirty (30); and (ii) the offering is publicly advertised by any means, including the advertisement for the purpose of offering advice or information on the securities investment. While private placement does not require an authorization from the Securities and Exchange Regulator of Cambodia (“SERC”), the person who propose for the private placement must notify the SERC upon completion, and the results must also be reported. However, if it is a public offering within Cambodia, then the person proposing the public offering must, inter alia, obtain a prior approval from the SERC and submit all documents disclosing all the required information as stated in Article 7 of the Prakas No. 005/15.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)
Mr. Duncan Miao	48	Director and chairman of the board of Directors
Mr. Ngee Woon Lim	53	Chief Executive Officer and Director
Mr. Yi Feng Kwok	34	Chief Financial Officer
Ms. Josephine Yan Yeung	43	Independent Director Nominee*
Mr. Hiu Ming Eddie Leung	48	Independent Director Nominee*
Dr. Man Ying Angela Yung	51	Independent Director Nominee*

____________

*        Ms. Josephine Yan Yeung, Mr. Hiu Ming Eddie Leung and Dr. Man Ying Angela Yung have accepted appointments to be our directors, effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part.

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Duncan Miao (“Mr. Miao”) has served as our director since January 2024 and has accepted appointment as the chairman of the board of directors effective immediately prior to the effectiveness of our registration statement of which this prospectus is a part. Mr. Miao is primarily responsible for the day-to-day administrative and operational management of our Group, monitoring the management team of our Company and its subsidiaries, and overseeing and providing overall supervision and management of our leather goods manufacturing business. Mr. Miao graduated from Brown University with a bachelor of arts degree in economics in May 1998. Mr. Miao has around 23 years of experience in the leather goods manufacturing industry and has around four years of experience in corporate finance and private equity. From September 1998 to February 2001, Mr. Miao worked as an analyst and associate in the investment banking division in the New York office and the Hong Kong office of J.P. Morgan & Co.. Since April 2001, Mr. Miao has held various positions in Fashion Focus Manufacturing Limited, and he currently serves as its chief executive officer.

Mr. Ngee Woon Lim (“Mr. Lim”) was appointed as our director and our chief executive officer since June 2024. Mr. Lim graduated from Nanyang Technological University with a bachelor of accountancy in 1995 and obtained his executive master of business administration degree from California State University, Hayward in February 2004. Mr. Lim has approximately 16 years of working experience in business operations and 15 years of working experience in finance field. From July 1995 to October 1998, Mr. Lim worked at KPMG Singapore with his last position as a senior auditor. From November 1998 to June 2001, Mr. Lim worked at I.R.E. Corporation Limited (currently known as Sapphire Corporation Limited) as a group finance manager. From December 2001 to December 2003, Mr. Lim worked at I.R.E. Corporation Limited (currently known as Sapphire Corporation Limited) as a finance consultant on contract basis. From April 2004 to March 2008, Mr. Lim worked at Pico Hong Kong Ltd. as a regional financial controller. From April 2008 to June 2011, Mr. Lim worked at Shanghai Pico Media Services Co. Ltd. as a country manager. From July 2011 to May 2013, Mr. Lim worked at Signature Enterprise (Shanghai) Co. Ltd. as a general manager. From June 2014 to April 2019, Mr. Lim worked at VMSD Pte Ltd as a chief operations officer. From May 2019 to November 2021, Mr. Lim worked at Genstar Tech Pte Ltd as a chief operating officer. From December 2021 to June 2024, Mr. Lim worked at Fashion Focus Manufacturing Limited as a chief operating officer and a chief financial officer.

Mr. Yi Feng Kwok (“Mr. Kwok”) was appointed as our chief financial officer since June 2024. Mr. Kwok joined our Group since January 2024 as the finance manager and is responsible for overseeing the financial control of the Group. Mr. Kwok graduated from Oxford Brookes University with a bachelor of science in applied accounting with first class honours in March 2017. Mr. Kwok passed the level 1 examination of the Chartered Financial Analyst Institute in December 2018.

Mr. Kwok was admitted as a member of the Association of Chartered Certified Accountants in October 2021. Mr. Kwok completed Python for Business Analytics at the Business School of the National University of Singapore in November 2021. Mr. Kwok has approximately 10 years of working experience in accounting, auditing and financial management. From December 2014 to May 2016, Mr. Kwok worked at Orchard Hotel Singapore as an accounts officer. From June 2017 to May 2018, Mr. Kwok worked at Audit Alliance LLP as an audit associate. From May 2018 to August 2019, Mr. Kwok worked at Genting Singapore PLC as an internal audit executive. From November 2019 to January 2022, Mr. Kwok worked at Foo Kon Tan LLP as a senior auditor. From January 2022 to January 2024, Mr. Kwok worked at Ernst & Young Singapore as an audit assistant manager.

Ms. Josephine Yan Yeung (“Ms. Yeung”), will serve as one of our independent directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will serve as the chairlady of the Audit Committee and the members of the Compensation Committee and the Nominating and of the Corporate Governance Committee. Ms. Yeung has over 20 years of experience in accounting, auditing, financial management, internal control and corporate governance. From September 2003 to July 2009, Ms. Yeung held various positions in Ernst & Young Hong Kong, where she last served as manager in the assurance and advisory business services department, specializing in auditing listed companies in Hong Kong. From August 2009 to May 2017, Ms. Yeung worked at Verdant Group Limited, a China focused private investment firm based in Hong Kong with last position as group finance director. Since May 2017, she has been practicing in Noble Partners CPA Company, a certified public accountant firm in Hong Kong. From October 2017 to May 2019, Ms. Yeung was the authorized representative and company secretary of Sunlight (1977) Holdings Limited (HKEx: 08451). From April 2018 to June 2020, Ms. Yeung was the authorized representative and company secretary of Tu Yi Holding Company Limited (HKEx: 01701). From September 2019 to June 2020.April 2020, she was the company secretary of Link-Asia International MedTech Group Limited (formerly known as Link-Asia International Co. Ltd.) (HKEx: 01143). Since March 2024, Ms Yeung was appointed as the Independent Director of Intelligent Group Limited (Nasdaq: INTJ) and since April 2024, Ms Yeung was appointed as the Independent Director of Neo-Concept International Group Holdings Limited (Nasdaq: NCI). Ms. Yeung graduated from The Hong Kong University of Science and Technology in November 2003 with a Bachelor of Business Administration in Accounting degree. She was admitted as a member and fellow of the Association of Chartered Certified Accountants in February 2007 and February 2012, respectively. She was admitted as a member and fellow of the Hong Kong Institute of Certified Public Accountants in February 2008 and October 2017, respectively. She is currently a practising certified public accountant in Hong Kong.

Mr. Hiu Ming Eddie Leung (“Mr. Leung”), will serve as one of our independent directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Leung graduated from the University of California, Berkeley with a bachelor of arts degree with a major in architecture in August 1999. Mr. Leung has approximately 25 years of experience in designing prestigious hospitality and residential interiors and store planning and design. Since April 2024 till now, Mr. Leung has been the head of architecture design at Lane Crawford. Mr. Leung found Twenty Twenty Design Works Ltd in August 2023. From October 2009 to April 2023, Mr. Leung worked at Gucci with his last position as the director of store planning and facilities of Greater China.

Dr. Man Ying Angela Yung (“Dr. Yung”), will serve as one of our independent directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Dr. Yung graduated from Boston University with a bachelor of arts in biology with a specialty in marine science in January 1996. She then graduated from University of Glasgow School of Veterinary Medicine with a bachelor of veterinary medicine and surgery in July 2001. Dr. Yung served as a vet surgeon at Stracham Tyson Hamilton Veterinary Clinic from August 2001 to August 2004. From September 2004 to June 200, Dr. Yung served as a vet surgeon at East Island Animal Hospital. Since September 2005 till now, Dr. Yung has been a director and a vet surgeon at Tin Hau Pet Hospital.

Family Relationships

There is no family relationship, as defined in Item 401 of Regulation S-K, among any of our executive officers or directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our Company, if any. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as serious or repeated breach or non-observance or material breach of his obligations, any act of negligence, fraud or dishonesty or conviction of arrestable criminal offence. We may also terminate an executive officer’s employment without cause upon thirty days’ advance written notice. The executive officer may resign at any time with a thirty days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees, without our express consent.

We have also entered into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board of directors and of the committees of which he or she may become a member as regularly or specially called, and will agree to serve as a director and will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our Company, if any. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of director.

We have entered into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, may beneficially own approximately 88.2% of the aggregate voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering Memorandum and Articles of Association, a director may vote and be counted in the quorum for the meeting relating to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. Our board of directors may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. We will also achieve gender diversity by having two female directors out of the total of five directors (including independent directors). Our board of directors is well balanced and diversified in alignment with the business development and strategy of our Company and its subsidiaries.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our audit committee will consist of Ms. Yeung, Mr. Leung, and Dr. Yung and is chaired by Ms. Yeung. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Ms. Yeung qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our compensation committee will consist of Mr. Leung, Dr. Yung, and Ms. Yeung and is chaired by Mr. Leung. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our nominating and corporate governance committee will consist of Dr. Yung, Ms. Yeung, and Mr. Leung and is chaired by Dr. Yung. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules.

The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board of directors as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation Fair Disclosure.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board of directors’ approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance standards, we intend to comply with the Nasdaq corporate governance standards applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Terms of Directors and Executive Officers

Each of our directors holds office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with our Company or the Articles, if any. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Compensation of Directors and Executive Officers

For the years ended March 31, 2024 and 2023, our directors and executive officers received the following compensation (fees earned in cash):

	March 31, 2023	March 31, 2024
	US$	US$
Mr. Duncan Miao	114,000	114,000
Mr. Ngee Woon Lim	—	—
Mr. Yi Feng Kwok	—	—
Ms. Josephine Yan Yeung	—	—
Mr. Hiu Ming Eddie Leung	—	—
Dr. Man Ying Angela Yung	—	—

Save for the above, for the years ended March 31, 2024 and 2023, our directors and executive officers received no other benefits in kind as compensation and our subsidiary in Cambodia is not required to make any monthly contributions to the National Social Security Fund in Cambodia.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our operating subsidiary’s experience in the business sector in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

List of Related Parties

Name of related parties	Relationship with the Company
Fashion Focus Manufacturing Ltd	Under common control by the ultimate beneficial shareholders of the Company
Merit Focus Ltd	Under common control by the ultimate beneficial shareholders of the Company

Amounts Due From (To) Related Parties

As of March 31, 2022, 2023 and 2024 and up to the date of this prospectus, amounts due from/(to) related parties consisted of the following:

Due from/(to) related parties	Nature	Maximum exposures	As of March 31,			As of date of this prospectus
			2022	2023	2024
			USD	US$	US$	US$
Fashion Focus Manufacturing Ltd	Non trade and loan	3,000,000	(1,489,819)	(3,004,582)	2,108,288	1,636,572
Merit Focus Ltd	Loan	7,571,157	—	—	3,946,204	3,766,068
Total			(1,489,819)	(3,004,582)	6,054,492	5,402,640

Amounts due from and (to) related parties are non-interest bearing and repayable on demand. Loans to related parties are interest bearing at the prevailing interest rates levied by the financial institution and repayable upon maturity of the loans.

Transactions with Related Parties

Related party transactions during the three years ended March 31, 2022, 2023 and 2024 and up to the date of this prospectus.

		For the years ended March 31,			For the period from April 1 2024 to date of this prospectus
Due to related parties	Nature	2022	2023	2024
		US$	US$	US$	US$
Fashion Focus Manufacturing Ltd	Management fee charged from	249,888	215,544	223,548	161,594
Fashion Focus Manufacturing Ltd	Director’s remuneration charged from	114,000	114,000	114,000	108,280
Fashion Focus Manufacturing Ltd	Interest expense recharge to	—	(13,883)	(2,625)	(12,276)
Merit Focus Ltd	Interest expense recharge to	—	—	(162,743)	(195,211)
Total		363,888	315,661	172,180	62,387

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements” for more information.

PRINCIPAL SHAREHOLDERS AND THE SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering				Ordinary Shares beneficially held immediately after this offering (assuming no exercise of over-allotment option)				Ordinary Shares beneficially held immediately after this offering (assuming exercise of over-allotment option)
Directors and Executive Officers(1):	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares(5)	Approximate percentage of Voting power(5)
	Class A	Class B			Class A	Class B			Class A	Class B
Mr. Duncan Miao(2)	3,402,000	1,350,000	29.70%	41.65%	2,805,750	1,350,000	22.96%	39.69%	2,805,750	1,350,000	22.57%	39.52%
Mr. Ngee Woon Lim	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Yi Feng Kwok	—	—	—	—	—	—	—	—	—	—	—	—
Ms. Josephine Yan Yeung	—	—	—	—	—	—	—	—	—	—	—	—
Mr. Hiu Ming Eddie Leung	—	—	—	—	—	—	—	—	—	—	—	—
Dr. Man Ying Angela Yung	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group	3,402,000	1,350,000	29.70%	41.65%	2,805,750	1,350,000	22.96%	39.69%	2,805,750	1,350,000	22.57%	39.52%
5% Shareholder:
DMD Venture Limited(3)	7,560,000	3,000,000	66%	92.55%	6,235,000	3,000,000	51.02%	88.2%	6,235,000	3,000,000	50.15%	87.83%
Mr. Tai Wai David Miao(4)	4,158,000	1,650,000	36.30%	50.90%	3,429,250	1,650,000	28.06%	48.51%	3,429,250	1,650,000	27.58%	48.31%
Mr. Duncan Miao(2)	3,402,000	1,350,000	29.70%	41.65%	2,805,750	1,350,000	22.96%	39.69%	2,805,750	1,350,000	22.57%	39.52%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia.

(2)      Mr. Duncan Miao, the chairman of the board of Directors and a Director of the Company, owns 45% of the issued shares of DMD Venture Limited, the Controlling Shareholder. Mr. Duncan Miao is Mr. Tai Wai David Miao’s son.

(3)      DMD Venture Limited, a company incorporated in the BVI with limited liability, owns 66% of the issued Shares of the Company (51.02% after the offering assuming no exercise of over-allotment option).

(4)      Mr. Tai Wai David Miao owns 55% of the issued shares of DMD Venture Limited, the Controlling Shareholder. Mr. Tai Wai David Miao is Mr. Duncan Miao’s father.

(5)      Assumes the sales of our Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Selling Shareholders

This prospectus covers the offering of 656,250 Class A Ordinary Shares by the Selling Shareholders. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Class A Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Class A Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Class A Ordinary Shares.

The following table sets forth the name of the Selling Shareholders, the number and percentage of Class A Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Class A Ordinary Shares offered by the Selling Shareholders.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering		Percentage Ownership Prior to Offering	Percentage Voting Power Prior to Offering	Number of Class A Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering		Percentage Ownership After Offering(1)	Percentage Voting Power After Offering(1)
	Class A	Class B				Class A	Class B
DMD Venture Limited	7,560,000	3,000,000	66.0%	92.55%	356,250	6,235,000	3,000,000	51.02%	88.2%
Kim Sun Chan	640,000	—	4.0%	0.88%	300,000	340,000	—	1.88%	0.45%

____________

(1)     Assumes the sales of our Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus filed contemporaneously herewith.

DESCRIPTION OF SHARE

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each comprised of 4,975,000,000 Class A Ordinary Shares and 25,000,000 Class B Ordinary Shares. As of the date of this prospectus, 13,000,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 13,000,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our Class A Ordinary Shares to be issued in the offering will be issued as fully paid.

Our Memorandum and Articles

We have adopted the Memorandum on March 21, 2024 and conditionally adopted the Articles on [•] which will become effective and replace our current amended and restated articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company.    Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Holders of our Class A Ordinary shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. The Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion Rights.    Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares or the transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by the Founder (as defined in our Memorandum and Articles) nor another holder of Class B Ordinary Shares or an Affiliate (as defined in our Memorandum and Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Upon any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Listing

Listing.    We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “FMFC” provided that we pay the balance of our entry fee and show that we will have [•] round-lot shareholders prior to our first day of trading. We cannot guarantee that we will be successful in listing the Class A Ordinary Shares; however, we will not complete this offering unless we are so listed.

The Transfer Agent and Registrar.    The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by poll save that the chairman of the meeting of shareholders may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Notwithstanding the foregoing, a poll may be demanded by at least one shareholder. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share and twenty votes for each Class B Ordinary Share held by the relevant shareholder. Save for such matters that require approval by a class of shareholders, holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the chairman of our Company (if there is one) or any two directors or any director and the secretary or our board of directors shall appoint. Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Shareholders’ general meetings may be convened by the chairman of our Company, any two directors or any director and the secretary of our Company or our board of directors. Advance notice of at least five days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A general meeting shall, notwithstanding that it is called on shorter notice than that specified in our Memorandum and Articles, be deemed to have been properly called if it is so agreed by (i) all the shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the shareholders entitled to attend and vote thereat. A quorum required for any general meeting of shareholders consists of two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights in our Company present throughout the meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or is issued under any share incentive scheme for employees upon which a restriction on transfer still subsists or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof;

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of Ordinary Shares;

•        the instrument of transfer is properly stamped, if required; and

•        in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Each Class B Ordinary Share is convertible into a Class A Ordinary Share at any time by the holder thereof. Our Class B Ordinary Shares will be mandatorily convertible into Class A Ordinary Shares upon a transfer, assignment or disposal thereof under such circumstances as specified in our Memorandum and Articles.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    Subject to the Companies Act, our Company may be voluntarily wound-up by a special resolution. If our Company shall be wound up, the liquidator may, with the sanction of a special resolution, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between our shareholders or different classes of shareholders.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid (whether in respect of nominal value or premium) on their shares. If a call is not paid on or before the day appointed for payment thereof, the shareholder may at the discretion of our board of directors be liable to pay our Company interest on the amount of such call at such rate as our board of directors may determine, from the date when such call was payable up to the actual date of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    Subject to the Companies Act, we may issue shares which are to be redeemed or are liable to be redeemed at the option of our Company or a shareholder and may make payments in respect of such redemption in accordance with the Companies Act. Our Company is authorized to purchase any share in our Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Companies Act. Our board of directors is authorized to determine the manner or any of the terms of any redemption or purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, there would no longer be any issued shares of our Company other than shares held as treasury shares.

Variations of Rights of Shares.    If, at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not our Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Under our Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Issuance of Additional Shares.    Our Memorandum and Articles authorizes our board of directors to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Companies Act.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge. See “Where You Can Find Additional Information.” for more information.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including:

•        provisions that authorize our board of directors to issue any unissued shares on such terms and conditions as it may determine, including Class B Ordinary Shares which carry super-voting rights without any further vote or action by our shareholders; and

•        the inability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with members or class of members, seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that that we shall indemnify, among others, our directors, secretary of our Company and other officers acting in relation to any of the affairs of our Company or any subsidiary thereof against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty in relation to our Company which may attach to any of the indemnified persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Memorandum and Articles, a director’s office shall be vacated if the director (i) is removed from office pursuant to the laws of the Cayman Islands or our Memorandum and Articles; (ii) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (iii) is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; (iv) resigns his office by notice to our Company; (v) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (vi) is prohibited by law from being a director.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. Under our Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Data Protection Act (As Revised) of the Cayman Islands

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate shareholder (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this privacy notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.kandalmv.com or through email at enquiry@fmfco.com.kh.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 18,100,000 issued and outstanding Ordinary Shares, including 15,100,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Assuming all the Class A Ordinary Shares are sold by the Resale Shareholder pursuant to the Resale Prospectus, of that amount, 3,725,000 Class A Ordinary Shares will be publicly held by investors participating in this offering, and 14,375,000 Ordinary Shares, including 11,375,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of the Ordinary Shares, including both Class A and Class B Ordinary Shares, held by existing shareholders are, and any Class A Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 151,000 Class A Ordinary Shares immediately after the closing of this offering based on the number of Class A Ordinary Shares outstanding as of March 31, 2024; or

•        the average weekly trading volume of our Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Our principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have also agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of [Cathay Securities, Inc.]. See “Underwriting” for more information.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, Class A Ordinary Shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the nature of our business and our financial statements, we do not expect to be a PFIC for our current taxable year, however, no assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands, BVI, Hong Kong and Cambodia income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands, BVI, Hong Kong and Cambodia laws.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands and/or related to real estate in the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

In addition, pursuant to section 6 of the Tax Concessions Act of the Cayman Islands, our Company has obtained an undertaking from the Governor-in-Cabinet:

(1)    that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(2)    that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of the Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concession Act.

The undertaking for our Company is valid for a period of twenty years from January 30, 2024.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Cambodia Taxation

The following summary of certain relevant taxation provisions under the laws of Cambodia is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Class A Ordinary Shares. Under the current laws of Cambodia:

•        Capital gains from the sale of our Class A Ordinary Shares by individual tax residents in Cambodia will not be subject to any personal income tax.

•        No Cambodia stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

•        Dividends paid on the Class A Ordinary Shares to individual tax residents in Cambodia would not be subject to any Cambodia tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Class A Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

•        Revenues gains from the sale of our Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of the Class A Ordinary Shares are effected outside of Hong Kong such as, for example, in the Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

UNDERWRITING

In connection with this offering, we and the Selling Shareholders will enter into an underwriting agreement with [Cathay Securities, Inc.], as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us and the Selling Shareholders, and we and the Selling Shareholders have agreed to sell to them, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite their names below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Cathay Securities, Inc.	[•]
WestPark Capital, Inc.	[•]
Total	[•]

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriter’s over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

The underwriters propose to offer the Class A Ordinary Shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[•] per Class A Ordinary Share from the initial public offering price. After the initial offering of the Class A Ordinary Shares to the public, if all of the Class A Ordinary Shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Class A Ordinary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of the Class A Ordinary Shares made outside the United States may be made by affiliates of the underwriters.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of 315,000 additional Class A Ordinary Shares (equal to 15% of the number of the Class A Ordinary sold in the offering and exclude the 656,250 Ordinary Shares offered by the Selling Shareholders), at the offering price per Share less underwriting discounts. The underwriters may exercise this option for 45 days from the date of closing of this offering solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above.

Discounts and Expenses

The underwriting discounts for the Class A Ordinary Shares and the over-allotment Class A Ordinary Shares are equal to 7.0% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us and the Selling Shareholders. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Total
		No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$4.5	$9,450,000	$10,867,500
Underwriting discounts to be paid by us	$0.315	$661,500	$760,725
Proceeds to us, before expenses	$4.185	$8,788,500	$10,106,775

We and the Selling Shareholders will also pay to the representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us or the Selling Shareholders from the sale of the Class A Ordinary Shares, excluding any Class A Ordinary Shares issued pursuant to the exercise of the representative’s over-allotment option.

We have agreed to reimburse the representative up to a maximum of $175,000 for out-of-pocket accountable expenses (including legal fees and other disbursements). In addition, we have agreed to pay the representative a $70,000 due diligence fee, of which we have paid $40,000 with the remainder due at closing. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $1,477,512.

Right of First Refusal

We have agreed to grant the representative, for the one year period following the date of our engagement letter with the representative, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the representative’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Notwithstanding the foregoing, if the representative declines to exercise its right of first refusal for any specific offering, and we complete such offering with another investment banking firm, then the representative shall not have the right of first refusal for any future offerings of our company. In addition, if we receive a proposal from a “bulge bracket” underwriter to undertake a financing, the representative shall not have the right of first refusal referenced herein (provided, however, that we must use commercially reasonable efforts to cause such underwriter to permit the representative to participate in such financing).

Lock-Up Agreements

We, our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Class A Ordinary Shares) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares, or securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of 180 days from the date of this prospectus, without the prior written consent of the representative.

No Sales of Similar Securities or Repurchases

Without the representative’s prior written consent, we have agreed not to:

•        sell any shares of our capital stock or issue warrants or options, except as may be required pursuant to our employee benefits plans and described in herein; or

•        purchase any shares of our capital stock during the six (6) month period following the closing of the offering contemplated hereby (other than repurchases at cost or without cost pursuant to the terms of any applicable stock option or restricted stock purchase agreement).

Foreign Regulatory Restrictions on Purchase of our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We intend to apply to have our Class A Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “FMFC”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shres offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Class A Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Class A Ordinary Shares in certain countries.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Class A Ordinary Shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of Class A Ordinary Shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our Class A Ordinary Shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules, and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the British Virgin Islands

The Class A Ordinary Shares are not being, and may not be offered to the public or to any person in the BVI for purchase or subscription by us or on our behalf. The Class A Ordinary Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (as amended) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the BVI.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$3,093
The Nasdaq Capital Market listing fee	75,000
FINRA filing fee	5,257
Printing and engraving expenses	24,000
Legal fees and expenses	538,977
Accounting fees and expenses	580,000
Transfer agent and registrar fee and expenses	4,348
Miscellaneous	246,837
Total	1,477,512

____________

*        To be completed by amendment.

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of our Class A Ordinary Shares offered in this offering and certain other matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Legal matters as to Cambodian law will be passed upon for us by Sok Siphana & Associates. Legal matters as to Hong Kong law will be passed upon for us by Hastings & Co. Legal matters as to Singapore law will be passed upon for us by Infinitus Law Corporation. [Cathay Securities, Inc.], the representative of the underwriters, is being represented by Haneberg Hurlbert PLC in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2024 and 2023 included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403, U.S.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at www.kandalmv.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

KANDAL M VENTURE LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Kandal M Venture Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Kandal M Venture Limited and its subsidiaries (the “Company”) as of March 31, 2023 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows in each of the years for the two-years period ended March 31, 2023 and 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2024, and the results of its operations and its cash flows in each of the years for the two-years period ended March 31, 2023 and 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2023.

San Mateo, California
June 28, 2024

KANDAL M VENTURE LIMITED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Note	March 31, 2023	March 31, 2024
		US$	US$
ASSETS
Non-current assets
Property, plant and equipment	4	864,905	689,517
Right-of-use assets	13	276,965	207,724
Deferred tax assets	5	—	13,629
Total non-current assets		1,141,870	910,870

Current assets
Inventories	6	3,387,762	1,802,723
Trade and other receivables	7	947,881	945,030
Deferred initial public offering (“IPO”) costs	8	—	230,642
Amounts due from related parties	19	—	2,053,318
Loans to related parties	19	52,345	4,001,174
Cash and bank balances	9	361,471	235,348
Total current assets		4,749,459	9,268,235

Total assets		5,891,329	10,179,105

EQUITY AND LIABILITIES
Equity attributable to owners of the Company
Share capital*	10	160	160
Merger reserve	11	13	13
Capital reserve	11	(2,500,000)	(2,500,000)
Foreign currency translation reserve	11	5,443	5,130
Retained earnings		1,543,596	2,663,128
Total (deficit) equity		(950,788)	168,431

Non-current liabilities
Lease liabilities	13	243,264	168,549
Borrowings	14	576,923	4,360,385
Deferred tax liabilities	5	31,725	—
Total non-current liabilities		851,912	4,528,934

Current liabilities
Trade and other payables	12	2,613,645	2,466,368
Amounts due to related parties	19	3,056,927	—
Lease liabilities	13	68,989	74,715
Borrowings	14	234,060	2,823,729
Income tax payable		16,584	116,928
Total current liabilities		5,990,205	5,481,740

Total liabilities		6,842,117	10,010,674

Total equity and liabilities		5,891,329	10,179,105

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Note 1.

The accompanying notes are an integral part of these financial statements

KANDAL M VENTURE LIMITED
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

	Note	March 31, 2023	March 31, 2024
		US$	US$
Revenue	15	13,471,471	13,971,743
Cost of sales		(10,659,109)	(10,604,640)
Gross profit		2,812,362	3,367,103

Operating expenses:
Selling and distribution expenses		(227,000)	(239,013)
General and administrative expenses		(1,596,032)	(1,646,043)
Income from operations		989,330	1,482,047

Other income/(expenses):
Interest expense	16	(187,442)	(403,723)
Other income	17	53,420	219,309

Profit before income tax		855,308	1,297,633
Income tax expense	18	(110,809)	(178,101)
Profit for the year		744,499	1,119,532

Other comprehensive income:
Items that may be classified subsequently to profit or loss
Exchange differences on translating foreign operations		315	(313)
Total comprehensive income attributable to equity owners of the Company		744,814	1,119,219

Earnings per share attributable to owners of the Company
Basic and diluted earnings per share		0.05	0.07

Weighted average number of ordinary shares used in computing basic and diluted earnings*		16,000,000	16,000,000

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Note 1.

The accompanying notes are an integral part of these financial statements

KANDAL M VENTURE LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Merger reserve	Capital reserve	Foreign currency translation reserve	Retained earnings	Total equity attributable to owners of the Company
	US$	US$	US$	US$	US$	US$
Balance at April 1, 2022*	160	13	(2,500,000)	5,128	799,097	(1,695,602)
Profit for the year	—	—	—	—	744,499	744,499
Other comprehensive income:
Exchange differences on translating foreign operations	—	—	—	315	—	315
Balance at March 31, 2023	160	13	(2,500,000)	5,443	1,543,596	(950,788)
Profit for the year	—	—	—	—	1,119,532	1,119,532
Other comprehensive income:
Exchange differences on translating foreign operations	—	—	—	(313)	—	(313)
Balance at March 31, 2024	160	13	(2,500,000)	5,130	2,663,128	168,431

____________

*        Giving retroactive effect to the issuance of ordinary shares which are detailed in Note 1.

The accompanying notes are an integral part of these financial statements.

KANDAL M VENTURE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Note	March 31, 2023	March 31, 2024
		US$	US$
Cash flows from operating activities
Profit before income tax		855,308	1,297,633

Adjustments for:
Depreciation of property, plant and equipment	4	240,925	198,360
Depreciation of right-of-use assets	13	69,241	69,241
Interest expense	16	209,661	421,713
Interest income from loan to related party	17	(13,883)	(165,368)
Inventories write-down	6	47,239	65,770
Provision for other receivables	7	13,206	11,532
Provision for expected credit losses – third parties	7	3,114	—
Operating cash flows before working capital changes		1,424,811	1,898,881

Changes in working capital:
Inventories		285,688	1,519,269
Trade and other receivables		694,374	(112,572)
Trade and other payables		45,816	(43,699)
Cash generated from operations		2,450,689	3,261,879
Income tax paid		(276,097)	(123,111)
Net cash generated from operating activities		2,174,592	3,138,768

Cash flows from investing activities
Purchase of plant and equipment	4	(9,981)	(22,972)
Deferred initial public offering (“IPO”) costs	8	—	(230,642)
Net cash used in investing activities		(9,981)	(253,614)

Cash flows from financing activities
Loans to related parties		(38,462)	(3,783,461)
Repayments from/(Advances to) related parties, net		1,567,108	(5,110,245)
(Repayments of)/Proceeds from borrowings, net		(3,175,114)	6,373,131
Interest paid on borrowings		(181,887)	(399,226)
Payment of lease liabilities		(63,702)	(68,989)
Interest paid on lease liabilities		(27,774)	(22,487)
Net cash used in financing activities		(1,919,831)	(3,011,277)

Net change in cash and cash equivalents		244,780	(126,123)
Cash and cash equivalents at beginning of year		116,691	361,471
Cash and cash equivalents at end of year	9	361,471	235,348

KANDAL M VENTURE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

A reconciliation of liabilities arising from financing activities as follows:

	Non-cash changes
	At beginning of financial year	Cash flows	Interest recharge to	Interest expense	At end of financial year
	US$	US$	US$	US$	US$
2024
Lease liabilities	312,253	(91,476)	—	22,487	243,264
Borrowings	810,983	5,973,905	—	399,226	7,184,114
Loans to related parties	(52,345)	(3,783,461)	(165,368)	—	(4,001,174)
Amount due to/(from) related parties	3,056,927	(5,110,245)	—	—	(2,053,318)
	4,127,818	(3,011,277)	(165,368)	421,713	1,372,886

2023
Lease liabilities	375,955	(91,476)	—	27,774	312,253
Borrowings	3,986,097	(3,357,001)	—	181,887	810,983
Loans to related parties	—	(38,462)	(13,883)	—	(52,345)
Amount due to related parties	1,489,819	1,567,108	—	—	3,056,927
	5,851,871	(1,919,831)	(13,883)	209,661	4,127,818

The accompanying notes are an integral part of these consolidated financial statements.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      Overview

Kandal M Venture Limited (the “Company”) is incorporated in Cayman Islands on 16 January 2024 and its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The Group’s operations is mainly conducted in Cambodia through its manufacturing subsidiary, FMF Manufacturing Co., Ltd., at Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia.

These consolidated financial statements comprise the Company and its subsidiaries (the “Group”).

The principal activity of the Company is investment holding. The principal activities of the subsidiaries are disclosed below.

The details of its subsidiaries are as follows:

Name of subsidiary (Country of incorporation and principal place of business)	Principal activities	Percentage of effective ownership held by the Company
		March 31, 2023	March 31, 2024
Padachi M Venture Limited (BVI) (“PMV”)	Investment holding	100%	100%
Prospect Focus Limited (Hong Kong) (“PFL”)	Trading of handbags, small leather goods and accessories	100%	100%
FMF Manufacturing Co., Ltd. (Cambodia) (“FMF”)	Manufacturing of handbags, small leather goods and accessories	100%	100%

On May 29, 2024, the Group completed its group reorganization (the “Reorganization”) of entities under the common control of its existing shareholders, Mr David Miao and Mr Duncan Miao (collectively the “ultimate beneficial shareholders”). DMD Ventures Limited, a company incorporated in BVI, is wholly-owned by ultimate beneficial shareholders.

The existing shareholder of PFL, Dumaine International Limited (“Dumaine”), a company incorporated in BVI, is wholly-owned by ultimate beneficial shareholders. Dumaine entered into a share swap arrangement with PMV, a wholly-owned subsidiary of the Company, in which, Dumaine transfer its entire 100 ordinary shares in PF to PMV, in exchange for 10 Class B ordinary shares in the Company, which were issued to DMD Venture Limited as nominated by Dumaine. Subsequent to the share swap arrangement, PMV became the shareholder of PFL, which in turn also owned all the equity interest of FMF, who is wholly-owned by PFL. The economic interests for ultimate beneficial shareholders remain the same before and after the Reorganization.

As the Group were under the same control of the ultimate beneficial shareholders and their entire equity interests were also ultimately held by the ultimate beneficial shareholders immediately prior to the Reorganization, the consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Group.

On March 21, 2024, KMV undertook a share subdivision exercise whereby the share capital of the Company of US$50,000, is subdivided into 5,000,000,000 ordinary shares of nominal par value of US$0.00001 each (the “Subdivision”), and immediately following the Subdivision, KMV re-designated and re-classified its authorized share capital of KMV by designating 4,975,000,000 Class A ordinary shares of nominal or par value of US$0.00001 and 25,000,000 Class B ordinary shares of nominal or par value of US$0.00001 (the “Re-classification”). Simultaneously upon the Subdivision and the Re-classification excerise, each of the 10 ordinary shares of par value of US$0.00001 each in issue was re-designated as Class B ordinary shares (the “Re-designation”). The Company then issued 13,000,000 Class A ordinary shares and 2,999,980 Class B ordinary shares to DMD Ventures Limited.

As a result, after the Subdivision, Re-classification, Re-designation and Reorganization, the Company has 13,000,000 Class A ordinary shares and 3,000,000 Class B ordinary shares issued and outstanding. The ordinary shares of the Company are presented on a retroactive basis to reflect the Reorganization completed on May 29, 2024.

There have been no significant changes in the nature of these activities during the financial years ended March 31, 2024 and March 31, 2023.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information

2.1    Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

In the current year, the Group has adopted all the new and revised IFRS and Interpretations of IFRS that are relevant to its operations and effective for annual periods beginning on or after 1 April 2023. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and Interpretations of IFRS. The adoption of these new or amended IFRS and Interpretations of IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

IFRS and Interpretations of IFRS issued but not year effective

At the date of authorization of these financial statements, certain IFRS and Interpretations of IFRS were issued but not yet effective. Consequential amendments were also made to various standards as a result of these new/revised standards.

The Group does not intend to early adopt any of the above new/revised standards, interpretations and amendments to the existing standards. Management anticipates that the adoption of the aforementioned revised/new standards will not have a material impact on the financial statements of the Group and Company in the period of their initial adoption.

2.2    Revenue

Revenue from sales of goods in the ordinary course of business is recognized when the Group satisfies a performance obligation by transferring control of a promised good to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods. The individual standalone selling price of a good that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Group expects to be entitled in exchange for transferring the promised goods. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Group does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Specifically, the Group uses a five-step approach to recognize revenue:

•        Step 1: Identify the contract(s) with a client

•        Step 2: Identify the performance obligations in the contract

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation

The Group recognizes revenue when a performance obligation is satisfied, i.e., when “control” of the goods underlying the particular performance obligations is transferred to customers.

Sales of goods

For the sale of handbags, small leather goods and accessories, the Group typically receives purchase orders from customers which will set forth the terms and conditions including the transaction price, types of products, terms of delivery, and payment terms. These terms serve as the basis of the performance obligations that the Group must fulfil in order to recognize revenue.

The key performance obligation is when delivery of finished goods i.e., handbags, small leather goods and accessories has occurred, when the products have been shipped to the specified location/warehouse, or the risks have been transferred to the customers in accordance with Incoterms stipulated in the contracts. The completion of the performance obligation is evidenced by customer acceptance/acknowledgement indicating receipt of the products, or the Group has objective evidence that all criteria for acceptance have been satisfied. No right of goods return is given to customers. No significant element of financing is deemed present as typical payment terms range from 30 to 90 days from the date of invoice.

2.3    Basis of consolidation

Consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed, where necessary, to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statements of profit or loss and other comprehensive income, statements of changes in equity, and statements of financial position. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Common control

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the consolidated financial statements of the Group are a continuation of the acquired entities and is accounted for as follows:

•        The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

•        The Group will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

•        No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve.

Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary that do not result in a loss of control over the subsidiary are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

Acquisition

The acquisition method of accounting is used to account for acquisition entered by the Group.

The consideration transferred for the acquisition of a subsidiary or business comprises the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The excess of (a) the consideration transferred over the (b) fair value of the identifiable net assets acquired is recorded as goodwill, if any.

Disposals

When a change in the Group’s ownership interest in a subsidiary result in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in profit or loss.

2.4    Property, plant and equipment

All items of property, plant and equipment are initially recorded at cost. Subsequent to recognition, property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses. The cost of property, plant and equipment includes its purchase price and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Dismantlement, removal or restoration costs are included as part of the cost of property, plant and equipment if the obligation for dismantlement, removal or restoration is incurred as a consequence of acquiring or using the property, plant and equipment.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

The projected cost of dismantlement, removal or restoration is also recognized as part of the cost of property, plant and equipment if the obligation for the dismantlement, removal or restoration is incurred as a consequence of either acquiring the asset or using the asset for purpose other than to produce inventories.

Depreciation is calculated using the straight-line method to allocate depreciable amounts over their estimated useful lives. The estimated useful lives are as follows:

Leasehold improvement	10 years
Plant and machinery	10 years
Furniture and fixtures	5 years
Computer and software	5 years
Tools and equipment	5 years
Setup costs	5 years

Fully depreciated property, plant and equipment are retained in the financial statements until they are no longer in use.

The residual values, useful lives and depreciation method are reviewed at the end of each reporting period, and adjusted prospectively, if appropriate.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on derecognition of the asset is included in profit or loss in the year the asset is derecognized.

2.5    Borrowing costs

All borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss in the period in which they are incurred.

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the reporting date. When an entity breaches an undertaking under a long-term loan agreement on or before the reporting date with the effect that the liability becomes payable on demand, the liability is classified as current, even if the lender has agreed, after the reporting date and before the authorization of the financial statements for issue, not to demand payment as a consequence of the breach. The liability is classified as current because, at the reporting date, the entity does not have an unconditional right to defer its settlement for at least twelve months after that date.

Where the entity expects, and has the discretion, to re-finance or roll over an obligation for at least 12 months after the reporting period under an existing loan facility with the same lender, the liability is classified as non-current.

2.6    Impairment of non-financial assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, (or, where applicable, when an annual impairment testing for an asset is required), the Group makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. Where the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

Impairment losses are recognized in profit or loss.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized previously.

Such reversal is recognized in profit or loss.

2.7    Financial instruments

Financial assets

Initial recognition and measurement

Financial assets are recognized when, and only when the entity becomes party to the contractual provisions of the instruments.

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (“FVPL”), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Trade receivables are measured at the amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third party, if the trade receivables do not contain a significant financing component at initial recognition.

Subsequent measurement

Subsequent measurement of debt instruments depends on the Group’s business model for managing the asset and the contractual cash flow characteristics of the asset. The three measurement categories for classification of debt instruments are amortized cost, fair value through other comprehensive income (“FVOCI”) and FVPL. The Group only has debt instruments at amortized cost.

Financial assets that are held for the collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets are measured at amortized cost using the effective interest method, less impairment. Gains and losses are recognized in profit or loss when the assets are derecognized or impaired, and through the amortization process.

Impairment

The Group recognizes an allowance for expected credit losses (“ECL”) for all debt instruments not held at FVPL. ECL are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECL are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECL are provided for credit losses that result from default events that are possible within the next 12-months (a “12-month ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is recognized for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a “lifetime ECL”).

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

For trade and other receivables, the Group applies a simplified approach in calculating ECL. Therefore, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECL at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect debtors’ ability to pay.

The Group considers a financial asset in default when contractual payments are 60 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Derecognition

A financial asset is derecognized where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognized in other comprehensive income for debt instruments is recognized in profit or loss.

Financial liabilities

Initial recognition and measurement

Financial liabilities are recognized when, and only when, the Group becomes a party to the contractual provisions of the financial instrument. The Group determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value plus in the case of financial liabilities not at FVPL, net of directly attributable transaction costs.

Subsequent measurement

After initial recognition, financial liabilities that are not carried at FVPL are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in profit or loss when the liabilities are derecognized, and through the amortization process.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. On derecognition, the difference between the carrying amounts and the consideration paid is recognized in profit or loss.

2.8    Cash and cash equivalents

Cash and bank balances in the consolidated statements of financial position comprise cash on hand and bank balances which are readily convertible to known amounts of cash and subject to insignificant risk of changes in value.

2.9    Inventories

Inventories are carried at the lower of cost and net realizable value. Cost is determined using the weighted average method. The cost of finished goods and work-in-progress comprises direct materials, direct labour, other direct costs and related production overheads (based on normal operating capacity) that have been incurred in bringing the inventories to their present location and condition.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and applicable variable selling expenses.

2.10  Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Provisions for asset dismantlement, removal or restoration are recognized when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amounts have been reliably estimated.

The Group recognizes the estimated costs of dismantlement, removal or restoration of items of property, plant and equipment arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value of money.

2.11  Leases

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

•        Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•        Variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

•        Amounts expected to be payable under residual value guarantees;

•        The exercise price of a purchase option if the Group is reasonably certain to exercise the option; and

•        Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For a contract that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone prices of the lease and non-lease components. The Group has elected to not separate lease and non-lease components for property leases and account these as one single lease component.

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

•        There is a change in future lease payments arising from changes in an index or rate;

•        There is a change in the Group’s assessment of whether it will exercise an extension option; or

•        There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term and low-value leases

The Group has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

2.12  Employee benefits

Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the National Social Security Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

2.13  Income taxes

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)     at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)    based on the tax consequence that will follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

Value-added tax (“VAT”)

Revenue, expenses and assets are recognized net of the amount of value-added tax except:

(i)     when the value-added taxation that is incurred on purchase of assets or services is not recoverable from the taxation authorities, in which case the value-added tax is recognized as part of cost of acquisition of the asset or as part of the expense item as applicable; and

(ii)    receivables and payables that are stated with the amount of value-added tax included.

The net amount of value-added tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

2.14  Foreign currency translations and balances

Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The functional currency of the Company is United States Dollar and the financial statements are presented in United States Dollar (“US$”).

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities.

Non-monetary items measured at fair value in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)     assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)    income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)   all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

2.15  Segment reporting

Operating segment is reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segment.

2.16  Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

2.17  Earnings per share

The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to owners of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to owner of the Company and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

2.18  Related party

A related party is defined as follows:

(a)     A person or a close member of that person’s family is related to the Group if that person:

(i)     Has control or joint control over the Group;

(ii)    Has significant influence over the Group; or

(iii)   Is a member of the key management personnel of the Group or of a parent of the Company.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Material accounting policy information (cont.)

(b)    An entity is related to the Group if any of the following conditions applies:

(i)     The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)    One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)   Both entities are joint ventures of the same third party.

(iv)   One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)    The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group. If the Group is itself such a plan, the sponsoring employers are also related to the Group.

(vi)   The entity is controlled or jointly controlled by a person identified in (a).

(vii)  A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

3.      Significant accounting judgments and estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Groups accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Management is of opinion that there is no significant judgement made that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial years.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Group based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Allowance for expected credit losses of trade receivables — third parties

The Group uses a provision matrix to measure expected credit losses for trade receivables. The expected credit losses rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

Allowance for write-down of inventories

Inventory is valued at the lower of cost and net realizable value. Management reviews the Group’s inventory levels in order to identify slow-moving and obsolete inventory and identifies items of inventory which have a market price, being the selling price quoted from the market of similar items that is lower than its carrying

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.      Significant accounting judgments and estimates (cont.)

amount. Management then estimates the amount of inventory loss as an allowance on inventory. Changes in demand levels, technological developments and pricing competition could affect the ability to sell and values of the inventory which could then consequentially impact the Group’s results.

Depreciation of property, plant and equipment

The Group depreciates property, plant and equipment over their estimated useful lives after taking into account of their estimated residual values. The estimated useful life reflects management’s estimate of the period that the Group intends to derive future economic benefits from the use of the Group’s property, plant and equipment. The residual value reflects management’s estimated amount that the Group would currently obtain from the disposal of the asset, after deducting the estimated costs of disposal, as if the asset was already of the age and in the condition expected at the end of its useful life. Changes in the expected level of usage and technological developments could affect the economics, useful lives and the residual values of these assets which could then consequentially impact future depreciation charges.

4.      Property, plant and equipment

	Leasehold improvement	Plant and machinery	Furniture and fixtures	Computer and software	Tools and equipment	Setup costs	Total
	US$	US$	US$	US$	US$	US$	US$
Cost:
Balance at April 1, 2022	580,776	1,257,322	163,968	58,989	182,403	681,217	2,924,675
Additions	—	5,402	—	4,579	—	—	9,981
Balance at March 31, 2023	580,776	1,262,724	163,968	63,568	182,403	681,217	2,934,656
Additions	—	1,250	—	6,170	15,552	—	22,972
Balance at March 31, 2024	580,776	1,263,974	163,968	69,738	197,955	681,217	2,957,628

Accumulated depreciation
Balance at April 1, 2022	249,269	563,006	145,393	51,919	160,729	658,510	1,828,826
Depreciation	58,077	126,247	13,319	6,179	14,396	22,707	240,925
Balance at March 31, 2023	307,346	689,253	158,712	58,098	175,125	681,217	2,069,751
Depreciation	58,236	126,282	3,373	2,841	7,628	—	198,360
Balance at March 31, 2024	365,582	815,535	162,085	60,939	182,753	681,217	2,268,111

Carrying amount
Balance at March 31, 2023	273,430	573,471	5,256	5,470	7,278	—	864,905
Balance at March 31, 2024	215,194	448,439	1,883	8,799	15,202	—	689,517

5.      Deferred tax liabilities/(assets)

Movement in deferred tax liabilities/(assets) are as follows:

	March 31, 2023	March 31, 2024
	US$	US$
At beginning of financial year	44,949	31,725
Charged to profit or loss	(13,224)	(45,354)
At end of financial year	31,725	(13,629)

Deferred tax liabilities/(assets) arise from the difference between accounting depreciation and tax depreciation for tax-deductible assets.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.      Inventories

	March 31, 2023	March 31, 2024
	US$	US$
Raw materials	1,543,238	1,164,420
Work-in-progress	243,761	247,248
Finished goods	1,677,982	626,327
Goods-in-transit	115,171	22,888
Less: Allowance for inventories write-down	(192,390)	(258,160)
	3,387,762	1,802,723

The cost of materials recognized as an expense and included in “cost of sales” amounted to US$5,067,173 (2023: US$7,283,726).

Movement in allowance for inventories write-down has been included in “cost of sales” are as follows:

	March 31, 2023	March 31, 2024
	US$	US$
At beginning of financial year	145,151	192,390
Charged to profit or loss	47,239	65,770
At end of financial year	192,390	258,160

7.      Trade and other receivables

	March 31, 2023	March 31, 2024
	US$	US$
Trade receivables – third parties	653,839	623,161
Less: Allowance for expected credit losses of trade receivables – third parties	(10,079)	(10,079)
	643,760	613,082
Other receivables:
– third parties	57,029	37,913
Deposits	70,740	68,440
Prepayments	14,458	17,575
VAT refundable	202,367	260,025
Less: Allowance for expected credit losses for non-trade receivables	(40,473)	(52,005)
	947,881	945,030

Trade receivables are unsecured, non-interest bearing and are generally on 30 to 90 days’ (2023: 30 to 90 days’) credit terms.

The movement in allowance for expected credit losses of trade receivables — third parties computed based on lifetime ECL was as follows:

	March 31, 2023	March 31, 2024
	US$	US$
At beginning of financial year	6,965	10,079
Charged to profit or loss	3,114	—
At end of financial year	10,079	10,079

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.      Trade and other receivables (cont.)

The movement in allowance for expected credit losses of non-trade receivables was as follows:

	March 31, 2023	March 31, 2024
	US$	US$
At beginning of financial year	27,267	40,473
Charged to profit or loss	13,206	11,532
At end of financial year	40,473	52,005

The currency profiles of the Group’s trade and other receivables as at the end of each reporting period are as follows:

	March 31, 2023	March 31, 2024
	US$	US$
United States Dollar	785,987	737,010
Khmer Riel	161,894	208,020
	947,881	945,030

8.      Deferred initial public offering (“IPO”) costs

IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering. These costs include professional fees that are directly attributable to the preparation of the Group’s proposed SEC filing such as legal fees, counsel fees, consulting fees, and related costs.

As of March 31, 2024, the accumulated deferred IPO cost was US$230,642.

9.      Cash and bank balances

	March 31, 2023	March 31, 2024
	US$	US$
Cash at bank	354,672	231,905
Cash on hand	6,799	3,443
	361,471	235,348

The currency profiles of the Group’s cash and bank balances as at the end of each reporting period are as follows:

	March 31, 2023	March 31, 2024
	US$	US$
United States Dollar	37,613	219,283
Hong Kong Dollar	323,105	15,312
Renminbi	753	753
	361,471	235,348

10.    Share capital

	March 31, 2023	March 31, 2024	March 31, 2023	March 31, 2024
	Number of ordinary shares		US$	US$
Issued and fully paid:
Class A ordinary shares	13,000,000	13,000,000	130	130
Class B ordinary shares	3,000,000	3,000,000	30	30
	16,000,000	16,000,000	160	160

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    Share capital (cont.)

On March 21, 2024, KMV undertook a share subdivision exercise whereby the share capital of the Company of US$50,000, is subdivided into 5,000,000,000 ordinary shares of nominal par value of US$0.00001 each (the “Subdivision”), and immediately following the Subdivision, KMV re-designated and re-classified its authorized share capital of KMV by designating 4,975,000,000 Class A ordinary shares of nominal or par value of US$0.00001 and 25,000,000 Class B ordinary shares of nominal or par value of US$0.00001 (the “Re-classification”).

Holders of Class A ordinary share and Class B ordinary share vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes.

On May 29, 2024, the Company completed its reorganization (Note 1), resulting in 13,000,000 Class A ordinary shares and 3,000,000 Class B ordinary shares issued and outstanding, respectively. These 13,000,000 Class A ordinary shares and 3,000,000 Class B ordinary shares are presented on a retroactive basis to reflect the Reorganization.

11.    Reserve

Merger reserve

Merger reserve represents the difference the between value of the ordinary shares issued in exchange for the ordinary shares of the subsidiary acquired under business combination under common control.

Capital reserve

Capital reserve represents non-distributable reserve which arose from waiver of inter-company balances in prior years.

Foreign currency translation reserve

Foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of foreign operations whose functional currencies are different from that of the Group’s presentation currency.

12.    Trade and other payables

	March 31, 2023	March 31, 2024
	US$	US$
Trade payables – third parties	2,118,561	1,653,660
Other payables	4,828	5,137
Accrued expenses	386,365	343,491
Advance payment from customers	103,891	464,080
	2,613,645	2,466,368

Trade payables are non-interest bearing and are normally settled on 30 to 60 days’ (2023: 30 to 60 days’) credit term.

Advance payment from customers represents payment received from customers prior to delivery of goods. Upon delivery of goods and acceptance by customers, the advance payment will be offset against trade receivable.

Accrued expenses mainly consist of staff cost, contract workers’ cost, interest payables, freight charges and professional fees.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.    Trade and other payables (cont.)

The currency profiles of the Group’s trade and other payables as at the end of each reporting period are as follows:

	March 31, 2023	March 31, 2024
	US$	US$
United States Dollar	2,276,208	2,127,465
Hong Kong Dollar	308,194	302,616
Renminbi	6,902	14,348
Khmer Riel	22,341	21,939
	2,613,645	2,466,368

13.    Lease liabilities

Group as a lessee

The Group has lease contracts for leasehold premises. The Group’s obligations under these leases are secured by the lessor’s title to the leased assets. The Group is restricted from assigning and subleasing the leased assets.

The Group also has certain leases with lease terms of 12 months or less. The Group applies the ‘short-term lease’ recognition exemptions for these leases.

Carrying amount of right-of-use assets

Leasehold premises
US$
At April 1, 2022	346,206
Depreciation	(69,241)
At March 31, 2023	276,965
Depreciation	(69,241)
At March 31, 2024	207,724

Lease liabilities

The carrying amount of lease liabilities and the movement during the financial year are disclosed elsewhere in the financial statements, and the maturity analysis of lease liabilities is disclosed in Note 21.

	March 31, 2023	March 31, 2024
	US$	US$
Current	68,989	74,715
Non-current	243,264	168,549
	312,253	243,264

Amounts recognized in profit or loss

	March 31, 2023	March 31, 2024
	US$	US$
Depreciation of right-of-use assets (Note 13)	69,241	69,241
Interest expense on lease liabilities (Note 16)	27,774	22,487
Lease expenses not capitalised in lease liabilities
– Expenses relating to short-term leases (include in general and administrative expenses)	30,240	30,240
	127,255	121,968

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    Lease liabilities (cont.)

Total cash outflows

The Group had total cash outflows for leases of US$121,716 (2023: US$121,716).

14.    Borrowing

Type	Drawn/ Maturities	Interest Rate	March 31, 2023	March 31, 2024
			US$	US$
Revolving loans	June 13, 2025	6.76% – 6.99%	576,923	4,360,385
Trade financing	April 2, 2024 – July 19, 2024	6.71% – 7.35%	234,060	734,264
Export financing	May 31, 2024 to July 16, 2024	6.37% – 7.59%	—	2,089,465
Total			810,983	7,184,114

Borrowings, current portion			234,060	2,823,729
Borrowings, non-current portion			576,923	4,360,385
			810,983	7,184,114

Trade financing and export financing are usually settled within 120 (2023: 120) days from drawdown date.

Revolving loans were drawn down in a few tranches and the loans are due for repayment on June 13, 2025.

Interest expense for the years ended March 31, 2023 and 2024 amounted to US$181,887 and US$399,226 respectively.

The bank borrowings utilised by the Group are part of several general banking facilities granted to PFL and certain related parties. The general banking facilities are secured by

•        several corporate guarantees provided by PFL and certain related parties;

•        personal guarantees provided by ultimate beneficial shareholders;

•        certain properties and share mortgages of related parties;

•        money mortgage; and

•        fire insurance in favor of the banks.

The currency profiles of the Group’s borrowing as at the end of each reporting period are as follows:

	2023	2024
United States Dollar	234,060	1,704,681
Hong Kong Dollar	576,923	5,479,433
	810,983	7,184,114

15.    Revenue

	March 31, 2023	March 31, 2024
	US$	US$
Sales of goods – a point in time	13,471,471	13,971,743

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    Interest expense

	March 31, 2023	March 31, 2024
	US$	US$
Interest expense on trade and export financing	168,004	187,781
Interest expense on revolving loans	13,883	211,445
Interest on lease liabilities (Note 13)	27,774	22,487
	209,661	421,713
Interest expenses is recognized in profit or loss as follows:
Cost of sales	22,219	17,990
Interest expenses	187,442	403,723
	209,661	421,713

17.    Other income

	March 31, 2023	March 31, 2024
	US$	US$
Interest income from loans to related parties (Note 19)	13,883	165,368
Sundry income	35,675	34,782
Gain on foreign exchange, net	3,862	19,159
	53,420	219,309

18.    Income tax expense

The major components of income tax expense recognized in profit or loss for the years ended March 31, 2023, and 2024 were:

	March 31, 2023	March 31, 2024
	US$	US$
Current income tax
Current year’s provision	124,033	223,455
Deferred taxation
Current year (Note 5)	(13,224)	(45,354)
	110,809	178,101

Relationship between tax expense and accounting profits

Domestic income tax is calculated at 20% (2023: 20%) of the estimated assessable profits for the financial years. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    Income tax expense (cont.)

A reconciliation between tax expense and the product of accounting profits multiplied by Cambodia income tax rate for the financial years ended March 31, 2023, and 2024 were as follows:

	March 31, 2023	March 31, 2024
	US$	US$
Profit before income tax	855,308	1,297,633

Tax calculated at tax rate of 20% (2023: 20%)	171,062	259,527

Effects of:
Income not subject to tax	(2,291)	(27,286)
Expenses not deductible for tax purposes	62,983	80,113
Utilization of deferred tax assets previously not recognized	(189,748)	(112,077)
Different tax rates in foreign jurisdiction	68,803	(22,176)
	110,809	178,101

Deferred income tax assets are recognized for tax losses and capital allowances carried forward to the extent that realization of the related tax benefits through future taxable profits is probable. For the financial year ended March 31, 2023, the Group had unrecognized provisions of approximately US$560,000 at the reporting date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements. The tax losses and capital allowances have no expiry date.

Cayman Islands

Under the current laws of Cayman Islands, the Company is not subject to any income tax.

BVI

Under the current laws of BVI, PMV is not subject to any income tax.

19.    Significant related party transactions and balances

Other than those disclosed elsewhere in the financial statements, significant related party transactions during the year on terms agreed between the Group and its related parties were as follows:

	March 31, 2023	March 31, 2024
	US$	US$
Fashion Focus Manufacturing Ltd
Management fee charged from	215,544	223,548
Loan interest charged to (Note 17)	13,883	2,625

Merit Focus Ltd
Loan interest charged to (Note 17)	—	162,743

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.    Significant related party transactions and balances (cont.)

Balances with related parties

	March 31, 2023	March 31, 2024
	US$	US$
Amount due to related parties, net
Fashion Focus Manufacturing Ltd	3,056,927	—

Amount due from related parties, net
Fashion Focus Manufacturing Ltd(i)	—	2,053,318

Loan to related parties, net
Fashion Focus Manufacturing Ltd(ii)	52,345	54,970
Merit Focus Ltd(i)	—	3,946,204
	52,345	4,001,174

Amounts due from and (to) related parties are unsecured and non-interest bearing.

Loans to related parties are interest bearing at the prevailing interest rates levied by the financial institution and repayable upon maturity of the loans.

(i)      The repayment terms of the amount will be earlier of (i) within 30 days from the date of demand determined by the Company or (iii) March 1, 2025.

(ii)     The repayment terms of the loans will be earlier of (i) within 30 days from the date of demand determined by the Company, (ii) within 30 days from listing of the Company’s ordinary shares on an internationally recognized stock exchange, or (iii) December 31, 2024.

Key management personnel

Key management personnel are directors of the Group and those persons having authority and responsibility for planning, directing and controlling the activities of the Group, directly or indirectly.

The remuneration of key management personnel of the Group during the financial years were as follows:

	March 31, 2023	March 31, 2024
	US$	US$
Director’s remuneration	114,000	114,000

20.    Segment reporting

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the Chief Executive Officers (“CEO”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

The Group operates in a single business segment which is the business of contract manufacturing of handbags. No operating segments have been aggregated to form the following reportable operating segment.

Geographical information and major customers

The Group’s non-current assets are based in Cambodia.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.    Segment reporting (cont.)

The following table breaks down revenue by geographic location of the Group’s revenue. The geographical location is based on the location at which the goods is delivered to the customers.

	March 31, 2023	March 31, 2024
	US$	US$
United States of America	8,582,451	10,244,648
Europe	1,732,622	1,841,001
Canada	1,089,293	826,865
Japan	627,720	417,928
Others(a)	1,439,385	641,301
	13,471,471	13,971,743

____________

(a)      No revenue from any other country amounted to 5 per cent or more of the Group’s revenue.

21.    Financial risk management

The Group’s activities expose it to a variety of financial risks from its operation. The key financial risks include credit risk, liquidity risk and market risk (including foreign currency risk and interest rate risk).

The directors review and agree policies and procedures for the management of these risks, which are executed by the management team. It is, and has been throughout the current and previous financial years, the Group’s policy that no trading in derivatives for speculative purposes shall be undertaken.

The following sections provide details regarding the Group’s exposure to the abovementioned financial risks and the objectives, policies and processes for the management of these risks.

There has been no change to the Group’s exposure to these financial risks or the manner in which it manages and measures the risks.

Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Group. The Group’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash), the Group minimizes credit risk by dealing exclusively with high credit rating counterparties.

The Group has adopted a policy of only dealing with creditworthy counterparties. The Group performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral.

The Group considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Group has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 60 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Group has developed and maintained the Group’s credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Group’s own trading records to rate its major customers and other debtors. The Group considers available reasonable and supportive forward-looking information which includes the following indicators:

•        Internal credit rating

•        External credit rating

•        Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

•        Actual or expected significant changes in the operating results of the debtor

•        Significant increases in credit risk on other financial instruments of the same debtor

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

•        Significant changes in the expected performance and behavior of the debtor, including changes in the payment status of debtors in the company and changes in the operating results of the debtor Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

The Group determined that its financial assets are credit-impaired when:

•        There is significant difficulty of the debtor

•        A breach of contract, such as a default or past due event

•        It is becoming probable that the debtor will enter bankruptcy or other financial reorganization

•        There is a disappearance of an active market for that financial asset because of financial difficulty

The Group categorizes a receivable for potential write-off when a debtor fails to make contractual payments more than 120 days past due. Financial assets are written off when there is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.

The Group’s current credit risk grading framework comprises the following categories:

Category	Definition of category	Basis for recognizing ECL
I	Counterparty has a low risk of default and does not have any past-due amounts.	12-month ECL
II	Amount is >30 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL – not credit impaired
III	Amount is >60 days past due or there is evidence indicating the asset is credit-impaired (in default).	Lifetime ECL – credit-impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

The table below details the credit quality of the Group’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			US$	US$	US$
March 31, 2024
Trade receivables	III Note 1	Life time ECL (Simplified)	623,161	(10,079)	613,082
Other receivables	I Note 2	12-month ECL	127,769	—	127,769
Amounts due from related parties, net	I Note 4	12-month ECL	2,053,318	—	2,053,318
Loans to related parties, net	I Note 4	12-month ECL	4,001,174	—	4,001,174
Cash and bank balances	I Note 3	12-month ECL	235,348	—	235,348
				(10,079)
March 31, 2023
Trade receivables	III Note 1	Lifetime ECL (Simplified)	653,839	(10,079)	643,760
Other receivables	I Note 2	12-month ECL	106,353	—	106,353
Loans to related parties, net	I Note 4	12-month ECL	52,345	—	52,345
Cash and bank balances	I Note 3	12-month ECL	361,471	—	361,471
				(10,079)

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Trade receivables (Note 1)

For trade receivables, the Group has applied the simplified approach in IFRS 9 and use provision matrix to measure the loss allowance at lifetime ECL. In determining ECL on a collective basis, trade receivables are grouped based on similar credit risk and aging. The Group considers the historical credit loss experience based on the past due status of the debtors, historical customers’ payment profile and adjusted as appropriate to reflect current conditions and estimates of future economic conditions affecting the ability of the customers to settle the debts. The Group has identified the country’s risk in which it sells goods to be the most relevant factor and the historical loss rates are adjusted accordingly based on the expected changes in this factor. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

	Trade receivables	ECL	Trade receivables, net
	US$	US$	US$
March 31, 2024
Not past due	622,707	(10,079)	612,628
< 30 days	454	—	454
31 days to 60 days	—	—	—
61 days to 90 days	—	—	—
	623,161	(10,079)	613,082
	Trade receivables	ECL	Trade receivables, net
	US$	US$	US$
March 31, 2023
Not past due	588,860	(9,513)	579,347
< 30 days	—	—	—
31 days to 60 days	—	—	—
61 days to 90 days	64,979	(566)	64,413
	653,839	(10,079)	643,760

Other receivables (Note 2)

Other receivables are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Cash and cash equivalents (Note 3)

Cash and cash equivalents are mainly deposits with reputable banks with high international credit rating. Credit loss for the assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Amount due from/Loan to related parties, net (Note 4)

Amount due from/Loan to related parties are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Group’s performance to developments affecting a particular industry.

Exposure to credit risk

The Group has no significant concentration of credit risk except for those significant customers disclosed below. The Group has credit policies and procedures in place to minimize and mitigate its credit risk exposure.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s revenue:

	March 31, 2023	March 31, 2024
	US$	US$
Customer A	7,574,969	12,357,295
Customer B	665,653	1,333,936
Customer C	3,989,385	—
	12,230,007	13,691,231

The following table sets forth a summary of single customers who represent 10% or more of the Group’s trade receivable as at reporting year:

	March 31, 2023	March 31, 2024
	US$	US$
Customer A	543,575	622,708
Customer B	46,370	—
	589,945	622,708

Financial guarantee

PFL, a subsidiary of the Company, provided joint corporate guarantee together with certain related parties to banks in connection with bank facilities granted and utilized by certain related parties. These related parties are all related companies under Dumaine.

The guarantee is a financial guarantee contract as PFL has the legal obligation to reimburse the banks if the related companies fail to or default on their principal and interest payment when due in accordance with the terms of the bank facilities drawn.

The Company’s maximum exposure is the maximum amount the Company could have to pay if the guarantee is called upon. As at March 31, 2024, the bank facilities amounted to approximately US$91,526,000 (2023: US$95,261,000) have been jointly guaranteed by PFL. The guarantee has not been recognized in the financial statements as management is of the view that it’s unlikely that any claim will be made against the Company and PFL as management has assessed that Dumaine and related parties have sufficient financial capacities to meet the contractual cash flow obligations in the near future.

Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations, bank borrowing, advances from related parties, if necessary.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

In assessing our liquidity, we monitor and analyze our cash and bank balances and our operating expenditure commitments. As of March 31, 2024, our cash and bank balances amounted to approximately US$235,000, our current assets were approximately US$9.3 million, and our current liabilities were approximately US$5.5 million.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Group’s plans, such as changes in the demand for its products, economic conditions, its operating results continuing to deteriorate and its shareholders and related parties being unable to provide continued financial support.

The Group maintains sufficient cash and bank balances, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

Analysis of financial instruments by remaining contractual maturities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.

	On demand or within 1 year	Within 2 to 5 years	Total
	US$	US$	US$
March 31, 2024
Trade and other payables	2,002,288	—	2,002,288
Lease liabilities	91,476	182,952	274,428
Borrowings	3,164,750	4,420,636	7,585,386
Total	5,258,514	4,603,588	9,862,102

March 31, 2023
Trade and other payables	2,509,754	—	2,509,754
Amounts due to related parties, net	3,004,582	—	3,004,582
Lease liabilities	91,476	274,428	365,904
Borrowings	267,116	586,031	853,147
Total	5,872,928	860,459	6,733,387

Market risk

Market risk is the risk that changes in market prices, such as interest rates and foreign exchange rates will affect the Group’s profit or loss. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group’s exposure to interest rate risk arises primarily from bank borrowing.

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    Financial risk management (cont.)

As of March 31, 2023 and 2024, if interest rates on bank borrowings had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit/loss for the year would decrease by approximately US$400 and US$36,000, respectively.

The Group periodically review its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable level.

The Group does not expect any significant effect on the Group’s profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

Foreign currency risk

The Group’s foreign exchange risk results mainly from cash flows from transactions denominated in foreign currencies. At present, the Group does not have any formal policy for hedging against currency risk. The Group ensures that the net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates, where necessary, to address short-term imbalances.

The Group has transactional currency exposures arising from sales or purchases that are denominated in a currency other than the functional currency of the entity, primarily Hong Kong Dollar (“HKD”), Renminbi (“RMB”) and Khmer Riel (“KHR”).

At the end of each reporting period, the Group’s exposure to foreign currency risk is as follows:

	March 31, 2023			March 31, 2024
	HKD	RMB	KHR	HKD	RMB	KHR
	US$	US$	US$	US$	US$	US$
Financial assets
Trade and other receivables	—	—	161,894	—	—	208,020
Cash and bank balances	323,105	753	—	15,312	753	—

Financial liabilities
Trade and other payables	(308,194)	(6,902)	(22,341)	(302,616)	(14,348)	(21,939)
Borrowings	(576,923)	—	—	(5,479,433)	—	—
Net exposure	(562,012)	(6,149)	139,553	(5,766,737)	(13,595)	186,081

The weakening of US$ against the foreign currencies denominated balances as at the reporting date would increase/(decrease) profit or loss by the amounts shown below. The analysis assumes that all other variables remain constant.

	Profit or loss (after tax)
	March 31, 2023	March 31, 2024
	US$	US$
HKD strengthening 5% (2023: 5%)	28,100	288,337
RMB strengthening 5% (2023: 5%)	307	679
KHR strengthening 5% (2023: 5%)	(6,978)	(9,304)

The strengthening of US$ against the above currencies would have had equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22     Fair value of assets and liabilities

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 — Quoted prices (unadjusted) in active market for identical assets or liabilities that the Company can access at the measurement date

•        Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, and

•        Level 3 — Unobservable inputs for the asset or liability.

Assets and liabilities not measured at fair value

Cash and cash equivalents, amounts due from/to related parties, loans to related parties, other receivables and other payables

The carrying amount of these balances approximate their fair value due to the short-term nature of these balances.

Trade receivables and trade payables

The carrying amount of these receivables and payables approximate their fair value as they are subject to normal trade credit terms.

Lease liabilities and bank borrowings

The carrying amount of these balances approximate their fair value as they are subject to interest rates close to the market rate of interest for similar arrangements with financial institutions.

KANDAL M VENTURE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23.    Financial instruments by category

At the reporting date, the aggregate carrying amount of financial assets and receivables and financial liabilities at amortized cost were as follows:

	March 31, 2023	March 31, 2024
	US$	US$
Financial assets measured at amortized cost
Trade and other receivables	771,529	719,435
Amounts due from related parties, net	—	2,053,318
Loans to related parties, net	52,345	4,001,174
Cash and cash equivalents	361,471	235,348
	1,185,345	7,009,275

Financial liabilities measured at amortized cost
Trade and other payables	2,509,754	2,002,288
Amount due to related company, net	3,056,927	—
Lease liabilities	312,253	243,264
Borrowings	810,983	7,184,114
	6,689,917	9,429,666

24.    Capital management

The Group manage their capital to ensure that the Group is able to continue as a going concern and maintain an optimal capital structure so as to maximize shareholder’s value. The capital structure of the Group consists of equity attributable to owners of the Company, comprising issued share capital, reserves and retained earnings as presented in the consolidated statements of changes in equity.

The Group manage its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group is not subject to any externally imposed capital requirements. No changes were made in the objectives, policies or processes during the financial years ended March 31, 2023, and 2024.

25.    Commitments and contingencies

The Company is currently not a party to any material legal proceedings, investigation or claims. However, the Company, from time to time, may be involved in legal matters arising in the ordinary course of its business. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is or could become involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

26.    Events after reporting period

The Company has assessed all events from March 31, 2024, up through June 28, 2024 which is the date that these consolidated financial statements are available to be issued, there are not any material subsequent events that require disclosure in these consolidated financial statements except below:

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of reorganization transactions, and the Reorganization is completed on May 29, 2024 (Note 1).

KANDAL M VENTURE LIMITED

2,100,000 Class A Ordinary Shares
and
656,250 Class A Ordinary Shares offered by the Selling Shareholders

_________________________

PROSPECTUS

_________________________

WESTPARK CAPITAL 卫 澎 资 本

, 2024

Until and including            , 2024 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this Resale Prospectus is not complete and may be changed. We and the Resale Shareholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 23, 2024

968,750 Class A Ordinary Shares

Kandal M Venture Limited

This Resale Prospectus relates to the resale of 968,750 Ordinary Shares by the selling shareholder (the “Resale Shareholder”) named in this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Resale Shareholder named in this prospectus.

Any shares sold by the Resale Shareholder covered by this prospectus will only occur after the trading of our Class A Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, begins at prevailing market prices or in privately negotiated prices. The offering price of our Class A Ordinary Shares in our IPO is expected to be between US$4 and US$5 per share. No sales of the shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our IPO begin trading on the Nasdaq. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. The Resale Shareholder will sell its shares at prevailing market prices or in privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholder.

We have applied for listing the Ordinary Shares on Nasdaq, under the ticker symbol “FMFC”.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, DMD Venture Limited, our controlling shareholder (the “Controlling Shareholder”) will beneficially own approximately 88.2% of the aggregate voting power of our Company immediately following the completion of the IPO, assuming that the underwriters do not exercise their over-allotment option. See “Risk Factors — Risks Related to our Class A Ordinary Shares — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own 6,235,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, being 51.02% of our total issued and outstanding Ordinary Shares and representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through its controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. See “Risk Factors — Risks Related to our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” for further information. However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Stock Market Rules. See “Risk Factors — Risks Related to our Corporate Structure — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our operations in Cambodia through our operating subsidiary, FMF. This is an offering of the Class A Ordinary Shares of KMV, the holding company incorporated in the Cayman Islands, instead of shares of our operating subsidiary, FMF. You may never directly hold any equity interest in our operating subsidiary.

Unless otherwise stated, references to the “Company”, “Group”, “we”, “us”, and “our” in the prospectus are to KMV, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered in this prospectus. References to “our operating subsidiary” and “operating subsidiary” refer to FMF. Although our ownership interest in FMF is held through intermediate companies in the British Virgin Islands (the “BVI”) and Hong Kong, the structure under which we operate involves unique risks to investors. See “Risk Factors — Risks Related to our Corporate Structure” for further information.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 18 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is            [•], 2024.

CONVENTIONS THAT APPLY TO THIS RESALE PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Articles” or “Articles of Association” are to the articles of association of our Company as amended, supplemented or modified from time to time

•        “BVI” is to the British Virgin Islands;

•        “BVI Act” is to the BVI Business Companies Act as amended, supplemented or otherwise modified from time to time;

•        “Cambodia” is to the Kingdom of Cambodia;

•        “Cambodia Factory” is to the production site of FMF located in Kandal Province, Cambodia;

•        “Cambodian Government” is to the Royal Government of Cambodia;

•        “Class A Ordinary Shares” are to the Class A ordinary shares with a par value of US$0.00001 each of KMV;

•        “Class B Ordinary Shares” are to the Class B ordinary shares with a par value of US$0.00001 each of KMV;

•        “Companies Act” is to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” is to DMD Venture Limited, which beneficially owns an aggregate of 9,235,000 Ordinary Shares, including 6,235,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, which will represent approximately 51.02% of the total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option;

•        “COVID-19” is to the Coronavirus Disease 2019;

•        “EUR” is to Euro, the legal currency of the European Union;

•        “Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended;

•        “FMF” is to FMF Manufacturing Co., Ltd., a company established in Cambodia with limited liability, a direct wholly-owned subsidiary of PFL and an indirect wholly-owned subsidiary of KMV and PMV;

•        “HKD” or “HK$” are to the legal currency of Hong Kong;

•        “Hong Kong” is to the Hong Kong Special Administrative Region of the PRC;

•        “IPO” is to an initial public offering of securities;

•        “KHR” is to Riel, the legal currency of Cambodia;

•        “Mainland China” is to the mainland of the People’s Republic of China, excluding for the purpose of this prospectus only, Hong Kong and Macau, and Taiwan;

•        “Memorandum” or “Memorandum of Association” is to the amended and restated memorandum of association of our Company adopted on March 21, 2024 as amended, supplemented and/or otherwise modified from time to time;

•        “Ordinary Shares” or “Shares” are to the Class A Ordinary Shares and the Class B Ordinary Shares;

•        “our operating subsidiary” or “operating subsidiary” is to FMF;

•        “PFL” is to Prospect Focus Limited, a company incorporated in Hong Kong with limited liability, a direct wholly-owned subsidiary of PMV and an indirect wholly-owned subsidiary of KMV;

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•        “PMV” is to Padachi M Venture Limited, a company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of KMV;

•        “PRC” or “China” is to the People’s Republic of China, including, for the purpose of this prospectus, the special administrative regions of Hong Kong and Macau;

•        “Resale Offering” is to the resale of 968,750 Ordinary Shares by the Resale Shareholder named in this prospectus

•        “RMB” are to Renminbi, the legal currency of Mainland China;

•        “Securities Act” is to the U.S. Securities Act of 1933, as amended;

•        “Selling Shareholders” are to DMD Venture Limited and Kim Sun Chan, the selling shareholders selling their Class A Ordinary Shares pursuant to this prospectus;

•        “Resale Shareholder” is to DMD Venture Limited, the Resale Shareholder selling its Class A Ordinary Shares pursuant to the Resale Prospectus;

•        “US” is to the United States;

•        “U.S. dollars” or “US$” or “dollars” or “USD” are to the legal currency of the United States;

•        “we”, “us”, “our”, “our Company”, the “Company”, “our Group”, the “Group”, or “KMV” in this prospectus are to Kandal M Venture Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on January 16, 2024, that will issue the Class A Ordinary Shares being offered; and

•        “WTO” is to World Trade Organization.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

KMV is a holding company registered and incorporated in the Cayman Islands with operations conducted in Cambodia through its operating subsidiary, FMF. KMV’s reporting currency is USD.

KMV’s fiscal year ends on March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. References to a particular “year” are also to our fiscal year ended March 31 of that calendar year unless the text indicates otherwise.

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INDUSTRY AND MARKET DATA

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, such as reports by private entities. None of these private entities are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

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TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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RESALE PROSPECTUS SUMMARY

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. Unless the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “our Group”, “our Company”, and “KMV” refer to Kandal M Venture Limited. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Through FMF, our operating subsidiary, we are a contract manufacturer of affordable luxury leather goods with our manufacturing operations in Cambodia. We primarily manufacture handbags, such as shoulder bag, crossbody bag, tote bag, backpack, top-handle handbag, satchel, and other smaller leather goods, such as wallets. Our customers are well-known global fashion brands that are headquartered in the United States.

With our craftsmanship and extensive knowledge of the leather goods manufacturing process, our product engineers convert our customers’ vision and design into leather goods products. Our products are primarily affordable luxury products that are made of leather and/or other materials.

Our Competitive Strengths

We believe the following competitive strengths differentiate our operating subsidiary from its competitors:

•        Having long-term and strong business relationships with renowned global fashion brands but we cannot assure continued good relationships with them, and they are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all;

•        Having long-term collaborative relationships with our suppliers but their services are susceptible to fluctuations in pricing, timing, and quality, and we have limited control over their operations and compliance with regulations as we do not have long-term contracts with them;

•        Having extensive understanding of leather goods manufacturing process, up-to-date machinery and efficient management resulting in competitive pricing while maintaining quality and high efficiency; and

•        Having experienced management team with extensive knowledge of the leather goods manufacturing industry where we operate but we cannot assure the retention of key executives and personnel necessary to maintain or expand our business, and the loss of any member of our management team could negatively impact our business plan and expansion.

Our Strategies

We aim to accomplish our business objective, further strengthen our market position and continue to be a competitive manufacturer of leather goods by pursing the following key strategies:

•        Broadening our customer base by expanding our geographical market reach to other key markets, including the European markets but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results;

•        Enhancing our production capacity but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results; and

•        Establishing a new design and development center for enhancing our product development capabilities but failure to implement the growth strategy in a timely or commercially acceptable manner may adversely affect our business growth and operating results.

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Corporate History and Structure

KMV is a holding company registered and incorporated in the Cayman Islands, and is not a Cambodian operating company. As a holding company with no material operations, we conduct our core business operations in Cambodia through our operating subsidiary, FMF.

On April 5, 2017, FMF is the Group’s key operating subsidiary and was established under the laws of Cambodia to engage in the business of leather goods manufacturing. FMF’s skilled craftsmanship and high-quality manufacturing capabilities are the cornerstones of the Group’s operations and reputation, allowing us to attract business from leading global brands. Customers issue letters of authorization directly to FMF which grant FMF the right to produce and export leather goods using their trademarks, and they frequently visit the production site of FMF located in Cambodia to inspect orders and conduct quality checks. PFL was incorporated under the laws of Hong Kong on November 3, 2016 as a trading company for the Group’s material procurement and customer invoicing.

On January 16, 2024, KMV was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and as a holding company. On January 29, 2024, PMV was incorporated under the laws of the BVI as a holding company with KMV as its sole shareholder. As part of the reorganization, on May 29, 2024, PMV acquired the entire issued share capital of PFL, following which PFL was wholly-owned by PMV, and FMF was indirectly wholly-owned by PMV and KMV.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option:

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The Controlling Shareholder will hold approximately 3,000,000 Class B Ordinary Shares and 6,235,000 Class A Ordinary Shares, respectively, representing approximately 51.02% of the total issued and outstanding Ordinary Shares and approximately 88.2% of the total voting power, following the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, assuming the underwriters do not exercise their over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, our Controlling Shareholder, will own approximately 51.02% of our total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, KMV, instead of securities of our operating subsidiary, through which our operations are conducted.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfil their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Cash is transferred through our organization in the following manner: (i) funds are transferred to FMF, our operating subsidiary in Cambodia, from KMV as needed through our BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by FMF to KMV through our BVI and Hong Kong subsidiaries.

For KMV to transfer cash to its subsidiaries, KMV is permitted under the Companies Act, the Memorandum and the Articles to provide funding to its subsidiaries incorporated in the BVI, Hong Kong and Cambodia through loans or capital contributions. KMV’s subsidiary incorporated under the laws of the BVI, PMV, has the power and capacity under the laws of the BVI and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong. PFL is permitted under the laws of Hong Kong to provide funding to our Cambodian operating subsidiary, FMF.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided that the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

According to the Companies Ordinance of Hong Kong, dividends could only be paid by PFL out of its distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between KMV and its

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subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to KMV and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

According to Article 157 of the Law on Commercial Enterprises of Cambodia promulgated on June 19, 2005 and as amended on January 29, 2022 (the “LCE”), subject to any restrictions contained in FMF’s memorandum and articles of association, the directors of FMF may declare dividends out of the company’s surplus or out of its net profits. Article 119 of the LCE provides directors with the power to declare dividends in accordance with accounting principles and the terms of payment of each class of shares entitled to receive dividends. There are no further restrictions contained in FMF’s memorandum and articles of association in relation to the distribution of dividends.

Nevertheless, FMF may not declare or pay a dividend if, as provided under Article 158 of the LCE, there are reasonable grounds for believing that the company is, or after payment would be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less than the aggregate of its liabilities and stated capital of all classes. Directors of FMF who vote for or consent to a resolution authorizing dividend distributions contrary to the provisions of the LCE will be jointly and severally liable to restore to the company any amounts so distributed or paid and directors will be deemed to have consented to such resolution taken at the meeting unless their written dissent is included in the meeting minutes.

Cambodia does not impose any foreign exchange control restrictions which would restrict or prohibit the repatriation of funds by a Cambodian company out of Cambodia, including to pay dividends to its foreign shareholder(s), provided that such transfer is made through an authorized intermediary and further complies with capital maintenance rules and relevant taxation laws and regulations, as discussed in further details below.

By virtue of the Law on Foreign Exchange dated August 22, 1997 (the “LFE”), a bank which holds a banking license issued by the National Bank of Cambodia (“NBC”) is deemed to be “permanently established” in Cambodia and is thereby considered an authorized intermediary. Accordingly, FMF may freely remit and repatriate funds overseas, including in the form of declaration of dividends to PFL, provided such remittance is made through a Cambodian-licensed bank.

Under Article 26 of the Law on Taxation of Cambodia dated May 16, 2023 (“Cambodian Taxation Law”), dividend payments made by FMF to a non-resident taxpayer, such as to its foreign shareholder, is subject to 14% withholding tax (“WHT”). This may be lowered where a Double Taxation Agreement (“DTA”) is in effect. To date, Cambodia has DTAs in effect with Singapore, Mainland China, Brunei, Thailand, Vietnam, the Hong Kong Special Administrative Region, Indonesia, Malaysia, South Korea, the Macao Special Administrative Region and Turkey. As PFL is a legal entity incorporated in Hong Kong and thereby a tax resident of Hong Kong, the WHT on dividend payments made by FMF to PFL is reduced to 10%. Prior approval from the General Department of Taxation of Cambodia (“GDT”) is required to avail any DTA incentives.

FMF is not required to formally report on any transactions involving the sending to, or receiving of funds from, abroad except where FMF makes an investment abroad which is equal to or exceeds United States Dollars One Hundred Thousand (USD100,000). This will be subject to prior declaration to NBC.

Authorized intermediaries are required to provide periodic statements on the outflows and inflows of capital occurring between Cambodia and the rest of the world and are mandated to report any transfer amount which equals or exceeds United States Dollars One Hundred Thousand (USD100,000) to NBC. In addition, any individual who transports into or out of Cambodia means of payment equal to or exceeding United States Dollars Ten Thousand (USD10,000) in foreign currencies or the equivalent amount in domestic currencies shall declare such transfer to the customs officer at border crossings upon arrival in or departure from Cambodia which is thereafter reported to the NBC each month.

See “Dividend Policy”, “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” and “Consolidated Statements of Changes in Equity” in the Report of Independent Registered Public Accounting Firm for more information.

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Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to KMV and to settle amounts owed under any applicable agreements as of the date of this prospectus.

During the years ended March 31, 2024 and 2023, KMV did not declare or pay any dividends or distributions and there was no transfer of assets among KMV and its subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our operating subsidiary’s business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Singapore, Cambodia or Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to our Class A Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore, Cambodia or Hong Kong against us or our directors named in the prospectus based on foreign laws.” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgements from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Conyers Dill & Pearman, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hastings & Co., our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Sok Siphana & Associates, our counsel as to the laws of Cambodia, has advised us that there is uncertainty as to whether the courts of Cambodia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Cambodia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cambodia and the United States have not entered into any bilateral treaty for the reciprocal enforcement of judicial judgments. As a result, there is uncertainty as to the enforceability in Cambodia of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. To date, we are unaware of any foreign judgment that has been recognized and enforced, or refused to be recognized and enforced, by the Cambodian courts. Therefore, there are further challenges in understanding exactly how the Cambodian courts will interpret various aspects of the applicable laws related to enforcement of foreign judgments.

There are two key legal processes to have a foreign judgment recognized and enforced in Cambodia. First, an execution judgment must be obtained from a Cambodian court. Then, after the execution judgment is obtained, a request for enforcement of the execution judgment must be made. As any foreign judgment would need to be final and binding to be recognized and enforced, it does not appear possible under the current legal framework to have a Cambodian court recognize and enforce an interlocutory judgment or an order to freeze an asset, as neither is likely

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to be deemed as a final and binding judgment. While a Cambodian court would need to determine the finality of a foreign judgment, it would not look into the actual merits of the case. A Cambodian court is not permitted to review the substantive merits of the judgment of the foreign court pursuant to Article 352(4) of the Code of Civil Procedure adopted on July 6, 2006 (the “Civil Procedure Code”). Therefore, the courts of Cambodia must not use the grounds that the foreign court made an error of fact, an error of law, or both to refuse to recognize and enforce a foreign judgment.

By virtue of Article 352(1) of the Civil Procedure Code, if a party is seeking the recognition and enforcement of a foreign judgment in Cambodia, then an execution judgment must be obtained from a Cambodian court. To do so, a party must file a motion for recognition and enforcement of the foreign judgment with the Cambodian courts and the party filing such motion shall bear the burden of proof. Pursuant to Articles 199(a) – 199(d) of the Civil Procedure Code, the following four threshold requirements must be met for a final foreign judgment to be deemed valid in Cambodia:

(i)     jurisdiction is properly conferred on the foreign court by law or by treaty;

(ii)    the losing defendant received service of summons or any other order necessary to commence the action, or responded without receiving such summons or order;

(iii)   the contents of the judgment and the procedures followed in the action do not violate the public order or morals of Cambodia; and

(iv)   there is a guarantee of reciprocity between Cambodia and the foreign country in which the court is based.

Without the threshold requirement of a guarantee of reciprocity, such as is found in the Cambodia — Vietnam Judicial Assistance Treaty, Cambodian courts will not recognize and enforce a foreign judgment in Cambodia. Further, Cambodia is not a party to the Hague Convention of June 30, 2005 on Choice of Court Agreements, thus foreign judgments cannot be enforced by way of this multi-lateral treaty.

Infinitus Law Corporation, our counsel as to the laws of Singapore, has advised us that there is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability would, therefore, not be automatically enforceable in Singapore. An in personam final and conclusive US judgment on its merits for a debt or a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) rendered by a court of competent jurisdiction will be recognized in common law in Singapore unless (a) it was procured by fraud; or (b) its enforcement would be contrary to public policy; or (c) the proceedings in which it was obtained were contrary to natural justice. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability of the federal securities laws of the United States would be recognized or enforceable in Singapore.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Doing Business in Cambodia (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Cambodia” beginning on page 18 of this prospectus)

•        Our operations are subject to various laws and regulations in Cambodia (see page 18 of this prospectus).

•        Developments in the social, political, regulatory and economic environment in Cambodia may have a material adverse impact on us (see page 18 of this prospectus).

•        We face the risk that changes in the policies of the Cambodian Government could have a significant impact upon the business we may be able to conduct in Cambodia and the profitability of such business (see page 18 of this prospectus).

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•        We may be subject to foreign exchange control policies in Cambodia if imposed by the Cambodian Government (see page 19 of this prospectus).

•        Failure to comply with the U.S. Foreign Corrupt Practices Act and Cambodia anti-corruption laws could subject us to penalties and other adverse consequences. (see page 19 of this prospectus).

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. (see page 19 of this prospectus).

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 20 of this prospectus)

•        An unanticipated or prolonged interruption of operations at production facility would have a material and adverse effect on our business, financial conditions and results of operations (see page 20 of this prospectus).

•        Our failure to acquire raw materials or to fill our customers’ orders in a timely and cost-effective manner could materially and adversely affect our business operations (see page 20 of this prospectus)

•        Fluctuations in the prices of our major raw materials could materially and adversely affect our business, financial conditions and results of operations (see page 20 of this prospectus)

•        We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our products (see page 20 of this prospectus).

•        We are dependent on our key executives and personnel (see page 21 of this prospectus).

Risks Related to our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Class A Ordinary Shares” beginning on page 29 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial. (see page 29 of this prospectus).

•        We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares. (see page 29 of this prospectus).

•        If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline (see page 30 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to the IPO, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 30 of this prospectus).

•        Our Class A Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock.” Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares (see page 31 of this prospectus).

•        Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation (see page 31 of this prospectus).

•        The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment (see page 31 of this prospectus).

•        The IPO price and Resale Offering price could differ (see page 39 of this prospectus).

•        The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share. (see page 39 of this prospectus).

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Risks Related to our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to our Corporate Structure” beginning on page 39 of this prospectus)

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders. (see page 39 of this prospectus).

•        Our ultimate controlling shareholders’ shareholdings in companies with similar businesses may lead to conflicts of interest with our Company and our other shareholders. (see page 39 of this prospectus).

•        Certain of our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. (see page 40 of this prospectus).

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (see page 40 of this prospectus).

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance standards, we intend to comply with the Nasdaq corporate governance standards applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a “controlled company” is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon completion of this offering and the sale of our Class A Ordinary Shares by the Resale Shareholder pursuant to the Resale Prospectus, the outstanding shares of KMV will consist of 18,100,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, or 18,415,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after the IPO, our Controlling Shareholder will own approximately 51.02% of our total issued and outstanding Ordinary Shares, representing approximately 88.2% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or approximately 50.15% of our total issued and outstanding Ordinary Shares, representing approximately 87.83% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and our Controlling Shareholder may have the ability to determine matters requiring approval by shareholders. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after the IPO.

If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

IMPACT OF COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout Mainland China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020 a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination program had been greatly promoted around the globe. While the spread of COVID-19 was substantially controlled in 2021, several types of COVID-19 variants emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

•        The Cambodia Factory was affected by the implementation of the Law on Preventative Measures Against the Spread of COVID-19 and other Severe and Dangerous Contagious Diseases (the “COVID-19 Law”) adopted on March 11, 2021. The Cambodian Government used the COVID-19 Law to issue the Decision on Lockdown of Phnom Penh Capital and Takhmao City of Kandal Province to Prevent the Spread of Covid-19 on April 14, 2021 where we were required to close the Cambodia Factory temporarily from April 15 to April 28, 2021, as the relevant local authorities mandated prevention measures in Kandal Province due to Omicron variant of COVID-19. However, it is important to note that the Cambodian Government never fully shut down the factories in entirety after the pandemic took place. The production capacity of the Cambodia Factory was affected by the lockdown. However, the fulfilment of customer orders was not significantly affected as customers had already reduced their order quantities in anticipation of decreased sales volume caused by the COVID-19. As a result, the Cambodia Factory was able to meet customer demand despite the challenges posed by the pandemic.

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•        Following the promulgation of the COVID-19 Law, the Cambodian Government issued several regulations, including but not limited to:

(i)     Sub-Decree No. 37 on Health Measures to Prevent the Spread of COVID-19 and Other Contagious Diseases dated March 12, 2021 (“Sub-Decree No. 37”);

(ii)    Sub-Decree No. 27 on Quarantine Measures to Prevent the Spread of COVID-19 dated February 18, 2021 (“Sub-Decree No. 27”); and

(iii)   Sub-Decree No. 28 on Amendment on Article 8 of Sub-Decree No. 129 dated September 17, 2015 on Health Measures to Prevent and Respond to International Spread of Diseases through Border Gateway dated February 18, 2021 (“Sub-Decree No. 28”).

•        Under Sub-Decree No. 37, employers of all enterprises were required to comply with cleaning and hygiene measures and social distancing measures.

In the event of failure to comply with the above obligations, the enterprises, would be subject to a warning and guidance from the authorities. Continued non-compliance could lead to monetary fines ranging from KHR2,000,000 (approximately USD500) to KHR10,000,000 (approximately USD2,500). In addition to this, the competent authorities might impose administrative penalties stipulated under the COVID-19 Law which is in conformity with Sub-Decree No. 37.

•        In conformity with Sub-Decree No. 27, quarantine shall apply to all Cambodian and foreigners traveling from abroad to Cambodia through all means, and any person that has direct or indirect contact with a person infected with COVID-19 or suspected to have COVID-19. Quarantine will take place at a quarantine center, or any other places as determined by the Ministry of Health or competent sub-national administration. Non-compliance or escaping from the quarantine place during the quarantine period can result in a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250).

•        Sub-Decree No. 28 was issued in order to curb the cross-border spread of COVID-19. Pursuant to this Sub-Decree, the passengers and drivers of transport vehicles shall adhere to control conducts by quarantine officers. Any escape or non-cooperative acts with the quarantine officers in implementing health measures or which does not fulfill prescribed formalities shall be subject to a fine from KHR1,000,000 (approximately USD250) to KHR5,000,000 (approximately USD1,250). Any person who initiates, directs, instructs, incites, persuades, or deliberately facilitates a passenger or driver of a transport vehicles to evade inspection or implementation of quarantine measures shall be subject to a fine from KHR10,000,000 (approximately USD2,500) to KHR50,000,000 (approximately USD12,500).

•        In the years following COVID-19, the Cambodian Government introduced certain strategic frameworks to help boost and revive the garment sector, and to mitigate the impacts felt by the pandemic. On December 22, 2021, the Cambodian Government officially launched the “Strategic Framework and Programmes for Economic Recovery in the Context of Living with COVID-19 in a New Normal 2021-2023”, tailored to strengthen the country’s socio-economic resilience and growth in the immediate-and-medium term. Subsequently, the Supreme National Economic Council released a “Development Strategy on Cambodia’s Garment, Footwear, and Bag Production Sector 2022-2027” in the following year on March 21, 2022, aiming to develop this sector into an industry that is environmentally sustainable and resilient, has high value-add, is highly competitive, and acts as a fundamental support for economic diversification by implementing various measures, for instance, improving working conditions and welfare for workers and promoting market diversification for exports of garment, footwear, and travel goods.

The Cambodian Government provided financial assistance to workers in the garment, footwear, travel goods, and bags sector, upon receipt of suspension of employment contract permits from MLVT. This included USD40 per month per person from June 2020 to December 2021 and supplemented by an additional USD30 per month from employers.

According to the World Health Organization (the “WHO”), the COVID-19 pandemic “has been on a downward trend” with immunity increasing due to increasing administration of vaccines globally. Whilst there are remaining uncertainties posted by the potential evolution of COVID-19, the WHO Director-General announced on May 5, 2023 that COVID-19 no longer constitutes a PHEIC and is now an established and ongoing health issue, concurring with the

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advice of the IHR Emergency Committee of the WHO. Notwithstanding such announcement, disruptions like general slowdown in economic conditions globally and volatility in the capital markets posed by COVID-19 are far-reaching and prevalent. The extent to which COVID-19 impacts our operating subsidiary’s business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiary’s ability to pursue its business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2024 and beyond.

CORPORATE INFORMATION

Our principal executive office is located at Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia. Our telephone number is +85523425205. Our registered office in the Cayman Islands is located at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website is www.kandalmv.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

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THE RESALE OFFERING

Below is a summary of the terms of the offering:-

Issuer:	Kandal M Venture Limited
Shares being offered by the Resale Shareholder:	968,750 Class A Ordinary Shares
Ordinary Shares being offered by us:	0 Class A Ordinary Share
Number of Ordinary Shares outstanding before the Resale Offering:	16,000,000 Ordinary Shares including 13,000,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares
Number of Ordinary Shares to be outstanding after the Resale Offering:

18,100,000 Ordinary Shares, including 15,100,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option

18,415,000 Ordinary Shares, including 15,415,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option

Use of proceeds:	We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Resale Shareholder named in this Resale Prospectus.

Unless otherwise indicated, all information contained in this Resale Prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 16,000,000 Ordinary Shares outstanding as of the date of this Resale Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Resale Shareholder.

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RESALE SHAREHOLDER

The following table sets forth the names of the Resale Shareholder, the number of Ordinary Shares owned by such Resale Shareholder immediately prior to the date of this Resale Prospectus and the number of Shares to be offered by the Resale Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Resale Shareholder as adjusted to reflect the assumed sale of all of the Shares offered under this Resale Prospectus.

Percentages of beneficial ownership before the Resale Offering are based on 16,000,000 Ordinary Shares outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the Resale Shareholder. Unless otherwise indicated and subject to community property laws where applicable, the Resale Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

The Resale Shareholders is not a broker dealer or an affiliate of a broker dealer. The Resale Shareholders has no agreement or understanding to distribute any of the Ordinary Shares being registered. The Resale Shareholder may offer for sale from time to time any or all of the Shares, subject to the agreements described in the “Resale Shareholders Plan of Distribution.” The table below assumes that the Resale Shareholders will sell all of the Shares offered for sale hereby:

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering		Percentage Ownership Prior to Offering	Percentage Voting Power Prior to Offering	Number of Class A Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering		Percentage Ownership After Offering(1)	Percentage Voting Power After Offering(1)
	Class A	Class B				Class A	Class B
DMD Venture Limited(2)	7,560,000	3,000,000	66.0%	92.55%	968,750	6,235,000	3,000,000	51.02%	88.2%

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(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Class A Ordinary Shares, or convertible or exercisable into our Class A Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Resale Shareholder named in the table has sole voting and investment power with respect to the Shares set forth opposite such shareholder’s name.

(2)      The address of DMD Venture Limited is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. DMD Venture Limited owns 66% of the issued Shares of the Company. 55% and 45% of the issued shares of DMD Venture Limited are legally and beneficially owned by Mr. Tai Wai David Miao and Mr. Duncan Miao, respectively. Mr. Tai Wai David Miao is Mr. Duncan Miao’s father. See “Principal Shareholders and The Selling Shareholders” in the Public Offering Prospectus for more information.

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RESALE SHAREHOLDER PLAN OF DISTRIBUTION

The Resale Shareholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholder may use any one or more of the following methods when disposing of Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Resale Shareholder to sell a specified number of such Shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Resale Shareholder, rather than under this Resale Prospectus. The Resale Shareholder have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Resale Shareholder may pledge their Shares to its broker under the margin provisions of customer agreements. If the Resale Shareholder default on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Resale Shareholder and any broker-dealers or agents that are involved in selling the Shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

The Resale Shareholder and any other persons participating in the sale or distribution of the Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Shares by, the Resale Shareholder or any other person. Furthermore, under Regulation M, persons engaged

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in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Resale Shareholder, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Resale Shareholder intends to sell any of the Shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the Resale Shareholder’s Shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Resale Shareholder, including details regarding any such transactions; and

•        in the event any of the securities offered by the Resale Shareholder are sold, transferred, assigned or hypothecated by any Resale Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Resale Shareholder.

If any of the Ordinary Shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Resale Shareholder will sell all or any portion of the Shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this Resale Prospectus. However, each Resale Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Resale Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

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KANDAL M VENTURE LIMITED

968,750 Class A Ordinary Shares

_________________________

RESALE PROSPECTUS

_________________________

, 2024

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until             , 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is            , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles of Association, which will become effective immediately upon completion of this offering, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

Pursuant to indemnification agreements, the form of which is filed as Exhibit [10.2] to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit [•] to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.  Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
DMD Venture Limited	March 21, 2024	13,000,000 Class A(1)	US$	130.00
DMD Venture Limited	March 21, 2024	2,999,990 Class B(1)	US$	30.00
DMD Venture Limited	May 29, 2024	10 Class B(2)		100 ordinary shares in Prospect Focus Limited

____________

(1)      On March 21, 2024, DMD Venture Limited (“DMD”) received 10 Class B ordinary shares from the Company’s share re-designation and reclassification. On the same day, DMD further subscribed for 13,000,000 Class A ordinary shares and 2,999,980 class B ordinary shares each at par value.

(2)      On May 29, 2024, Dumaine International Limited (“Dumaine”) entered into a share swap arrangement with PMV, in which, Dumaine transferred its entire 100 ordinary shares in Prospect Focus to PMV, in exchange for 10 Class B ordinary shares in the Company, which were issued to DMD as nominated by Dumaine as part of the reorganization.

Item 8.  Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9.  Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
2.1**	Share Swap Agreement between Dumaine International Limited and Padachi M Venture Limited, the Company, dated May 29, 2024
3.1**	Memorandum and Articles of Association, as currently in effect
3.2**	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1**	Specimen share certificate
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands’ tax matters (included in exhibit 5.1)
10.1**	Form of Director Appointment Agreement, by and between executive officers and the Registrant
10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3**	Form of Independent Director Offer Letter between the Registrant and its independent directors
10.4**	Lease Agreement entered by FMF Manufacturing Co., Ltd. with Prech Thorng regarding Padachi Village, Prek Ho Commune, Takhmao Town, Kandal Province, Kingdom of Cambodia dated January 2, 2017
10.5**	Management fees and share of directors remuneration agreement entered by Prospect Focus Ltd and Fashion Focus Manufacturing Limited dated April 1, 2021
10.6**	Facility letter entered by Prospect Focus Limited as one of the borrowers and Bank of Communications (Hong Kong) Limited as lender dated February 27, 2023
10.7**	Facility letter entered by Prospect Focus Limited as one of the borrowers and CTBC Bank Co., Ltd, Hong Kong Branch as lender dated May 23, 2023
21.1**	List of Subsidiaries
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Infinitus Law Corporation, a Singapore law firm
24.1**	Power of Attorney (included on signature page)
99.1**	Opinion of Sok Siphana & Associates regarding certain Cambodian law matters
99.2**	Opinion of Hastings & Co. regarding certain Hong Kong law matters
99.3**	Code of Business Conduct and Ethics
99.4**	Consent of Josephine Yan Yeung
99.5**	Consent of Hiu Ming Eddie Leung
99.6**	Consent of Man Ying Angela Yung
99.7**	Form of Audit Committee Charter
99.8**	Form of Nominating and Corporate Governance Committee Charter
99.9**	Form of Compensation Committee Charter
107**	Filing Fee Table

____________

**      Filed herewith

*        To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 23, 2024.

Kandal M Venture Limited
By:	/s/ Duncan Miao
Name:	Duncan Miao
Title:	Chairman of the Board of Directors

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Duncan Miao and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Duncan Miao	Director and Chairman of the Board of Directors	October 23, 2024
Name: Duncan Miao	(Principal Executive Officer)
/s/ Ngee Woon Lim	Chief Executive Officer and Director	October 23, 2024
Name: Ngee Woon Lim
/s/ Yi Feng Kwok	Chief Financial Officer	October 23, 2024
Name: Yi Feng Kwok	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Kandal M Venture Limited has signed this registration statement or amendment thereto in New York, New York, on October 23, 2024.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.